                                                                  EXECUTION COPY

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                                CREDIT AGREEMENT

                           DATED AS OF APRIL 29, 1996

                                      AMONG

                              IMO INDUSTRIES INC.,

                                   AS BORROWER

                                   VARO INC.,

                                  AS GUARANTOR

                               WARREN PUMPS INC.,

                                  AS GUARANTOR

                                       AND

                       THE INSTITUTIONS FROM TIME TO TIME
                             PARTY HERETO AS LENDERS

                       THE INSTITUTIONS FROM TIME TO TIME
                          PARTY HERETO AS ISSUING BANKS

                                       AND

                               CITICORP USA, INC.,
                                    AS AGENT

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
                                TABLE OF CONTENTS

                                                                               Page
                                                                               ----
                                     ARTICLE I
                                    DEFINITIONS.............................     1

1.01.  Certain Defined Terms................................................     1
1.02.  Computation of Time Periods..........................................    39
1.03.  Accounting Terms.....................................................    40
1.04.  Other Definitional Provisions........................................    40
1.05.  Other Terms..........................................................    40

                                    ARTICLE II
                            AMOUNTS AND TERMS OF LOANS......................    40

2.01.  The Term Loans.......................................................    40
2.02.  Revolving Credit Facility............................................    43
2.03.  Swing Loans..........................................................    45
2.04.  Letters of Credit....................................................    48
2.05.  Promise to Repay; Evidence of Indebtedness...........................    56
2.06.  Authorized Officers and Agents.......................................    56

                                    ARTICLE III
                             PAYMENTS AND PREPAYMENTS.......................    57

3.01.  Prepayments; Reductions in Commitments...............................    57
3.02.  Payments.............................................................    61
3.03.  Taxes................................................................    65
3.04.  Increased Capital....................................................    70
3.05.  Cash Management......................................................    71

                                    ARTICLE IV
                                 INTEREST AND FEES..........................    72

4.01.  Interest on the Loans and Other Obligations..........................    72
4.02.  Special Provisions Governing Eurodollar Rate
       Loans................................................................    75
4.03.  Fees.................................................................    79

                                     ARTICLE V
                     CONDITIONS TO LOANS AND LETTERS OF CREDIT..............    80

5.01.  Conditions Precedent to the Initial Loans and
       Letters of Credit....................................................    80

5.02.  Conditions Precedent to All Subsequent
       Revolving Loans, Swing Loans and Letters of
       Credit...............................................................    83

                                    ARTICLE VI
                          REPRESENTATIONS AND WARRANTIES....................    84
6.01.  Representations and Warranties of the Borrower.......................    84

                                    ARTICLE VII
                                REPORTING COVENANTS.........................    98

7.01.  Financial Statements.................................................    98
7.02.  Events of Default; Changes in Credit Ratings.........................   100
7.03.  Lawsuits.............................................................   100
7.04.  Insurance............................................................   101
7.05.  ERISA Notices........................................................   101
7.06.  Environmental Notices................................................   103
7.07.  Labor Matters........................................................   104
7.08.  Government Contracts.................................................   104
7.09.  Public Filings and Reports...........................................   104
7.10.  Subordinated Notes...................................................   104
7.11.  Other Information....................................................   104

                                   ARTICLE VIII
                               AFFIRMATIVE COVENANTS........................   105

8.01.  Corporate Existence, Etc.............................................   105
8.02.  Corporate Powers; Conduct of Business, Etc...........................   105
8.03.  Compliance with Laws, Etc............................................   105
8.04.  Payment of Taxes and Claims; Tax Consolidation.......................   105
8.05.  Insurance............................................................   106
8.06.  Inspection of Property; Books and Records;
       Discussions..........................................................   107
8.07.  Insurance and Condemnation Proceeds..................................   107
8.08.  ERISA Compliance.....................................................   108
8.09.  Foreign Employee Benefit Plan Compliance.............................   108
8.10.  Establishment of Lockbox Accounts; Maintenance
       of Property..........................................................   109
8.11.  Condemnation.........................................................   109
8.12.  Future Liens on Real Property........................................   109
8.13.  Landlord Waivers.....................................................   110
8.14.  Environmental Compliance.............................................   110
8.15.  Government Contracts.................................................   110
8.16.  Post-Closing Matters.................................................   111

                                    ARTICLE IX
                                NEGATIVE COVENANTS..........................   111

9.01.  Indebtedness.........................................................   111
9.02.  Sales of Assets......................................................   113
9.03.  Liens................................................................   115
9.04.  Investments..........................................................   116
9.05.  Accommodation Obligations............................................   118
9.06.  Restricted Junior Payments...........................................   119

9.07.   Conduct of Business; Subsidiaries;
        Acquisitions........................................................  119
9.08.   Transactions with Shareholders and Affiliates.......................  120
9.09.   Restriction on Fundamental Changes..................................  120
9.10.   Sales and Leasebacks................................................  120
9.11.   Margin Regulations; Securities Laws.................................  121
9.12.   ERISA...............................................................  121
9.13.   Issuance of Capital Stock...........................................  122
9.14.   Constituent Documents...............................................  122
9.15.   Fiscal Year.........................................................  122
9.16.   Cancellation of Debt; Prepayment; Certain
        Amendments..........................................................  122
9.17.   Cash Management.....................................................  122
9.18.   Environmental Matters...............................................  123
9.19.   Unrestricted Subsidiary.............................................  123
9.20.   No New Restrictions on Subsidiary Dividends.........................  123

                                      ARTICLE X
                                 FINANCIAL COVENANTS........................  123

10.01.  Minimum Consolidated Net Worth......................................  123
10.02.  Minimum Fixed Charge Coverage Ratio.................................  125
10.03.  Minimum Interest Coverage Ratio.....................................  125
10.04.  Maximum Capital Expenditures........................................  126
10.05.  Maximum Permitted Senior Debt Ratio.................................  127
10.06.  Maximum Permitted Total Debt Ratio..................................  128

                                     ARTICLE XI
                       EVENTS OF DEFAULT; RIGHTS AND REMEDIES...............  128

11.01.  Events of Default...................................................  128
11.02.  Rights and Remedies.................................................  132
11.03.  The Cash Collateral Account.........................................  133

                                     ARTICLE XII
                                     GUARANTIES.............................  135

12.01.  Guaranties..........................................................  135
12.02.  Authorization; Other Agreements.....................................  136
12.03.  Guaranty Absolute and Unconditional.................................  138
12.04.  Waivers.............................................................  139
12.05.  Reliance............................................................  139
12.06.  Waiver of Subrogation and Contribution Rights.......................  139
12.07.  Subordination.......................................................  140
12.08.  Default; Remedies...................................................  141
12.09.  Irrevocability......................................................  141
12.10.  Limitation on Guaranteed Amounts....................................  142
12.11.  Certain California Law Matters......................................  142

                                    ARTICLE XIII
                                      THE AGENT.............................  143

13.01.  Appointment.........................................................  143
13.02.  Nature of Duties....................................................  144
13.03.  Rights, Exculpation, Etc............................................  144
13.04.  Reliance............................................................  145
13.05.  Indemnification.....................................................  145
13.06.  Citicorp Individually...............................................  146
13.07.  Successor Agent; Resignation of Agent...............................  146
13.08.  Relations Among Lenders.............................................  147
13.09.  Concerning the Collateral and the Loan
        Documents...........................................................  147

                                     ARTICLE XIV
                                    MISCELLANEOUS...........................  150

14.01.  Assignments.........................................................  150
14.02.  Expenses............................................................  154
14.03.  Indemnity...........................................................  155
14.04.  Change in Accounting Principles.....................................  156
14.05.  Setoff..............................................................  157
14.06.  Ratable Sharing.....................................................  157
14.07.  Amendments and Waivers..............................................  158
14.08.  Notices.............................................................  159
14.09.  Survival of Warranties and Agreements...............................  160
14.10.  Failure or Indulgence Not Waiver; Remedies
        Cumulative..........................................................  160
14.11.  Marshalling; Payments Set Aside.....................................  160
14.12.  Severability........................................................  160
14.13.  Headings............................................................  161
14.14.  Governing Law.......................................................  161
14.15.  Limitation of Liability.............................................  161
14.16.  Successors and Assigns..............................................  161
14.17.  Certain Consents and Waivers........................................  161
14.18.  Counterparts; Effectiveness; Inconsistencies........................  162
14.19.  Limitation on Agreements............................................  163
14.20.  Confidentiality.....................................................  163
14.21.  Entire Agreement....................................................  163

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
                                    EXHIBITS

Exhibit A         --   Form of Assignment and Acceptance

Exhibit B         --   Form of Lockbox Agreement

Exhibit C         --   Form of Notice of Borrowing

Exhibit D         --   Form of Notice of Continuation/Conversion

Exhibit E         --   List of Closing Documents

Exhibit F         --   Form of Officer's Certificate to Accompany Reports

                                    SCHEDULES

Schedule 1.01.1       --      Lender's Commitments as of the Closing Date

Schedule 1.01.3       --      Permitted Existing Accommodation Obligations

Schedule 1.01.4       --      Permitted Existing Indebtedness

Schedule 1.01.5       --      Permitted Existing Investments

Schedule 1.01.6       --      Permitted Existing Liens

Schedule 1.01.10      --      Permitted Existing Surety Bonds

Schedule 1.01.13      --      Non-Operating Assets

Schedule 2.04-K       --      Existing Letters of Credit

Schedule 6.01-C       --      Authorized, Issued and Outstanding Capital Stock;
                              Subsidiaries

Schedule 6.01-D       --      Conflicts with Contractual Obligations and
                              Requirements of Laws

Schedule 6.01-E       --      Governmental Consents

Schedule 6.01-I       --      Litigation; Adverse Effects

Schedule 6.01-O       --      Environmental Matters

Schedule 6.01-P       --      ERISA Matters

Schedule 6.01-R       --      Labor Matters

Schedule 6.01-U       --      Patents, Trademarks and Permits; Government
                              Approvals

Schedule 6.01-V       --      Assets and Properties

Schedule 6.01-W       --      Insurance

Schedule 6.01-Y       --      Transactions with Affiliates

Schedule 6.01-AA      --      Lockbox Banks; Bank Accounts

Schedule 6.01-BB      --      Government Contracts

Schedule 9.09         --      Fundamental Changes

Schedule 9.18         --      Bank Accounts

                                                                  EXECUTION COPY

                                CREDIT AGREEMENT

         This Credit Agreement dated as of April 29, 1996 (as amended, supplemented or otherwise modified from time to time, this "Agreement") among Imo Industries Inc., a Delaware corporation (with its successors and permitted assigns, the "Borrower"), Varo Inc., a Texas corporation and a direct wholly owned subsidiary of the Borrower (with its successors and permitted assigns, "Varo"), Warren Pumps Inc., a Delaware corporation and a direct wholly owned subsidiary of the Borrower (with its successors and permitted assigns, "Warren Pumps"; together with Varo, the "Guarantors"), the institutions from time to time party hereto as Lenders (whether by execution of this Agreement or an Assignment and Acceptance), the institutions from time to time party hereto as Issuing Banks (whether by execution of this Agreement or an Assignment and Acceptance), and Citicorp USA, Inc., a Delaware corporation, in its capacity as agent and collateral agent for the Lenders and the Issuing Banks (with its successors in such capacity, the "Agent").

                                    ARTICLE I

                                   DEFINITIONS

         1.01. Certain Defined Terms. In addition to the terms defined above, the following terms used herein shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

         "A Term Loan" is defined in Section 2.01(a).

         "A Term Loan Commitment" means, with respect to any Lender, the obligation of such Lender to make A Term Loans pursuant to the terms and conditions hereof, and which shall not exceed the principal amount set forth opposite such Lender's name under the heading "A Term Loan Commitment" on
Schedule 1.01.1 or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms hereof or to give effect to any applicable Assignment and Acceptance, and "A Term Loan Commitments" means the aggregate principal amount of the A Term Loan Commitments of all the A Term Loan Lenders, the maximum aggregate principal amount of which shall not exceed $25,000,000, as reduced from time to time pursuant to the terms hereof.

         "A Term Loan Lender" is defined in Section 2.01(a).

         "A Term Loan Notes" means notes evidencing the Borrower's obligation to repay the A Term Loans.

         "A Term Loan Pro Rata Share" means, with respect to any Lender, (i) prior to the Closing Date, the percentage obtained by dividing (A) such Lender's A Term Loan Commitment at such time by (B) the aggregate amount of all A Term Loan Commitments at such time; and (ii) on and after the Closing Date, the percentage obtained by dividing (x) the outstanding principal amount of such Lender's A Term Loans by (y) the aggregate outstanding principal amount of all A Term Loans.

         "Accommodation Obligation", means any Contractual Obligation, contingent or otherwise, of one Person with respect to any Indebtedness, obligation or liability of another, if the primary purpose or intent thereof by the Person incurring the Accommodation Obligation is to provide assurance to the obligee of such Indebtedness, obligation or liability of another that such Indebtedness, obligation or liability shall be paid or discharged, or that any agreements relating thereto shall be complied with, or that the holders thereof shall be protected (in whole or in part) against loss in respect thereof. Accommodation Obligations of a Person include, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co- making, discounting with recourse or sale with recourse by such Person of an obligation of another Person, and (b) any liability of such Person for an obligation of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement,
(iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such obligation or to assure the holder of such obligation against loss, or (v) to supply funds to or in any other manner invest in such other Person (including, without limitation, to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii),
(iii), (iv) or (v) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Accommodation Obligation shall be only the amount of the primary obligation so guaranteed or otherwise supported.

         "Affiliate" of any specified Person means any other Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock or other equity interest of such specified Person or
(iii) of which 5% or more of the Voting Stock or other equity interest is beneficially owned or held by such specified Person or a Subsidiary of such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" is defined in the preamble hereto and shall include any successor Agent appointed pursuant to Section 13.07.

         "Agent's Account" means the Agent's account number 3885 8061 (re:
Citicorp USA, Inc. Concentration Account) maintained at the office of Citibank at 399 Park Avenue, New York, New York 10043, or such other deposit account as the Agent may from time to time specify in writing to the Borrower and the Lenders.

         "Alternative Currency" means lawful currency other than Dollars which is freely convertible into Dollars.

         "Applicable Base Rate Margin" means as of any date (i) with respect to the Revolving Credit Obligations and the A Term Loans, one percent (1.00%) per annum and (ii) with respect to the B Term Loans and the C Term Loans, one and one-half percent (1.50%) per annum; provided that (A) on the 45th day after the end of any fiscal quarter of any Fiscal Year ending after both the first anniversary of the Closing Date and the repayment of at least $35,000,000 in principal amount of the Term Loans from the payment of scheduled installments of the B Term Loans and Net Cash Proceeds arising from the sale of assets, the Applicable Base Rate Margin for Revolving Credit Obligations and the A Term Loans shall be the rate per annum on the pricing grid set forth below determined by reference to the Interest Coverage Ratio for such fiscal quarter and (B) the Applicable Base Rate Margin for B Term Loans for any date shall be increased by
(x) one quarter of one percent (0.25%) per annum on any date from and after April 30, 1997 and (y) an additional one quarter of one percent (0.25%) per annum on any date from and after the first day of each three-month period ending after April 30, 1997, not to exceed six such increases:

                                  PRICING GRID

                                                           Applicable
      Interest Coverage Ratio                           Base Rate Margin
      -----------------------                           ----------------
less than                     2.00 to 1                       1.25%

greater than or equal to      2.00 to 1                       1.00%
but less than                 2.50 to 1

greater than or equal to      2.50 to 1                       0.75%
but less than                 3.00 to 1

greater than or equal to      3.00 to 1                       0.50%

         "Applicable Eurodollar Rate Margin" means as of any date (i) with respect to the Revolving Credit Obligations and the A Term Loans, two and one-half percent (2.50%) per annum and (ii) with respect to the B Term Loans and the C Term Loans, three percent (3.00%) per annum; provided that (A) on the 45th day after the end of any fiscal quarter of any Fiscal Year ending after both the first anniversary of the Closing Date and the repayment of at least $35,000,000 in principal amount of the Term Loans from the payment of scheduled installments of the B Term Loans and Net Cash Proceeds arising from the sale of assets, the Applicable Eurodollar Rate Margin for Revolving Credit Obligations and the A Term Loans shall be the rate per annum on the pricing grid set forth below determined by reference to the Interest Coverage Ratio for such fiscal quarter and (B) the Applicable Eurodollar Rate Margin for B Term Loans for any date shall be increased by (x) one quarter of one percent (0.25%) per annum on any date from and after April 30, 1997 and (y) an additional one quarter of one percent (0.25%) per annum on any date from and after the first day of each three-month period ending after April 30, 1997, not to exceed six such increases:

                                  PRICING GRID

                                                               Applicable
       Interest Coverage Ratio                           Eurodollar Rate Margin
       -----------------------                           ----------------------
less than                      2.00 to 1                          2.75%

greater than or equal to       2.00 to 1                          2.50%
but less than                  2.50 to 1

greater than or equal to       2.50 to 1                          2.25%
but less than                  3.00 to 1

greater than or equal to       3.00 to 1                          2.00%

         "Applicable Lending Office" means, with respect to a particular Lender, its Eurodollar Lending Office in respect of provisions relating to Eurodollar Rate Loans and its Domestic Lending Office in respect of provisions relating to Base Rate Loans.

         "Assignment and Acceptance" means an Assignment and Acceptance in substantially the form of Exhibit A attached hereto and made a part hereof (with blanks appropriately completed) delivered to the Agent in connection with an assignment of a Lender's interest hereunder in accordance with the provisions of
Section 14.01.

         "Assignment of Claims Act" has the meaning ascribed to such term in
Section 8.15.

         "Availability Reserves" means, at any time, (x) an amount (not less than zero) equal to twenty-five percent (25%) of the aggregate amount of all Unsupported Surety Bonds then outstanding less $2,500,000, plus (y) as of ten
(10) days after the date of written notice of any determination thereof to the Borrower by the Agent, such amounts as the Agent, in the exercise of its sole discretion exercised in a commercially reasonable manner, may from time to time establish against the Revolving Credit Availability in order either (i) to preserve the value of, or the Agent's Lien on, the Collateral or (ii) to ensure the availability of cash sufficient to meet certain future liabilities of the Borrower.

         "B Term Loan" is defined in Section 2.01(b).

         "B Term Loan Commitment" means, with respect to any Lender, the obligation of such Lender to make B Term Loans pursuant to the terms and conditions hereof, and which shall not exceed the principal amount set forth opposite such Lender's name under the heading "B Term Loan Commitment" on
Schedule 1.01.1 or
the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms hereof or to give effect to any applicable Assignment and Acceptance, and "B Term Loan Commitments" means the aggregate principal amount of the B Term Loan Commitments of all the B Term Loan Lenders, the maximum aggregate principal amount of which shall not exceed $35,000,000, as reduced from time to time pursuant to the terms hereof.

         "B Term Loan Lender" is defined in Section 2.01(b).

         "B Term Loan Notes" means notes evidencing the Borrower's Obligation to repay the B Term Loans.

         "B Term Loan Pro Rata Share" means, with respect to any Lender, (i) prior to the Closing Date, the percentage obtained by dividing (A) such Lender's B Term Loan Commitment at such time by (B) the aggregate amount of all B Term Loan Commitments at such time; and (ii) on and after the Closing Date, the percentage obtained by dividing (x) the outstanding principal amount of such Lender's B Term Loans by (y) the aggregate outstanding principal amount of all B Term Loans.

         "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. SectionSection 101 et seq.), as amended from time to time, and any successor statute.

         "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

         (i) the rate of interest announced publicly by Citibank in New York, New York from time to time, as Citibank's base rate; and

         (ii) the sum (adjusted to the nearest one quarter of one percent (0.25%) or, if there is no nearest one quarter of one percent (0.25%), to the next higher one quarter of one percent (0.25%)) of (A) one half of one percent (0.50%) per annum plus (B) the rate per annum obtained by dividing
     (I) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday (or, if such day is not a Business Day, on the next preceding Business Day) by Citibank on the basis of such rates reported by certificate of deposit dealers to, and published by, the Federal Reserve Bank of New York, or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three (3) New York certificate of deposit dealers of recognized standing selected by Citibank, by (II) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities which consist of or which include (among other liabilities) three-month Dollar nonpersonal time deposits in the United States plus (C) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits of Citibank in the United States; and

         (iii) the sum of (A) one half of one percent (0.50%) per annum plus (B) the Federal Funds Rate in effect from time to time during such period.

         "Base Rate Loans" means all Loans which bear interest at a rate determined by reference to the Base Rate as provided in Section 4.01(a).

         "Benefit Plan" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan or a Foreign Pension Plan) in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

         "Blockage Notice" is defined in Section 11.03(c).

         "Borrower's Projections" means the financial projections prepared by the management of the Borrower with respect to the Borrower and its Subsidiaries on a consolidated basis and on a monthly basis for Fiscal Year 1996 and on an annual basis for Fiscal Years 1997 through 2002, delivered by the Borrower to the Lenders on or prior to the Closing Date.

         "Borrowing" means a borrowing consisting of Loans of the same type made on the same day.

         "Business Day" means a day, in the applicable local time, which is not a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or other governmental action to close (i) in New York, New York or (ii) in the case of Eurodollar Rate Loans, in London, England or (iii) in the case of Letter of Credit transactions for a particular Issuing

Bank, in the place where its office for issuance or administration of the pertinent Letter of Credit is located.

         "C Term Loan" is defined in Section 2.01(c).

         "C Term Loan Commitment" means, with respect to any Lender, the obligation of such Lender to make C Term Loans pursuant to the terms and conditions hereof, and which shall not exceed the principal amount set forth opposite such Lender's name under the heading "C Term Loan Commitment" on
Schedule 1.01.1 or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms hereof or to give effect to any applicable Assignment and Acceptance, and "C Term Loan Commitments" means the aggregate principal amount of the C Term Loan Commitments of all the C Term Loan Lenders, the maximum aggregate principal amount of which shall not exceed $45,000,000, as reduced from time to time pursuant to the terms hereof.

         "C Term Loan Lender" is defined in Section 2.01(c).

         "C Term Loan Notes" means notes evidencing the Borrower's obligation to repay the C Term Loans.

         "C Term Loan Pro Rata Share" means, with respect to any Lender, (i) prior to the Closing Date, the percentage obtained by dividing (A) such Lender's C Term Loan Commitment at such time by (B) the aggregate amount of all C Term Loan Commitments at such time; and (ii) on and after the Closing Date, the percentage obtained by dividing (x) the outstanding principal amount of such Lender's C Term Loans by (y) the aggregate outstanding principal amount of all C Term Loans.

         "Capital Expenditures" means, for any period, the aggregate of all expenditures (whether payable in cash or other Property or accrued as a liability (but without duplication)) during such period that, in conformity with GAAP, are required to be included in or reflected by the Borrower's or any of its Subsidiaries' fixed asset accounts as reflected in any of their respective balance sheets; provided, however, (i) Capital Expenditures shall include, whether or not such a designation would be in conformity with GAAP, (A) that portion of Capital Leases which is incurred and capitalized during such period on the consolidated balance sheet of the Borrower and its Subsidiaries and (B) expenditures for Equipment which is purchased simultaneously with the trade-in of existing Equipment owned by the Borrower or any of its Subsidiaries, to the extent the gross purchase price of the purchased Equipment exceeds the actual trade-in value of the Equipment being traded in at such time; and (ii) Capital Expenditures shall exclude, whether or not such a designation would be in conformity with GAAP, expenditures made in connection with the replacement or restoration of Property, to the extent reimbursed or financed from insurance or condemnation proceeds and permitted pursuant to Section 8.07.

         "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

         "Capital Stock", with respect to any Person, means any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights or participations with respect thereto and other equivalents or interests in equity of such Person.

         "Cash Collateral" means cash or Cash Equivalents held by the Agent, any of the Issuing Banks or any of the Lenders as security for the Obligations.

         "Cash Collateral Account" means account number 4065 1094 of the Borrower at Citibank's offices in New York, New York into which certain cash proceeds of Collateral may be transferred in accordance with Section 3.05.

         "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Corporation (or its successors) or P-1 (or better) by Moody's Investors Service, Inc. (or its successors); (iii) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A- 1 (or better) by Standard & Poor's Corporation (or its successors) or P-1 (or better) by Moody's Investors Service, Inc. (or its successors); (iv) marketable direct obligations of any State of the United States of America or any political subdivision of any such State given on the date of such investment the highest credit rating by Moody's Investor Service, Inc. (or its successors) or Standard & Poor's Corporation (or its successors); and (v) reverse purchase agreements covering obligations of the type specified in clause (i); provided, that the maturities of any such Cash Equivalents referred to in clauses (i) through (v) shall not exceed one hundred eighty (180) days from the date any such Cash Equivalents are acquired by the Borrower or any of its Subsidiaries.

         "Cash Flow Period" means the period from May 1, 1996 through the end of Fiscal Year 1996 and, thereafter, as separate periods, each subsequent Fiscal Year of the Borrower.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. SectionSection9601 et seq., any amendments thereto, any successor statutes, and any regulations or legally enforceable guidance promulgated thereunder.

         "CERCLIS" is defined in Section 6.01(o).

         "Change of Control" means (i) any person or group of persons (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act) shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated by the Securities and Exchange Commission under the Exchange Act, except that such person shall be deemed to have beneficial ownership of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 35% or more of the outstanding Capital Stock of the Borrower or (ii) during any period of two consecutive calendar years, individuals who were directors of the Borrower on the first day of such period (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of 66 2/3% of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease to constitute a majority of the board of directors of the Borrower for any reason.

         "Citibank" means Citibank, N.A., a national banking association, and its successors.

         "Citicorp" means Citicorp USA, Inc., a Delaware corporation.

         "Claim" means any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

         "Closing Date" means the date on which the A Term Loans, the B Term Loans and the C Term Loans are advanced hereunder, but in no event shall such date be later than May 31, 1996.

         "Collateral" means all Property and interests in Prop- erty now owned or hereafter acquired by the Borrower or any of its Subsidiaries upon which a Lien is granted under any of the Loan Documents.

         "Commercial Letter of Credit" means any documentary letter of credit issued by an Issuing Bank pursuant to Section 2.04 for the account of the Borrower, which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Borrower in the ordinary course of its business.

         "Commitment" means, with respect to any Lender, the obligation of such Lender, as the case may be, to make A Term Loans, B Term Loans, C Term Loans or Revolving Loans and to participate in Letters of Credit and Swing Loans pursuant to the terms and conditions hereof, which obligation shall not exceed the principal amount set forth opposite such Lender's name under the heading "Aggregate Commitment" on Schedule 1.01.1 or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms hereof or to give effect to any applicable Assignment and Acceptance, and "Commitments" means the aggregate principal amount of the Commitments of all the Lenders, the maximum amount of which shall not exceed a principal amount of $175,000,000, as reduced from time to time pursuant to the terms hereof.

         "Compliance Certificate" is defined in Section 7.01(c).

         "Consolidated Cash Interest Expense" means, for any period on a consolidated basis for any Person and its Subsidiaries, all of the following as determined in conformity with GAAP, (i) total interest expense, whether paid or accrued (without duplication) (including the interest component of Capital Lease obligations for such period), including, without limitation, all bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Contracts, but excluding, however,
(x) amortization of discount, (y) interest paid in property other than cash and
(z) any other interest expense not payable in cash, minus (ii) any net payments received during such period under Interest Rate Contracts and any interest income received in cash and Cash Equivalents in respect of Investments.

         "Consolidated Fixed Charges" means, for any period on a consolidated basis for any Person and its Subsidiaries, the sum of the amounts for such period of (i) Consolidated Cash Interest Expense of such Person and its Subsidiaries and (ii) scheduled payments of principal on Indebtedness of such Person and its Subsidiaries (including, without limitation, the principal component of Capital Lease obligations and, in the case of the Borrower, the Term Loans).

         "Consolidated Net Income" means, for any period on a consolidated basis for any Person and its Subsidiaries, the consolidated net income (or loss) of such Person and its Subsidiaries after taxes for such period taken as a single accounting period, determined in conformity with GAAP.

         "Consolidated Net Worth" means, with respect to any Person, at any time, (i) consolidated stockholders' equity of such Person and its consolidated Subsidiaries, determined in accordance with GAAP, plus (ii) any minimum pension liability adjustment applicable to such Person in accordance with GAAP plus
(iii) any negative (or minus any positive) cumulative foreign currency translation adjustments applicable to such Person in accordance with GAAP; provided that, in calculating Consolidated Net Worth for purposes of Section 10.01, there shall be excluded any increase or decrease in Consolidated Net Worth resulting from either (x) the sale of Discontinued Operations or the Non-Operating Assets or (y) the IIC Reinstatement.

         "Constituent Document" means, with respect to any entity, (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such entity, (ii) the by-laws (or the equivalent governing documents) of such entity and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such entity's Capital Stock.

         "Contaminant" means any pollutant, hazardous substance, radioactive substance, toxic substance, hazardous waste, radioactive waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any hazardous or toxic constituent thereof, as these terms are defined under Environmental, Health or Safety Requirements of Law.

         "Contractual Obligation", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound or subject.

         "Credit Obligations" means, at any particular time, the sum of (i) the Revolving Credit Obligations at such time, plus (ii) the outstanding principal amount of the A Term Loans at such time, plus (iii) the outstanding principal amount of the B Term Loans at such time, plus (iv) the outstanding principal amount of the C Term Loans at such time.

         "Cure Loans" is defined in Section 3.02(b)(v).

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

         "Currency Agreement Exposure" means, at any time and from time to time, an aggregate amount equal to one hundred and ten percent (110%) of the then current market value (determined by Citibank in accordance with Citibank's customary practices) of each Currency Agreement to which the Borrower is a party for the remaining term and notional amount of such Currency Agreement, disregarding any Currency Agreement with respect to which such then current market value to the Borrower is positive; provided, however, that if (i) the Borrower is a party to (x) a Currency Agreement providing for the Borrower's purchase of a particular currency and (y) a similar Currency Agreement with the same counterparty providing for the sale of such currency and (ii) the Borrower and such counterparty have entered into a netting agreement in form and substance satisfactory to the Agent with respect to such Currency Agreements, then the then current market values (determined by Citibank in accordance with Citibank's customary practices) of such Currency Agreements shall be netted against one another in determining the Borrower's aggregate Currency Agreement Exposure (it being understood and agreed that if any such netting of Currency Agreements results in a positive net current market value to the Borrower, such net current market value shall be disregarded in the calculation of the Borrower's aggregate Currency Agreement Exposure).

         "Customary Permitted Liens" means Liens (other than Environmental Liens and Liens in favor of the PBGC)

         (i) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

         (ii) of landlords arising by statute and Liens of suppliers, mechanics, carriers, materialmen, warehouse- men or workmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

         (iii) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal, customs and performance bonds; provided that all such Liens do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's assets or Property or materially impair the use thereof in the operation of the Borrower's and its Subsidiaries' businesses;

         (iv) arising as a result of progress payments or otherwise under Government Contracts;

         (v) arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of Real Property which do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

         (vi) leases or subleases of Real Property approved by the Agent or otherwise permitted under this Agreement; and

         (vii) constituting the filing of notice financing statements of a lessor's rights in and to personal property leased to the Borrower in the ordinary course of the Borrower's business.

         "Decision Period" is defined in Section 8.07.

         "Default" means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

         "Disbursement Account" means account number 4065 1107 of the Borrower at Citibank, or such other bank account as shall subsequently be designated as the Disbursement Account by the Borrower by notice to the Agent.

         "Discontinued Operations" means Roltra-Morse S.p.A. and Varo's electronic systems division.

         "DOL" means the United States Department of Labor and any successor department or agency.

         "Dollars" and "$" mean the lawful money of the United States.

         "Dollar Equivalent" means, with respect to any Alternative Currency at the time of determination thereof, the equivalent of such currency in Dollars determined at the rate of exchange quoted by the Agent in New York, New York at 11:00 a.m. (New York time) on the date of determination, to prime banks in

New York for the spot purchase in the New York foreign exchange market of such amount of Dollars with such Alternative Currency.

         "Domestic Lending Office" means, with respect to any Lender, such Lender's office, located in the United States, specified as the "Domestic Lending Office" under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other United States office of such Lender as it may from time to time specify by written notice to the Borrower and the Agent.

         "EBITDA" means, for any period on a consolidated basis for any Person and its Subsidiaries, (i) the sum of the amounts for such period for such Person and its Subsidiaries on a consolidated basis of (A) Consolidated Net Income, (B) depreciation, amortization expense and other non-cash charges, (C) Consolidated Cash Interest Expense, (D) charges for federal, state, local and foreign income taxes, (E) extraordinary losses and, in the case of the Borrower, losses arising from the sale of the Discontinued Operations and the Non-Operating Assets and any charge resulting from the IIC Reinstatement, in each case to the extent the same have been included in the determination of Consolidated Net Income and (F) net income (if any) of less than wholly-owned Subsidiaries which has been attributed to minority interests in accordance with GAAP, minus (ii) the sum of the amounts for such period for such Person and its Subsidiaries on a consolidated basis of (A) extraordinary gains and, in the case of the Borrower, gains arising from the sale of the Discontinued Operations and the Non-Operating Assets, in each case to the extent the same have been included in the determination of Consolidated Net Income for such period and (B) net loss (if any) of less than wholly-owned Subsidiaries which has been attributed to minority interests in accordance with GAAP.

         "Eligible Assignee" means (i) a Lender or any Affiliate thereof; (ii) a commercial bank having total assets in excess of $500,000,000; (iii) a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Agent, which is regularly engaged in making, purchasing or investing in loans and having or managing total assets in excess of $500,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States or any state thereof which has a net worth, determined in accordance with GAAP, in excess of $250,000,000; or (v) a finance company, insurance company, bank, other financial institution or fund reasonably acceptable to the Agent and the Borrower.

         "Environmental, Health or Safety Requirements of Law" means all Requirements of Law derived from or relating to federal, state and local laws or regulations relating to or addressing the environment, health or safety, including but not limited to any law, regulation, or order relating to the use, handling, or disposal of any Contaminant, any law, regulation, or order relating to Remedial Action and any law, regulation, or order relating to workplace or worker safety and health, and such Requirements as are promulgated by the specifically authorized Governmental Authority responsible for administering such Requirements, each as from time to time hereafter in effect.

         "Environmental Lien" means a Lien in favor of any Governmental Authority for any (i) liabilities under any Environmental, Health or Safety Requirements of Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "Environmental Property Transfer Acts" means any applicable Requirement of Law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any Property or the transfer, sale or lease of any Property or deed or title for any Property for environmental reasons, including, but not limited to, any so-called "Industrial Site Recovery Act", "Environmental Cleanup Responsibility Act" or "Responsible Property Transfer Act".

         "Equipment" means, with respect to any Person, all of such Person's present and future (i) equipment, including, without limitation, machinery, manufacturing, distribution, selling, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures,
(ii) other tangible personal Property (other than such Person's Inventory), and
(iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

         "ERISA Affiliate" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrower, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Borrower, and (iii) member of the same affiliated service group (within the meaning of section 414(m) of the Internal Revenue Code) as the Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause
(ii) above.

         "Eurodollar Affiliate" means, with respect to each Lender, the Affiliate of such Lender (if any) set forth below such Lender's name under the heading "Eurodollar Affiliate" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such Affiliate of a Lender as it may from time to time specify by written notice to the Borrower and the Agent.

         "Eurodollar Interest Payment Date" means (i) with respect to any Eurodollar Rate Loan, the last day of each Eurodollar Interest Period applicable to such Loan and (ii) with respect to any Eurodollar Rate Loan having a Eurodollar Interest Period in excess of three (3) calendar months, the last day of each three (3) calendar month interval during such Eurodollar Interest Period.

         "Eurodollar Interest Period" is defined in Section 4.02(b).

         "Eurodollar Interest Rate Determination Date" is defined in Section 4.02(c).

         "Eurodollar Lending Office" means, with respect to any Lender, the office or offices of such Lender (if any) set forth below such Lender's name under the heading "Eurodollar Lending Office" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such office or offices of such Lender as it may from time to time specify by written notice to the Borrower and the Agent.

         "Eurodollar Rate" shall mean, with respect to any Eurodollar Interest Period applicable to a Borrowing of Eurodollar Rate Loans, an interest rate per annum obtained by dividing (i) the interest rate per annum (rounded upward to the nearest whole multiple of one-sixteenth of one percent (0.0625%)) specified by notice to the Agent by Citibank as the rate per annum at which deposits in Dollars are offered by the principal office of Citibank in London, England to major banks in the London interbank market at approximately 11:00 a.m. (London time) on the Eurodollar Interest Rate Determination Date for such Eurodollar Interest Period for a period equal to such Eurodollar Interest Period and in an amount substantially equal to the amount of the Eurodollar Rate Loan to be outstanding to Citicorp for such Eurodollar Interest Period, by (ii) a percentage equal to 100% minus the Eurodollar Reserve Percentage. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Eurodollar Rate Loans" means those Loans outstanding which bear interest at a rate determined by reference to the Eurodollar Rate and the Applicable Eurodollar Rate Margin as provided in Section 4.01(a).

         "Eurodollar Reserve Percentage" means, for any day, that percentage which is in effect on such day, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with deposits exceeding five billion Dollars in respect of "Eurocurrency Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

         "Event of Default" means any of the occurrences set forth in Section
11.01 after the expiration of any applicable grace period and the giving of any applicable notice, in each case as expressly provided in Section 11.01.

         "Excess Cash Flow" means, for any Cash Flow Period, an amount equal to the Borrower's and its Subsidiaries' consolidated (i) EBITDA (calculated, for this purpose only, excluding the gains or losses from sales of assets (and any related tax effects)), plus (ii) the net reduction, if any, in Working Capital during such period, minus (iii) the net increase, if any, in Working Capital during such period, minus (iv) income taxes actually paid in cash during such period, minus (v) Capital Expenditures actually paid in cash during such period, to the extent permitted to be paid hereunder, minus (vi) Consolidated Cash Interest Expense for such period, minus (vii) the aggregate amount of Investments made by the Borrower and the Restricted Subsidiaries during such period in accordance with Section 9.04 (iii), (viii), (ix), (x) and (xi), minus
(viii) to the extent permitted in accordance with this Agreement, all repayments and prepayments of any Indebtedness (other than in respect of non- contingent Revolving Credit Obligations) of the Borrower and/or its Subsidiaries during such period, (ix) plus increases (and minus decreases) in non-contingent Revolving Credit Obligations during such period, plus (x) the aggregate amount of Net Cash Proceeds received by the Borrower and/or any of its Subsidiaries during such period on account of the sale, assignment or other disposition of any Property (including, without limitation, all or any portion of the Discontinued Operations), minus (xi) the aggregate amount of cash dividends accrued or paid during such period with respect to Borrower's Capital Stock, to the extent permitted to be paid hereunder.

         "Existing Credit Agreement" means the Credit Agreement dated as of August 5, 1994, as amended, among Borrower, the Guarantors (as defined therein), the institutions party thereto as Lenders, the institutions party thereto as Issuing Banks and the Agent.

         "Fair Market Value" means, with respect to any asset or group of assets, the value of the consideration obtainable in a sale of such asset in the open market, assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time, each having reasonable knowledge of the nature and characteristics of such asset, neither being under any compulsion to act, determined in good faith by the Borrower.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in New York, New York, for the next preceding Business Day) in New York, New York by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day in New York, New York, the average of the quotations for such day on such transactions received by Citibank from three federal funds brokers of recognized standing selected by the Agent.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any Governmental Authority succeeding to its functions.

         "Fiscal Year" means the fiscal year of the Borrower, which shall be the 12-month period ending on December 31 of each calendar year.

         "Fixed Charge Coverage Ratio" means, with respect to any period, the ratio of (i) EBITDA of the Borrower and its Subsidiaries (other than the Discontinued Operations) on a consolidated basis for such period, minus Capital Expenditures made by the Borrower and its Subsidiaries (other than in respect of the Discontinued Operations) during such period, minus charges for federal, state, local and foreign income taxes actually paid by the Borrower and its Subsidiaries (other than on account of the Discontinued Operations) during such period, minus any net increase in Working Capital for such period, plus any net decrease in Working Capital for such period to (ii) Consolidated Fixed Charges of the Borrower and its Subsidiaries (other than Consolidated Fixed Charges that were actually incurred by the Discontinued Operations but including any such charges that were incurred by the Borrower and allocated to the Discontinued Operations) on a consolidated basis for such period.

         "Foreign Employee Benefit Plan" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Borrower, any of its Subsidiaries or any of its ERISA

Affiliates, but which is not covered by ERISA pursuant to ERISA Section 4(b)(4).

         "Foreign Pension Plan" means any employee benefit plan as defined in
Section 3(3) of ERISA which (i) is maintained or contributed to for the benefit of employees of the Borrower, any of its Subsidiaries or any of its ERISA Affiliates, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

         "Funding Date" means, with respect to any Loan, the date of the funding of such Loan.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the date hereof (unless otherwise specified pursuant to Section 14.04).

         "Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Government Contract" means any bid, quotation, proposal, contract, agreement, work authorization, lease, commitment or sale or purchase order of the Borrower or any of its Subsidiaries that is with the United States Government, or any state, local or foreign government, including, without limitation, all contracts and work authorizations to supply goods and services to the United States Government.

         "Guaranteed Obligations" is defined in Section 12.01(a).

         "Guarantor" means, subject to Section 12.09 hereof, Varo, Warren Pumps and any other Subsidiary of Borrower that agrees to guarantee the Obligations pursuant to the Loan Documents.

         "Guarantor Subordinated Debt" is defined in Section 12.07.

         "Guaranty" means the undertaking of each of the Guarantors contained in
Article XII.

         "Holder" means any Person entitled to enforce any of the Obligations, whether or not such Person holds any evidence of Indebtedness, including, without limitation, the Agent, each Lender and each Issuing Bank.

         "IIC Reinstatement" means the reinstatement of the judgment of approximately $11,200,000 (plus interest accruing from and including March 20, 1995 at the lesser of (a) 11% per annum and (b) the actual per annum rate of interest) against the Borrower in favor of International Insurance Company in the case titled International Insurance Company, Plaintiff vs. Red and White Company, Transamerica Corp., Transamerica Delaval, Inc., Imo Delaval, Inc. and Does 1 to 100, inclusive, Defendants.

         "Indebtedness", as applied to any Person, means, at any time, without duplication, (a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends in respect of any Capital Stock, (iii) with respect to letters of credit issued for such Person's account, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (v) in respect of Capital Leases, or (vi) which are Accommodation Obligations (other than to the extent any such Accommodation Obligations support the payment of indebtedness, obligations or other liabilities which themselves constitute Indebtedness of such Person); (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of Interest Rate Contracts and Currency Agreements, net of liabilities owed to such Person by the counterparties thereon; and (d) all obligations of such Person under appeal bonds, surety bonds or other similar arrangements.

         "Indemnitee" is defined in Section 14.03.

         "Indemnified Matter" is defined in Section 14.03.

         "Interest Coverage Ratio" means, with respect to any period, the ratio of (i) EBITDA of the Borrower and its Subsidiaries (other than the Discontinued Operations) on a consolidated basis for such period to (ii) Consolidated Cash Interest Expense of the Borrower and its Subsidiaries (other than Consolidated Cash Interest Expense that was actually incurred by the Discontinued Operations but including any such expense that was incurred by the Borrower and allocated to the Discontinued Operations) on a consolidated basis for such period.

         "Interest Rate Contract Exposure" means, at any time and from time to time, an aggregate amount equal to one hundred and ten percent (110%) of the then current market value (determined by Citibank in accordance with Citibank's customary practices) of each Interest Rate Contract to which the Borrower is a party for the remaining term and notional amount of such Interest Rate Contract, disregarding (subject to the immediately succeeding sentence) any Interest Rate Contract with respect to which such then current market value to the Borrower is positive. If (i) the Borrower is a party to more than one Interest Rate Contract with the same counterparty and (ii) the Borrower and such counterparty have entered into a netting agreement in form and substance satisfactory to the Agent with respect to such Interest Rate Contracts, then the then current market values (determined by Citibank in accordance with Citibank's customary practices) of such Interest Rate Contracts shall be netted against one another in determining the Borrower's aggregate Interest Rate Contract Exposure (it being understood and agreed that if any such netting of Interest Rate Contracts results in a positive net current market value to the Borrower, such net current market value shall be disregarded in the calculation of the Borrower's aggregate Interest Rate Contract Exposure).

         "Interest Rate Contracts" means interest rate exchange, swap, collar or cap or similar agreements providing interest rate protection.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance promulgated thereunder.

         "Inventory" means, with respect to any Person, all of such Person's present and future (i) inventory (including unbilled accounts receivable), (ii) goods, merchandise and other personal Property furnished or to be furnished under any contract of service or intended for sale or lease, and all goods consigned by such Person and all other items which have previously constituted Equipment but are then currently being held for sale or lease in the ordinary course of such Person's business, (iii) raw materials, work-in-process and finished goods, (iv) materials and supplies of any kind, nature or description used or consumed in such Person's business or in connection with the manufacture, production, packing, shipping, advertising, finishing or sale of any of the Property described in clauses (i) through (iii) above, (v) goods in which such Person has a joint or other interest to the extent of such Person's interest therein or right of any kind (including, without limitation, goods in which such Person has an interest or right as consignee), and (vi) goods which are returned to or repossessed by such Person; in each case whether in the possession of such Person, a bailee, a consignee, or any other Person for sale, storage, transit, processing, use or otherwise, and any and all documents for or relating to any of the foregoing.

         "Investment" means, with respect to any Person, (i) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities issued by or other equity ownership interest in any other Person,
(ii) any purchase by that Person of all or a significant part of the assets of a business conducted by another Person, and (iii) any loan, advance (other than prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business as presently conducted), or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

         "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

         "Issue" means, with respect to any Letter of Credit, either issue, or extend the expiry of, or renew, or increase the amount of, such Letter of Credit, and the terms "Issued" and "Issuance" shall have corresponding meanings.

         "Issuing Banks" means Citibank, The First National Bank of Boston, The Chase Manhattan Bank, N.A. and each other Lender (or Affiliate of a Lender) approved by the Agent and the Borrower who has agreed to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2.04.

         "Judgment Amount" means $10,000,000; provided, however, if the IIC Reinstatement occurs and the principal amount thereof is less than $11,200,000 or the IIC Reinstatement does not occur and the underlying judgment relating thereto is vacated or the claim relating thereto is dismissed, then the Judgment Amount shall be increased by an amount equal to $11,200,000 minus (i) the principal amount of the IIC Reinstatement (in the event such reinstatement occurs) or (ii) zero (0) (in the event such reinstatement does not occur and the underlying judgment relating thereto is vacated or the claim relating thereto is dismissed).

         "Leases" means those Real Property leases, tenancies or occupancies entered into by the Borrower or one of its Subsidiaries, as tenant, sublessor or sublessee either directly or as the successor in interest to the Borrower or any of the Restricted Subsidiaries.

         "Lender" means, as of the Closing Date, Citicorp and each other institution (other than the Borrower and the

Guarantors) which is a signatory hereto and, at any other given time, each institution which is a party hereto as a Lender, whether as a signatory hereto or pursuant to an Assignment and Acceptance.

         "Letter Agreement" means the fee letter dated February 15, 1996 from Citibank and accepted and agreed to by the Borrower.

         "Letter of Credit" means any Commercial Letter of Credit or Standby Letter of Credit.

         "Letter of Credit Availability" means, at any particular time, the amount by which the Letter of Credit Sublimit exceeds the Letter of Credit Obligations outstanding at such time.

         "Letter of Credit Obligations" means, at any particular time, the sum of (i) all outstanding Reimbursement Obligations, plus (ii) the aggregate undrawn face amount of all outstanding Letters of Credit, plus (iii) the aggregate face amount of all Letters of Credit requested by the Borrower but not yet issued (unless the request for an unissued Letter of Credit has been denied pursuant to Section 2.04(c)(i)). For purposes of determining the amount of Letter of Credit Obligations (or any component thereof) in respect of any Letter of Credit which is denominated in an Alternative Currency, such amount shall equal the Dollar Equivalent of the amount of such Alternative Currency at the time of determination thereof.

         "Letter of Credit Reimbursement Agreement" means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as the Issuing Bank from which the Letter of Credit is requested may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by the Issuing Bank and the Borrower and as are not materially adverse (in the judgment of the Issuing Bank) to the interests of the Lenders; provided, however, in the event of any conflict between the terms hereof and of any Letter of Credit Reimbursement Agreement, the terms hereof shall control.

         "Letter of Credit Sublimit" means Forty Million Dollars ($40,000,000).

         "Liabilities and Costs" means all liabilities, obligations, responsibilities, losses and damages with respect to or arising out of or in connection with any violation of any Environmental, Health or Safety Requirement of Law, including, without limitation, any such liability, obligation, responsibility, loss or damage with respect to any of the following: personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, voluntary disclosures made to, or settlements with, the United States Government, direct or indirect, known or unknown, absolute or contingent, past, present or future, including interest, if any, thereon.

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement (including, without limitation, any negative pledge arrangement and any agreement to provide equal and ratable security) of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor pursuant to Section 9-408 of the Uniform Commercial
Code), naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

         "Loan Account" is defined in Section 2.05(b).

         "Loan Documents" means this Agreement, the Notes, the Letter Agreement, the Letter of Credit Reimbursement Agreements, the Lockbox Agreements, the documents executed or delivered pursuant to Sections 5.01(a) and (b) by the Borrower, any Guarantor or any other Subsidiary of the Borrower, any Currency Agreements to which any Lender or any Affiliate of a Lender is a party, any Interest Rate Contracts to which any Lender or any Affiliate of a Lender is a party, and all other instruments, agreements and written Contractual Obligations between the Borrower or any Subsidiary of the Borrower, on the one hand, and any of the Agent, the Lenders or the Issuing Banks, on the other hand, in each case delivered to either the Agent, such Lender or such Issuing Bank pursuant to or in connection with the transactions contemplated hereby.

         "Loans" means all the Term Loans, the Revolving Loans, the Swing Loans and all Base Rate Loans and Eurodollar Rate Loans.

         "Lockbox Agreement" means a lockbox agreement executed by each Lockbox Bank, the Borrower (or in the case of a Restricted Subsidiary with a separate Lockbox Account, such

Restricted Subsidiary) and the Agent substantially in the form of Exhibit B (with such changes thereto requested by the Lockbox Bank as may be acceptable to the Agent and the Borrower), as such agreement may be amended, supplemented or otherwise modified from time to time.

         "Lockbox Bank" means each bank identified as such on Schedule 6.01-AA that has executed a Lockbox Agreement and has been confirmed by the Agent not to be in uncertain financial condition, at which the Borrower deposits proceeds of Collateral.

         "Lockbox Accounts" means, collectively, the lockbox accounts established at the Lockbox Banks; and "Lockbox Account" means any one of the Lockbox Accounts.

         "Lockboxes" means, collectively, the lockboxes established at the Lockbox Banks for collection of payments in respect of Receivables or other Collateral; and "Lockbox" means any one of the Lockboxes.

         "Margin Stock" means "margin stock" as such term is defined in Regulation U and Regulation G.

         "Material Adverse Effect" means a material adverse effect upon the business, condition (financial or otherwise), operations, performance, assets or prospects of the Borrower, individually, or the Borrower and its Subsidiaries, taken as a whole, (it being understood however, that the IIC Reinstatement shall not constitute a Material Adverse Effect).

         "Material Government Contract" means any Government Contract (or group of present or future related Government Contracts) with respect to which the estimated Receivables generated or to be generated pursuant thereto equals or exceeds $5,000,000.

         "Maximum Revolving Credit Amount" means, at any particular time, an amount equal to (i) the Revolving Credit Commitments at such time minus (ii) the amount of any Availability Reserves in effect at such time.

         "Maximum Subsidiary Investment Amount" means (i) the sum of (A) all cash Investments made by the Borrower, or which the Borrower is under a Contractual Obligation to make, since the Closing Date in, (B) the amount of outstanding Accommodation Obligations incurred by the Borrower in respect of obligations of, and (C) the Fair Market Value of all assets of the Borrower contributed and/or sold since the Closing Date to, any Wholly Owned Subsidiary, less (ii) any cash dividends or other cash distributions (but not intercompany loans) or proceeds of asset sales received by the Borrower in respect of the Capital Stock of or assets transferred to any such Wholly Owned Subsidiary since the Closing Date.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Borrower or any ERISA Affiliate.

         "Net Cash Proceeds" means (i) proceeds received by the Borrower or any of the Restricted Subsidiaries in cash or Cash Equivalents from the sale (including, without limitation, any Sale and Leaseback Transaction), assignment or other disposition of any Property, other than sales, assignments and other dispositions of Property between the Borrower and Wholly Owned Subsidiaries and sales, assignments and other dispositions permitted under clauses (i) through
(vi) and (ix) of Section 9.02, net of (A) the reasonable cash costs of sale, assignment or other disposition, (B) taxes paid or payable as a result thereof and (C) all payments made in respect of any Indebtedness permitted under Section
9.01 which is secured by such Property in accordance with the terms of any Lien permitted under Section 9.03 upon such Property; provided that evidence of each of (A), (B) and (C) are provided to the Agent; (ii) proceeds of insurance on account of the loss of or damage to any such Property or Properties, and payments of compensation for any such Property or Properties taken by condemnation or eminent domain, to the extent such proceeds or payments are required pursuant to Section 8.07 to be applied to prepay the Loans, and (iii) proceeds received after the Closing Date by the Borrower or any of the Restricted Subsidiaries in cash or Cash Equivalents from (A) the issuance of any Capital Stock by the Borrower (other than any such issuance occurring (1) as a result of the exercise of any Permitted Stock Options or (2) in the ordinary course of business to any member of the management or board of directors of the Borrower in connection with such member's employment with or service to the Borrower), or any other additions to the equity of the Borrower (other than retained earnings) or any contributions to capital of the Borrower or (B) issuance of any Indebtedness by the Borrower or any Restricted Subsidiary (except for such Indebtedness permitted under Section 9.01), in each case net of reasonable costs incurred in connection with such transaction; provided that evidence of such costs is provided to the Agent.

         "Non-Material Default" means any Default arising solely under or as a result of Section 11.01(d).

         "Non-Operating Assets" means the non-operating assets of the Borrower and the Restricted Subsidiaries set forth on Schedule 1.01.13.

         "Non Pro Rata Loan" is defined in Section 3.02(b)(v).

         "Note" is defined in Section 2.05(a).

         "Notice of Borrowing" means a notice substantially in the form of Exhibit C.

         "Notice of Continuation/Conversion" means a notice substantially in the form of Exhibit D.

         "NPL" is defined in Section 6.01(o).

         "Obligations" means, to the extent arising hereunder, under the Notes or under any other Loan Document, all Loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Agent, any Lender, any Issuing Bank, any Affiliate of the Agent, any Lender or any Issuing Bank, or any Person entitled to indemnification pursuant to Section 14.03, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising under or in connection with (x) a Currency Agreement with any Lender or any Affiliate of a Lender or (y) an Interest Rate Contract with any Lender or any Affiliate of a Lender, or by reason of extension of credit, opening or amendment of a Letter of Credit or payment of any draft drawn thereunder, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements and any other sum chargeable to the Borrower hereunder or under any other Loan Document.

         "Offering Circular" means the Confidential Offering Circular dated April 23, 1996 and any registration statement prepared by the Borrower relating to the issuance of the Subordinated Notes and all amendments and supplements thereto.

         "Officer's Certificate" means, as to a corporation, a certificate executed on behalf of such corporation by an officer or director of such corporation.

         "Operating Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which is not a Capital Lease.

         "Operating Lease Transaction" means with respect to any Person, any transaction pursuant to which such Person acquires Property with the intention of entering into an Operating Lease with respect to such Property and such Property is acquired by such Person and sold to the intended lessor and such lease is entered into within six months of such acquisition.

         "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

         "Permits" means any permit, approval, authorization license, variance, or permission required from a Governmental Authority under an applicable Requirement of Law.

         "Permitted Existing Accommodation Obligations" means those Accommodation Obligations of the Borrower and its Subsidiaries existing on the Closing Date and identified as such on Schedule 1.01.3.

         "Permitted Existing Indebtedness" means the Indebted- ness of the Borrower and its Subsidiaries existing on the Closing Date and identified as such on Schedule 1.01.4.

         "Permitted Existing Investments" means those Investments of the Borrower and its Subsidiaries existing on the Closing Date and identified as such on Schedule 1.01.5.

         "Permitted Existing Liens" means the Liens on assets of the Borrower or any of its Subsidiaries existing on the Closing Date and identified as such on
Schedule 1.01.6.

         "Permitted Existing Surety Bonds" means the surety bonds and similar arrangements existing on the Closing Date and identified as such on Schedule 1.01.10.

         "Permitted Joint Venture" means any joint venture entered into by the Borrower, any Guarantor or any Wholly Owned Subsidiary after the Closing Date with any other Person in the same or a similar line of the Borrower's business, which joint venture may be in the form of a minority Investment in a corporation, the form of a Restricted Subsidiary that is a corporation or the form of an Unrestricted Subsidiary that is a corporation; provided, however, that the Borrower, such Guarantor or such Wholly Owned Subsidiary shall not, pursuant to such joint venture, be under a Contractual Obligation to make Investments or incur Accommodation Obligations after the initial formation thereof (A) that are not specified in a fixed amount or (B) that would violate any provision of this Agreement.

         "Permitted Senior Debt" means, at any time, without duplication, (a) all indebtedness, obligations or other liabilities of the Borrower and its Subsidiaries on a consolidated basis (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto (other than any such indebtedness in respect of the Subordinated Notes or obligations subordinate thereto), (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of the Borrower and its Subsidiaries or to pay dividends in respect of any Capital Stock and
(iii) in respect of Capital Leases.

         "Permitted Stock Options" means all options, warrants and/or other rights to acquire shares of the Borrower's Capital Stock which the Borrower issues from time to time to its employees, officers and/or directors and the warrant dated July 15, 1993 issued by the Borrower to the Prudential Insurance Company of America, which warrant expires December 31, 1998.

         "Permitted Total Debt" means, at any time, without duplication, (a) all indebtedness, obligations or other liabilities of the Borrower and its Subsidiaries on a consolidated basis (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of the Borrower and its Subsidiaries or to pay dividends in respect of any Capital Stock and (iii) in respect of Capital Leases.

         "Person" means any natural person, corporation, limited partnership, limited liability company, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

         "Plan" means an employee benefit plan defined in Section 3(3) of ERISA (other than a Foreign Employee Benefit Plan) in respect of which the Borrower or any ERISA Affiliate is, or (except with respect to any employee welfare benefit plans as defined in Section 3(1) of ERISA) within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

         "Process Agent" is defined in Section 14.17.

         "Property" means any Real Property or personal property, plant, building, facility, structure, underground storage tank or unit, Equipment, Inventory, general intangible, Receivable, or other asset owned, leased or operated by the Borrower or its Subsidiaries, as applicable (including any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

         "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing the sum of (a) (i) such Lender's Revolving Credit Commitment at such time, (ii) the outstanding principal amount of such Lender's A Term Loans at such time, (iii) the outstanding principal amount of such Lender's B Term Loans at such time, and (iv) the outstanding principal amount of such Lender's C Term Loans at such time by (b) the sum of (i) the aggregate amount of all Revolving Credit Commitments at such time, (ii) the aggregate principal amount of all A Term Loans outstanding at such time, (iii) the aggregate principal amount of all B Term Loans outstanding at such time, and
(iv) the aggregate principal amount of all C Term Loans outstanding at such time; provided, however, if the Revolving Credit Commitments are terminated pursuant to the terms hereof, then "Pro Rata Share" means the percentage obtained by dividing (x) such Lender's Credit Obligations by (y) the aggregate amount of all Credit Obligations.

         "Protective Advance" is defined in Section 13.09.

         "Real Property" means all of the Borrower's and each of its Subsidiaries' respective present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land, (ii) any improvements, buildings, structures and fixtures now or hereafter located or erected thereon or attached thereto of every nature whatsoever (the rights and interests described in clauses (i) and (ii) above being the "Premises"), (iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (iv) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in or on the Premises and (v) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (iii) and (iv) above.

         "Receivables" means, with respect to any Person, all of such Person's present and future (i) accounts, (ii) accounts receivable, (iii) rights to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not earned by performance, (iv) all rights in any merchandise or goods which any of the same may represent, and (v) all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

         "Register" is defined in Section 14.01(c).

         "Registered Holder" is defined in Section 3.03(d)(i).

         "Regulation A" means Regulation A of the Federal Reserve Board as in effect from time to time.

         "Regulation D" means Regulation D of the Federal Reserve Board as in effect from time to time.

         "Regulation G" means Regulation G of the Federal Reserve Board as in effect from time to time.

         "Regulation U" means Regulation U of the Federal Reserve Board as in effect from time to time.

         "Regulation X" means Regulation X of the Federal Reserve Board as in effect from time to time.

         "Reimbursement Date" is defined in Section 2.04(d)(i)(A).

         "Reimbursement Obligations" means, as to the Borrower, the aggregate non-contingent reimbursement or repayment obligations of the Borrower with respect to amounts drawn under Letters of Credit.

         "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.

         "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment;
(ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed with respect to a Release and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

         "Reportable Event" means any of the events described in Section 4043 of ERISA.

         "Requirements of Law" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations G, U and X, ERISA, the Fair Labor Standards Act and any certificate of occupancy, zoning ordinance, building, or land use requirement or Permit or labor or employment rule or regulation, including Environmental, Health or Safety Requirements of Law.

         "Requisite Lenders" means, at any time, Lenders holding, in the aggregate, more than fifty-one percent (51%) of the sum of (i) the then aggregate principal amount of the A Term Loans outstanding at such time, (ii) the then aggregate principal amount of the B Term Loans outstanding at such time, (iii) the then aggregate principal amount of the C Term Loans outstanding at such time, and (iv) the then aggregate amount of the Revolving Credit Commitments in effect at such time; provided, however, that, in the event any of the Lenders shall have failed to fund its A Term Loan Pro Rata Share, B Term Loan Pro Rata Share, C Term Loan Pro Rata Share or Revolving Credit Pro Rata Share, as the case may be, of any Loan requested by the Borrower which such Lenders are obligated to fund under the terms hereof and any such failure has not been cured, then for so long as such failure continues, "Requisite Lenders" means Lenders (excluding all Lenders whose failure to fund their respective Revolving Credit Pro Rata Share of such Loans have not been so cured) whose Pro Rata Shares represent more than fifty-one percent (51%) of the aggregate Pro Rata Shares of such Lenders; provided, further, however, that, in the event that the Revolving Credit Commitments have been terminated pursuant to the terms hereof, "Requisite Lenders" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate Pro Rata Shares are greater than fifty-one percent (51%).

         "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Borrower now or hereafter outstanding, except a dividend payable solely in (x) shares of such class of stock, (y) shares of any class of stock of the Borrower which is junior to such class of stock and/or (z) shares of any class of preferred stock of the Borrower which is not subject to redemption in whole or part at the option of the holder thereof prior to July 31, 2003, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Borrower or any of the Borrower's Subsidiaries (other than Wholly Owned Subsidiaries) now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Indebtedness evidenced by, or in respect of, principal and interest on, the Subordinated Notes or any other Indebtedness subordinated to the Obligations and (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Borrower or any of its Subsidiaries now or hereafter outstanding; provided, however, Restricted Junior Payment does not include the exchange of Subordinated Notes for other Subordinated Notes.

         "Restricted Subsidiary" means a Subsidiary of the Borrower which is organized and existing under the laws of the United States of America, any State thereof, the District of Columbia or the United States Virgin Islands.

         "Revolving Credit Availability" means, at any particular time, the amount by which the Maximum Revolving Credit Amount exceeds the sum of (x) the Revolving Credit Obligations outstanding at such time plus (y) the aggregate principal amount of Protective Advances outstanding at such time.

         "Revolving Credit Commitment" means, with respect to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Letters of Credit and Swing Loans pursuant to the terms and conditions hereof, which obligation shall not exceed the principal amount set forth opposite such Lender's name under the heading "Revolving Credit Commitment" on Schedule 1.01.1 or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms hereof or to give effect to any applicable Assignment and Acceptance, and "Revolving Credit Commitments" means the aggregate principal amount of the Revolving Credit Commitments of all the Lenders, the maximum aggregate principal amount of which shall not exceed $70,000,000, as reduced from time to time pursuant to the terms hereof.

         "Revolving Credit Lender" is defined in Section 2.02(a).

         "Revolving Credit Notes" means notes evidencing the Borrower's Obligation to repay the Revolving Loans.

         "Revolving Credit Obligations" means, at any particular time, the sum of (i) the outstanding principal amount of the Swing Loans at such time, plus
(ii) the outstanding principal amount of the Revolving Loans at such time, plus
(iii) the Letter of Credit Obligations outstanding at such time.

         "Revolving Credit Pro Rata Share" means, with respect to any Revolving Credit Lender, the percentage obtained by dividing (i) such Revolving Credit Lender's Revolving Credit Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions hereof) by (ii) the aggregate amount of all Revolving Credit Commitments at such time.

         "Revolving Credit Termination Date" means the earlier to occur of (i) the date of termination of the Revolving Credit Commitments pursuant to the terms hereof and (ii) April 30, 2001.

         "Revolving Loan" is defined in Section 2.02(a).

         "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser thereof by such Person or one of its Subsidiaries; provided that "Sale and Leaseback Transaction" shall not include an Operating Lease Transaction.

         "Securities" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or any certificates of interest, shares, or participation in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "Significant Unrestricted Subsidiary" means Roltra- Morse S.p.A., Imo Industries (UK) Limited, Imo Industries Limited, Morse Controls Limited, Imo Industries GmbH and Imo AB.

         "Solvent", when used with respect to any Person, means that at the time of determination:

         (i) the fair market value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); and

         (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

         (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

         (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Standby Letter of Credit" means any letter of credit issued by an Issuing Bank pursuant to Section 2.04 for the account of the Borrower, which is not a Commercial Letter of Credit.

         "Subordinated Note Documents" means the Subordinated Note Indenture and the Subordinated Notes issued pursuant thereto, and the all other instruments, agreements and written Contractual Obligations executed in connection with the issuance of the Subordinated Notes.

         "Subordinated Note Indenture" means the indenture dated as of April 15, 1996 between the Borrower and IBJ Schroder Bank and Trust Company, as trustee, as the same may be amended, supplemented or otherwise modified from time to time.

         "Subordinated Notes" means the Borrower's 11.75% Senior Subordinated Notes due 2006 in the aggregate outstanding principal amount not exceeding $155,000,000 governed by the terms of the Subordinated Note Indenture and includes, without duplication, the Initial Securities, the Exchange Securities and the Private Exchange Securities (in each case as defined in the Subordinated
Note Indenture).

         "Subsidiary" of a Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such Person, one or more of the other Subsidiaries of such Person or any combination thereof.

         "Survey" means a survey of any Real Property owned by the Borrower and the Borrower's Subsidiaries, dated (i) with respect to the Real Property with respect to which mortgages are to be delivered on the Closing Date, such date as is acceptable to (x) the Title Company for purposes of issuing appropriate endorsements to the Title Policies and (y) the Agent or (ii) with respect to any Real Property acquired in the future, such date as is acceptable to the Agent, showing, in either case, lot lines and monuments, building lines, easements (both burdening and/or benefitting such Real Property), all Liens permitted by
Section 9.03 herein (to the extent that such items can be located by the surveyor), access locations, the buildings and improvements thereon (including, but not limited to, roads, streets, driveways and sidewalks), loading docks and parking lots, acreage of such Real Property, and encroachments, if any, onto such Real Property and over onto adjoining properties. The Survey shall contain flood plain designation, if appropriate.

         "Swing Loan" is defined in Section 2.03(a).

         "Swing Loan Availability" is defined in Section 2.03(a).

         "Swing Loan Bank" means Citicorp, in its individual capacity or, in the event Citicorp is not the Agent, the Agent (or any Affiliate of the Agent designated by the Agent), in its individual capacity.

         "Swing Loan Note" means one or more notes evidencing the Borrower's Obligation to repay the Swing Loans.

         "Taxes" is defined in Section 3.03(a).

         "Term Loans" means all of the A Term Loans, all of the B Term Loans and all of the C Term Loans.

         "Termination Event" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which the Borrower or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of 20% of Benefit Plan participants who are employees of the Borrower or any ERISA Affiliate; (iii) the imposition of an obligation on the Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the institution by the PBGC or any similar foreign Governmental Authority of proceedings to terminate a Benefit Plan or a Foreign Pension Plan; (v) any event or condition which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (vi) a foreign Governmental Authority shall appoint or institute proceedings to appoint a trustee to administer any Foreign Pension Plan; or (vii) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan or a Foreign Pension Plan.

         "Title Company" means Chicago Title Insurance Company.

         "Title Policy" means an Alta Mortgagee Policy of title insurance with extended coverage over the standard or general exceptions and such endorsements reasonably required by the Agent, issued by the Title Company, covering the Real Property, showing title vested in either the Borrower or the Borrower's Subsidiaries subject only to the Liens set forth in Section 9.03 herein, which Title Policy shall show the Agent as the proposed insured and an insurance amount equal to the lesser of the Loans or the Fair Market Value of the Real Property covered by the Title Policy.

         "Transaction Costs" means the fees, costs and expenses payable by the Borrower in connection with the execution, delivery and performance of the Transaction Documents.

         "Transaction Documents" means the Loan Documents and the Subordinated Note Documents.

         "12% Debentures" means the 12% Senior Subordinated Debentures Due 2001 issued by the Borrower in the aggregate principal amount of up to $150,000,000 and governed by the terms of the 12% Debenture Indenture.

         "12% Debenture Indenture" means the Indenture dated as of November 1, 1989 between the Borrower and IBJ Schroder Bank & Trust Company, as Trustee, as such agreement may be amended, supplemented or otherwise modified from time to time.

         "12.25% Debentures" means the 12.25% Senior Subordinated Debentures Due 1997 issued by the Borrower in the aggregate principal amount of up to $150,000,000 and governed by the terms of the 12.25% Debenture Indenture.

         "12.25% Debenture Indenture" means the Indenture dated as of August 15, 1987 between the Borrower and IBJ Schroder Bank & Trust Company, as Trustee, as amended by the First Supplemental Indenture thereto dated as of February 14, 1994, and as such agreement may be further amended, supplemented or otherwise modified from time to time.

         "Uniform Commercial Code" means the Uniform Commercial Code as enacted in the State of New York, as it may be amended from time to time.

         "Unrestricted Subsidiary" means any Subsidiary of the Borrower other than a Restricted Subsidiary.

         "Unsupported Surety Bond" means any surety bond or other similar arrangement (including, without limitation, any Permitted Existing Surety Bond), other than any such surety bond or arrangement with respect to which (x) the credit exposure of the issuer thereof is fully covered by a Letter of Credit or
(y) applicable law would not create a Lien (other than a Lien junior in all respects to the Agent's Liens on the Collateral under the Loan Documents) on any Property of the Borrower or any of its Subsidiaries (including, without limitation, any Collateral) for amounts owing to the issuer thereof.

         "Unused Commitment Fee" is defined in Section 4.03(b).

         "Unused Commitment Fee Rate" means, as of any date, one half of one percent (0.5%) per annum.

         "Varo" is defined in the preamble hereto.

         "Voting Stock" means, with respect to any Person, securities with respect to any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

         "Warren Pumps" is defined in the preamble hereto.

         "Wholly Owned Subsidiary" means any direct, wholly owned Restricted Subsidiary (other than any Guarantor).

         "Working Capital" means, as at any date of determination, the excess, if any, of (i) the Borrower's and its Subsidiaries' consolidated current assets (excluding cash and Cash Equivalents) for such period over (ii) the Borrower's and its Subsidiaries' consolidated current liabilities for such period, except for (A) Indebtedness (including, without limitation, Revolving Credit Obligations) to the extent such Indebtedness would otherwise increase such consolidated current liabilities, and (B) all long-term pension, post-retiree medical benefits and deferred tax assets and liabilities.

         1.02. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month. For purposes of this Agreement, if any "monthly anniversary" of a date (the "Earlier Date") falls in a month (the "Later Month") in which there is no day which numerically corresponds to the Earlier Date, such monthly anniversary shall, unless otherwise expressly required by the other provisions of this Agreement, be deemed to be the last day of the Later Month.

         1.03. Accounting Terms. Subject to Section 14.04, for purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

         1.04. Other Definitional Provisions. References to "Articles", "Sections", "subsections", "Schedules" and "Exhibits" shall be to Articles, Sections, subsections, Schedules and Exhibits, respectively, of this Agreement unless otherwise specifically provided. The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         1.05. Other Terms. All other terms contained herein shall, unless the context indicates otherwise, have the meanings assigned to such terms by the Uniform Commercial Code to the extent the same are defined therein.

                                   ARTICLE II
                           AMOUNTS AND TERMS OF LOANS

         2.01. The Term Loans. (a) Amount of A Term Loans. Subject to the terms and conditions set forth herein, each Lender with an A Term Loan Commitment (an "A Term Loan Lender") hereby severally and not jointly agrees to make on the Closing Date, a term loan, in Dollars, to the Borrower in an amount equal to such Lender's A Term Loan Commitment (each individually, an "A Term Loan" and, collectively, the "A Term Loans"). All A Term Loans shall be made by the A Term Loan Lenders on the Closing Date simultaneously and proportionately to their respective A Term Loan Pro Rata Shares.

         (b) Amount of B Term Loans. Subject to the terms and conditions set forth herein, each Lender with a B Term Loan Commitment (a "B Term Loan Lender") hereby severally and not jointly agrees to make on the Closing Date, a term loan, in Dollars, to the Borrower in an amount equal to such Lender's B Term Loan Commitment (each individually, a "B Term Loan" and, collectively, the "B Term Loans"). All B Term Loans shall be made by the B Term Loan Lenders on the Closing Date simultaneously and proportionately to their respective B Term Loan Pro Rata Shares.

         (c) Amount of C Term Loans. Subject to the terms and conditions set forth herein, each Lender with a C Term Loan Commitment (a "C Term Loan Lender") hereby severally and not jointly agrees to make on the Closing Date, a term loan, in Dollars, to the Borrower in an amount equal to such Lender's C Term Loan Commitment (each individually, a "C Term Loan" and, collectively, the "C Term Loans"). All C Term Loans shall be made by the C Term Loan Lenders on the Closing Date simultaneously and proportionately to their respective C Term Loan Pro Rata Shares.

         (d) Notice of Borrowing in respect of Term Loans. The Borrower shall deliver to the Agent a Notice of Borrowing, signed by it, on the Closing Date. Such Notice of Borrowing shall specify (i) the aggregate amount of the A Term Loans, (ii) the aggregate amount of the B Term Loans, (iii) the aggregate amount of the C Term Loans, and (iv) instructions for the disbursement of the proceeds of the A Term Loans, the B Term Loans and the C Term Loans. The Term Loans shall initially be Base Rate Loans and thereafter may be continued as Base Rate Loans or converted into Eurodollar Rate Loans in the manner provided in Section 4.01(c) and subject to the conditions and limitations therein set forth and set forth in Section 4.02. Any Notice of Borrowing given pursuant to this Section 2.01(d) shall be irrevocable.

         (e) Making of Term Loans. (i) Promptly after receipt of the Notice of Borrowing under Section 2.01(d) in respect of the Term Loans to be made on the Closing Date, the Agent shall notify each Lender by telecopy of each of the proposed Borrowings. Each A Term Loan Lender shall deposit an amount equal to its A Term Loan Pro Rata Share of the A Term Loans, each B Term Loan Lender shall deposit an amount equal to its B Term Loan Pro Rata Share of the B Term Loans, and each C Term Loan Lender shall deposit an amount equal to its C Term Loan Pro Rata Share of the C Term Loans, with the Agent at its office in New York, New York, in immediately available funds, on the Closing Date specified in the Notice of Borrowing. Subject to the fulfillment of the conditions precedent set forth in Section 5.01, the Agent shall make the proceeds of such amounts received by it available to the Borrower at the Agent's office in New York, New York on the Closing Date and shall disburse such proceeds in accordance with the Borrower's disbursement instructions set forth in such Notice of Borrowing. The failure of any Lender to deposit the amount described above with the Agent on the Closing Date shall not relieve any other Lender of its obligations hereunder to make its A Term Loan, B Term Loan or C Term Loan, as the case may be, on the Closing Date. No Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Term Loan hereunder nor shall the A Term Loan Commitment, B Term Loan Commitment or C Term Loan Commitment of any Lender be increased or decreased as a result of any such failure.

        (ii) Unless the Agent shall have been notified by any Lender on the Business Day immediately preceding the Closing Date in respect of any Borrowing of Term Loans that such Lender does not intend to fund its Term Loan(s) requested to be made on the Closing Date, the Agent may assume that such Lender has funded its Term Loan(s) and is depositing the proceeds thereof with the

Agent on the Closing Date, and the Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to the Borrower on the Closing Date. If the Term Loan proceeds corresponding to that amount are advanced to the Borrower by the Agent but are not in fact deposited with the Agent by such Lender on or prior to the Closing Date, such Lender agrees to pay, and in addition the Borrower agrees to repay, to the Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of the Borrower until the date such amount is paid or repaid to the Agent, (A) in the case of the Borrower, at the interest rate applicable to such Borrowing and (B) in the case of such Lender, at the Federal Funds Rate for the first Business Day, and thereafter at the interest rate applicable to such Borrowing. If such Lender shall pay to the Agent the corresponding amount of its Term Loan(s), the amount so paid shall constitute such Term Loan(s) of such Lender, and if both such Lender and the Borrower shall pay and repay such corresponding amount, the Agent shall promptly pay to the Borrower such corresponding amount. This Section 2.01(e)(ii) does not relieve any Lender of its obligation to make its Term Loan(s) on the Closing Date.

         (f) Repayment of the Term Loans. (i) A Term Loans. The A Term Loans shall be repayable in twenty (20) consecutive quarterly installments beginning on July 31, 1996 and continuing on the last day of each third month thereafter up to and including April 30, 2001 and (x) each of the first nineteen (19) installments shall be in the amount of $1,250,000, and (y) the twentieth installment, due on April 30, 2001, shall be in the amount of the then outstanding principal balance of the A Term Loans.

         (ii) B Term Loans. The B Term Loans shall be repayable in sixteen (16) consecutive quarterly installments beginning on July 31, 1997 and continuing on the last day of each third month thereafter up to and including April 30, 2001 and (x) each of the first fifteen (15) installments shall be in the amount of $2,187,500 and (y) the sixteenth installment, due on April 30, 2001, shall be in the amount of the then outstanding principal balance of the B Term Loans.

         (iii) C Term Loans. The C Term Loans shall be repayable in twenty-eight
(28) consecutive quarterly installments beginning on July 31, 1996 and continuing on the last day of each third month thereafter up to and including April 30, 2003 and (x) each of the first twenty (20) installments shall be in the amount of $125,000, (y) each of the next seven (7) installments shall be in the amount of $5,312,500 and (z) the twenty-eighth installment, due on April 30, 2003, shall be in the amount of the then outstanding principal balance of the C Term Loans.

         (iv) In addition to the scheduled payments on the Term Loans, the Borrower may make the voluntary prepayments described in Section 3.01(a)(i) and shall make the mandatory prepayments prescribed in Section 3.01(b), for credit against such scheduled payments on the Term Loans pursuant to Section 3.01(a)(i) or Section 3.01(b)(v), as applicable. Any amount paid in respect of the Term Loans may not be reborrowed.

         (g) Use of Proceeds of Term Loans. The proceeds of the Term Loans may be used to (i) redeem or defease in full the 12% Debentures and the 12.25% Debentures, (ii) to refinance in full all obligations of the Borrower under the Existing Credit Agreement and (iii) to pay Transaction Costs.

         2.02. Revolving Credit Facility. (a) Subject to the terms and conditions set forth herein, each Lender with a Revolving Credit Commitment ("Revolving Credit Lender") hereby severally and not jointly agrees to make revolving loans, in Dollars (each individually, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower from time to time during the period from the Closing Date to the Business Day next preceding the Revolving Credit Termination Date, in an amount not to exceed at any time such Lender's Revolving Credit Pro Rata Share of the Revolving Credit Availability at such time. All Revolving Loans comprising the same Borrowing hereunder shall be made by such Lenders simultaneously and proportionately to their then respective Revolving Credit Commitments. Subject to the provisions hereof (including, without limitation, Section 5.02), the Borrower may repay any outstanding Revolving Loan on any day which is a Business Day and any amounts so repaid may be reborrowed, up to the amount available under this Section 2.02(a) at the time of such Borrowing, until the Business Day next preceding the Revolving Credit Termination Date.

         (b) Notice of Borrowing. When the Borrower desires to borrow under this Section 2.02, it shall deliver to the Agent an irrevocable Notice of Borrowing, signed by it, (x) on the Closing Date, in the case of a Borrowing of Revolving Loans on the Closing Date and (y) no later than 1:00 p.m. (New York time) (I) on the Business Day immediately preceding the proposed Funding Date, in the case of a Borrowing of Base Rate Loans after the Closing Date and (II) at least three (3) Business Days in advance of the proposed Funding Date, in the case of a Borrowing of Eurodollar Rate Loans after the Closing Date. Such Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Borrowing, (iii) the Revolving Credit Availability as of the date of such Notice of Borrowing, (iv) whether the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans and (v) in the case of Eurodollar Rate Loans, the requested Eurodollar Interest Period. In lieu of delivering such a Notice of Borrowing (except with respect to a Borrowing on the Closing

Date), the Borrower shall give the Agent irrevocable telephonic notice of any proposed Borrowing by 1:00 p.m. (I) on the Business Day immediately preceding the proposed Funding Date, in the case of a Borrowing of Base Rate Loans after the Closing Date and (II) on the third Business Day immediately preceding the proposed Funding Date, in the case of a Borrowing of Eurodollar Rate Loans after the Closing Date, and shall confirm such notice by delivery of the Notice of Borrowing by telecopy to the Agent promptly, but in no event later than 3:00 p.m. (New York time) on the same day.

         (c) Making of Revolving Loans and Certain Withdrawals from the Cash Collateral Account. (i) Promptly after receipt of a Notice of Borrowing under
Section 2.02(b) (or telephonic notice in lieu thereof), the Agent shall notify each Revolving Credit Lender by telex or telecopy, or other similar form of transmission, of the proposed Borrowing and of any amount to be released from the Cash Collateral Account in accordance with the immediately succeeding sentence. To the extent funds are then available in the Cash Collateral Account, each Notice of Borrowing under Section 2.02(b) (or telephonic notice in lieu thereof) shall be deemed to be a request to withdraw funds from the Cash Collateral Account for deposit in the Disbursement Account on the relevant Funding Date in accordance with Section 11.03(c) in an aggregate amount equal to the lesser of (1) the amount indicated in such Notice of Borrowing and (2) the aggregate amount of funds then available in the Cash Collateral Account. Each Revolving Credit Lender shall deposit an amount equal to its Revolving Credit Pro Rata Share of an amount equal to (x) the amount requested by the Borrower to be made as Revolving Loans minus (y) the amount (if any) specified by the Agent as the amount to be withdrawn from the Cash Collateral Account with the Agent at its office in New York, New York, in immediately available funds, (A) on the Closing Date specified in the initial Notice of Borrowing and (B) not later than 1:00 p.m. (New York time) on any other proposed Funding Date. Subject (in the case of clause (y) below only) to the fulfillment of the conditions precedent set forth in Section 5.01 or Section 5.02, as applicable, the Agent shall make the proceeds of (x) such amounts on deposit in the Cash Collateral Account (unless a Blockage Notice shall have been delivered by the Agent to the Borrower) and (y) such amounts received by the Agent from the Revolving Credit Lenders available to the Borrower at the Agent's office in New York, New York on such Funding Date (or on the date received if later than such Funding Date) and shall disburse such proceeds to the Disbursement Account. The failure of any Revolving Credit Lender to deposit the amount described above with the Agent on the applicable Funding Date shall not relieve any other Revolving Credit Lender of its obligations hereunder to make its Revolving Loan on such Funding Date. No Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Revolving Loan hereunder nor shall the

Revolving Credit Commitment of any Lender be increased or decreased as a result of any such failure.

         (ii) Unless the Agent shall have been notified by any Revolving Credit Lender on the Business Day immediately preceding the applicable Funding Date in respect of any Borrowing of Revolving Loans that such Lender does not intend to fund its Revolving Loan requested to be made on such Funding Date, the Agent may assume that such Lender has funded its Revolving Loan and is depositing the proceeds thereof with the Agent on the Funding Date, and the Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to the Borrower on the Funding Date. If the Revolving Loan proceeds corresponding to that amount are advanced to the Borrower by the Agent but are not in fact deposited with the Agent by such Lender on or prior to the applicable Funding Date, such Lender agrees to pay, and in addition the Borrower agrees to repay, to the Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of the Borrower until the date such amount is paid or repaid to the Agent, (A) in the case of the Borrower, at the interest rate applicable to such Borrowing and (B) in the case of such Lender, at the Federal Funds Rate for the first Business Day, and thereafter at the interest rate applicable to such Borrowing. If such Lender shall pay to the Agent the corresponding amount, the amount so paid shall constitute such Lender's Revolving Loan, and if both such Lender and the Borrower shall pay and repay such corresponding amount, the Agent shall promptly pay to the Borrower such corresponding amount. This Section 2.02(c)(ii) does not relieve any Revolving Credit Lender of its obligation to make its Revolving Loan on any Funding Date.

         (d) Use of Proceeds of Revolving Loans. The proceeds of the Revolving Loans may be used to fund working capital in the ordinary course of the business of the Borrower and its Subsidiaries and for other lawful general corporate purposes not prohibited hereunder.

         (e) Revolving Credit Termination Date. The Revolving Credit Commitments shall terminate, and all outstanding Revolving Credit Obligations shall be paid in full (or, in the case of unmatured Letter of Credit Obligations, provision for payment in cash shall be made to the satisfaction of the Issuing Banks and the Requisite Lenders), on the Revolving Credit Termination Date. Each Lender's obligation to make Revolving Loans shall terminate at the close of business in New York City on the Business Day next preceding the Revolving Credit Termination Date.

         2.03. Swing Loans. (a) Availability. Subject to the terms and conditions set forth herein, the Swing Loan Bank may, in its sole discretion, make loans (the "Swing Loans") to the

Borrower, from time to time after the Closing Date and prior to the Revolving Credit Termination Date, up to an aggregate principal amount at any one time outstanding which shall not exceed an amount ("Swing Loan Availability") equal to the lesser of (i) $5,000,000 and (ii) the Swing Loan Bank's Revolving Credit Pro Rata Share of the Revolving Credit Availability at such time. The Swing Loan Bank shall have no duty to make or to continue to make Swing Loans. All Swing Loans shall be payable on demand with accrued interest thereon in accordance with Section 2.03(d) and shall be secured as part of the Obligations by the Collateral and shall otherwise be subject to all the terms and conditions applicable to Revolving Loans, except that (x) Swing Loans shall not have a minimum amount requirement and (y) all interest on the Swing Loans made by the Swing Loan Bank shall be payable to the Swing Loan Bank solely for its own account.

         (b) Notice of Borrowing. When the Borrower desires to borrow under this
Section 2.03, it shall deliver to the Agent an irrevocable Notice of Borrowing, signed by it, no later than 3:00 p.m. (New York time) on the day of the proposed Borrowing of a Swing Loan. Such Notice of Borrowing shall specify (i) the date of the proposed Borrowing (which shall be a Business Day), (ii) the amount of the proposed Borrowing and (iii) instructions for the disbursement of the proceeds of the proposed Borrowing. In lieu of delivering such a Notice of Borrowing, the Borrower shall give the Agent irrevocable telephonic notice of any proposed Borrowing by 3:00 p.m. on the day of the proposed Borrowing, and shall confirm such notice by delivery of the Notice of Borrowing by telecopy to the Agent promptly, but in no event later than 4:00 p.m. (New York time) on the same day. All Swing Loans shall be Base Rate Loans.

         (c) Making of Swing Loans and Certain Withdrawals from the Cash Collateral Account. The Swing Loan Bank shall deposit the amount it intends to fund, if any, in respect of the Swing Loans requested by the Borrower with the Agent at its office in New York, New York not later than 3:00 p.m. (New York time) in immediately available funds on the date of the proposed Borrowing applicable thereto. To the extent funds are then available in the Cash Collateral Account, each Notice of Borrowing under Section 2.03(b) (or telephonic notice in lieu thereof) shall be deemed to be a request to withdraw funds from the Cash Collateral Account for deposit in the Disbursement Account on the relevant Funding Date in an aggregate amount equal to the lesser of (1) the amount indicated in such Notice of Borrowing and (2) the aggregate amount of funds then available in the Cash Collateral Account (with a corresponding deemed reduction in the amount of the Swing Loan requested pursuant to such Notice of Borrowing). The Swing Loan Bank shall not make any Swing Loan in the period commencing on the first Business Day after it receives written notice from any Lender that one or more of the conditions precedent contained in Section 5.02 is not on such date satisfied, and ending when such conditions are satisfied, and the Swing Loan Bank shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 5.02 hereof have been satisfied in connection with the making of any Swing Loan. Subject (with respect to clause
(y) only) to the preceding sentence, the Agent shall make the proceeds of (x) such amounts on deposit in the Cash Collateral Account (unless a Blockage Notice shall have been delivered by the Agent to the Borrower) and (y) each funding of a Swing Loan available to the Borrower at the Agent's office in New York, New York on the date of the proposed Borrowing and shall disburse such proceeds to the Disbursement Account.

         (d) Repayment of Swing Loans. The Borrower shall repay the outstanding Swing Loans owing to the Swing Loan Bank (i) in accordance with Section 3.01(c)(ii), on a daily basis, to the extent funds are on deposit in the Cash Collateral Account, (ii) upon demand by the Swing Loan Bank in accordance with the third sentence of this Section 2.03(d) and (iii) on the Revolving Credit Termination Date. In connection with the repayment of Swing Loans pursuant to the preceding clause (i), the Borrower hereby irrevocably authorizes the Agent to apply the withdrawn funds in accordance with such clause. In the event that the Borrower fails to repay any Swing Loans, together with interest thereon, as set forth in the first sentence of this paragraph, then, upon the request of the Swing Loan Bank, each Revolving Credit Lender shall make Revolving Loans to the Borrower (irrespective of the satisfaction of the conditions in Section 5.02 or the requirement to deliver a Notice of Borrowing in Section 2.02(b), which conditions and requirement such Lenders irrevocably waive) in an amount equal to such Lender's Revolving Credit Pro Rata Share of the aggregate amount of the Swing Loans then outstanding (net of that portion of such Swing Loan, if any, owing to such Lender in its capacity as a Swing Loan Bank) after giving effect to any prepayments and repayments made by the Borrower, and the Borrower hereby authorizes the Agent to apply the proceeds of such Revolving Loans to the repayment of such Swing Loans. The failure of any Revolving Credit Lender to make available to the Agent its Revolving Credit Pro Rata Share of such Revolving Loans shall not relieve any other Revolving Credit Lender of its obligation hereunder to make available to the Agent such other Revolving Credit Lender's Revolving Credit Pro Rata Share of such Revolving Loans on the date of such request. No Lender shall be responsible for any failure by any other Lender to perform its obligation to make such a Revolving Loan hereunder nor shall the Revolving Credit Commitment of any Lender be increased or decreased as a result of any such failure.

         (e) Use of Proceeds of Swing Loans. The proceeds of the Swing Loans may be used for working capital in the ordinary course of the Borrower's business and for lawful corporate purposes of the Borrower not prohibited hereunder.

         2.04. Letters of Credit. Subject to the terms and conditions set forth herein, each Issuing Bank hereby severally agrees to Issue for the account of the Borrower one or more Letters of Credit, up to an aggregate face amount with respect to Issuing Banks at any time outstanding equal to the Letter of Credit Availability subject to the following provisions:

         (a) Types and Amounts. An Issuing Bank shall not have any obligation to Issue, and shall not Issue, any Letter of Credit at any time:

         (i) if the aggregate Letter of Credit Obligations with respect to such Issuing Bank, after giving effect to the Issuance of the Letter of Credit requested hereunder, shall exceed (A) any limit imposed by law or regulation upon such Issuing Bank or (B) an amount equal to the Letter of Credit Availability divided by the total number of Issuing Banks;

         (ii) if such Issuing Bank receives written notice (A) from the Agent at or before 11:00 a.m. (New York time) on the date of the proposed Issuance of such Letter of Credit that immediately after giving effect to the Issuance of such Letter of Credit, the Revolving Credit Obligations at such time would exceed the Maximum Revolving Credit Amount at such time, or
     (B) from any of the Lenders at or before 11:00 a.m. (New York time) on the date of the proposed Issuance of such Letter of Credit that one or more of the conditions precedent contained in Sections 5.01 or 5.02, as applicable, would not on such date be satisfied (or waived pursuant to Section 14.07), unless such conditions are thereafter satisfied or waived and written notice of such satisfaction or waiver is given to such Issuing Bank by the Agent (and such Issuing Bank shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Sections 5.01 or 5.02, as applicable, have been satisfied or waived);

         (iii) which has an expiration date later than the earlier of (A) the date two (2) years after the date of issuance (without regard to any automatic renewal provisions thereof) and (B) the Business Day next preceding the Revolving Credit Termination Date;

         (iv) with respect to such proposed Letters of Credit denominated in an Alternative Currency, if such Issuing Bank receives written notice from the Agent at or before 11:00 a.m. (New York time) on the date of the proposed Issuance of such Letters of Credit that immediately after giving effect to the Issuance of such

     Letter of Credit the Letter of Credit Obligations at such time in respect of outstanding Letters of Credit denominated in Alternative Currency would exceed $5,000,000; or

         (v)   which is in a currency other than Dollars or an Alternative
     Currency.

         (b) Conditions. In addition to being subject to the satisfaction of the conditions precedent contained in Sections 5.01 and 5.02, as applicable, the obligation of an Issuing Bank to Issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

         (i) if such Issuing Bank so requests, the Borrower shall have executed and delivered to such Issuing Bank and the Agent a Letter of Credit Reimbursement Agreement and such other documents and materials as may be required pursuant to the terms thereof;

         (ii) the terms of the proposed Letter of Credit shall not be contrary to such Issuing Bank's customary letter of credit practices (as determined by such Issuing Bank in its sole discretion, exercised in a commercially reasonable manner); and

         (iii) if the beneficiary of the Letter of Credit is a foreign Governmental Authority and the proposed Letter of Credit is intended to be Issued in connection with such foreign Governmental Authority's purchase of arms or armaments from the Borrower or its Subsidiaries, the Borrower or its Subsidiaries, as the case may be, shall have complied with all Requirements of Law with respect to such transaction including, without limitation, the application for and receipt of all Permits from the United States Government in connection therewith.

         (c) Issuance of Letters of Credit. (i) The Borrower shall give an Issuing Bank and the Agent written notice that it has selected such Issuing Bank to Issue a Letter of Credit not later than 11:00 a.m. (New York time) on the third (3rd) Business Day preceding the requested date for Issuance thereof hereunder, or such shorter notice as may be acceptable to such Issuing Bank and the Agent. Such notice shall be irrevocable unless and until (x) the applicable Issuing Bank, in its sole discretion, permits the revocation thereof or (y) such request is denied by the applicable Issuing Bank and shall specify (A) that the requested Letter of Credit is either a Commercial Letter of Credit or a Standby Letter of Credit, (B) the stated amount of the Letter of Credit requested, (C) the effective date (which shall be a Business Day) of Issuance of such Letter of Credit, (D) the date on which such Letter of Credit is to expire, (E) the Person for whose benefit such Letter of Credit is to be Issued, (F) other relevant terms of such Letter of Credit and (G) the amount of the then outstanding Letter of Credit Obligations. Such Issuing Bank shall notify the Agent immediately upon receipt of a written notice from the Borrower requesting that a Letter of Credit be Issued and, upon the Agent's request therefor, send a copy of such notice to the Agent.

         (ii) Such Issuing Bank shall give the Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of the Issuance of a Letter of Credit (which notice the Agent shall promptly transmit by telegram, telex, telecopy, telephone or similar transmission to each Lender).

         (d) Reimbursement Obligations; Duties of Issuing Banks. (i) Notwithstanding any provisions to the contrary in any Letter of Credit Reimbursement Agreement relating to any Letter of Credit Issued by an Issuing
Bank:

         (A) the Borrower shall reimburse such Issuing Bank for amounts drawn under such Letter of Credit pursuant to subsection (f) below, in Dollars, no later than the date (the "Reimbursement Date") which is one (1) Business Day after the Borrower receives written notice from such Issuing Bank that payment has been made under such Letter of Credit by such Issuing Bank; and

         (B) all Reimbursement Obligations with respect to any Letter of Credit shall bear interest at the rate applicable in accordance with
     Section 4.01(a) from the date of the relevant drawing under such Letter of Credit until the Reimbursement Date and thereafter at the rate applicable in accordance with Section 4.01(d).

         (ii) Such Issuing Bank shall give the Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of all drawings under a Letter of Credit Issued by it and the payment (or the failure to pay when due) by the Borrower on account of a Reimbursement Obligation (which notice the Agent shall promptly transmit by telegram, telex, telecopy or similar transmission to each Revolving Credit Lender).

         (iii) No action taken or omitted in good faith by an Issuing Bank under or in connection with any Letter of Credit shall put such Issuing Bank under any resulting liability to any Lender, the Borrower or, so long as such Letter of Credit is not Issued in violation of Section 2.04(a), relieve any Revolving Credit Lender of its obligations hereunder to such Issuing Bank. Solely as between the Issuing Banks and such Lenders, in determining whether to pay under any Letter of Credit, the respective Issuing Bank shall have no obligation to the Revolving

Credit Lenders other than to confirm that any documents required to be delivered under a respective Letter of Credit appear to have been delivered and that they appear on their face to comply with the requirements of such Letter of Credit.

         (e) Participations. (i) Immediately upon Issuance by an Issuing Bank of any Letter of Credit in accordance with the procedures set forth in this
Section 2.04, each Revolving Credit Lender shall be deemed to have irrevocably and unconditionally purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation in such Letter of Credit to the extent of such Lender's Revolving Credit Pro Rata Share, including, without limitation, all obligations of the Borrower with respect thereto (other than amounts owing to the Issuing Bank under Section 2.04(g)) and any security therefor and guaranty pertaining thereto.

         (ii) If any Issuing Bank makes any payment under any Letter of Credit and the Borrower does not repay such amount to such Issuing Bank on the Reimbursement Date, such Issuing Bank shall promptly notify the Agent, which shall promptly notify each Revolving Credit Lender, and each such Lender shall promptly and unconditionally pay to the Agent for the account of such Issuing Bank, in immediately available funds, the amount of such Lender's Revolving Credit Pro Rata Share of such payment (net of that portion of such payment, if any, made by such Lender in its capacity as an Issuing Bank), and the Agent shall promptly pay to such Issuing Bank such amounts received by it, and any other amounts received by the Agent for such Issuing Bank's account, pursuant to this Section 2.04(e). All such payments shall constitute Revolving Loans made to the Borrower pursuant to Section 2.02 (irrespective of the satisfaction of the conditions in Section 5.02 or the requirement in Section 2.04(b) to deliver a Notice of Borrowing which conditions and requirement, for the purpose of refunding any Reimbursement Obligation owing to any Issuing Bank, the Revolving Credit Lenders irrevocably waive) and shall thereupon cease to be unpaid Reimbursement Obligations. If a Revolving Credit Lender does not make its Revolving Credit Pro Rata Share of the amount of such payment available to the Agent, such Lender agrees to pay to the Agent for the account of the Issuing Bank, forthwith on demand, such amount together with interest thereon, for the first Business Day after the date such payment was first due at the Federal Funds Rate, and thereafter at the interest rate then applicable in accordance with Section 4.01(a). The failure of any such Lender to make available to the Agent for the account of an Issuing Bank its Revolving Credit Pro Rata Share of any such payment shall neither relieve any other Revolving Credit Lender of its obligation hereunder to make available to the Agent for the account of such Issuing Bank such other Lender's Revolving Credit Pro Rata Share of any payment on the date such payment is to be made nor increase the obligation of any other Revolving Credit Lender to make such payment to the Agent. This Section does not relieve any Lender of its obligation to purchase Revolving Credit Pro Rata Share participations in Letters of Credit; nor does this Section relieve the Borrower of its obligation to pay or repay any Issuing Bank funding its Revolving Credit Pro Rata Share of such payment pursuant to this Section interest on the amount of such payment from such date such payment is to be made until the date on which payment is repaid in full.

         (iii) Whenever an Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which any Revolving Credit Lender has made a Revolving Loan pursuant to clause (ii) of this Section, such Issuing Bank shall pay to the Agent such payment in accordance with Section 3.02. Whenever the Agent receives (pursuant to the immediately preceding sentence or otherwise) a payment on account of a Reimbursement Obligation, including any interest thereon, as to which any Revolving Credit Lender has made a Revolving Loan pursuant to clause (ii) of this Section, the Agent shall distribute such payment in accordance with Section
3.02. Each such payment shall be made by such Issuing Bank or the Agent, as the case may be, on the Business Day on which such Person receives the funds paid to such Person pursuant to the preceding sentence, if received prior to 11:00 a.m. (New York time) on such Business Day, and otherwise on the next succeeding Business Day.

         (iv) Upon the request of any Revolving Credit Lender, an Issuing Bank shall furnish such Lender copies of any Letter of Credit or Letter of Credit Reimbursement Agreement to which such Issuing Bank is party and such other documentation as reasonably may be requested by such Lender.

         (v) The obligations of a Revolving Credit Lender to make payments to the Agent for the account of any Issuing Bank with respect to a Letter of Credit shall be irrevocable, shall not be subject to any qualification or exception whatsoever except willful misconduct or gross negligence of such Issuing Bank, and shall be honored in accordance with this Article II (irrespective of the satisfaction of the conditions described in Sections 5.01 and 5.02, as applicable which conditions, for the purposes of the payment of Reimbursement Obligations to the Issuing Bank, such Lenders irrevocably waive) under all circumstances, including, without limitation, any of the following circumstances:

         (A) any lack of validity or enforceability hereof or of any of the other Loan Documents;

         (B) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of a beneficiary named in a Letter of

     Credit (or any Person for whom any such transferee may be acting), the Agent, any Issuing Bank, any Lender, or any other Person, whether in connection herewith, with any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the account party and beneficiary named in any Letter of Credit);

         (C) any draft, certificate or any other document presented under the Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

         (E) any failure by such Issuing Bank to make any reports required pursuant to Section 2.04(h) or the inaccuracy of any such report; or

         (F)  the occurrence of any Event of Default or Default.

         (f) Payment of Reimbursement Obligations. (i) The Borrower unconditionally agrees to pay to each Issuing Bank, in Dollars, the amount of all Reimbursement Obligations, interest and other amounts payable to such Issuing Bank under or in connection with the Letters of Credit when such amounts are due and payable, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against any Issuing Bank or any other Person.

         (ii) In the event any payment by the Borrower received by an Issuing Bank with respect to a Letter of Credit and distributed by the Agent to the Revolving Credit Lenders on account of their participation is thereafter set aside, avoided or recovered from such Issuing Bank in connection with any receivership, liquidation or bankruptcy proceeding, each such Lender which received such distribution shall, upon demand by such Issuing Bank, contribute such Lender's Revolving Credit Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by such Issuing Bank upon the amount required to be repaid by it.

         (g) Issuing Bank Charges. The Borrower shall pay to each Issuing Bank, solely for its own account, the standard charges assessed by such Issuing Bank in connection with the issuance, administration, amendment and payment or cancellation of Letters of Credit and such compensation in respect of such

Letters of Credit for the Borrower's account as may be agreed upon by the Borrower and such Issuing Bank from time to time.

         (h) Issuing Bank Reporting Requirements. Each Issuing Bank shall, no later than the first (1st) Business Day following the last day of each calendar month, provide to the Agent and the Borrower separate schedules for Commercial Letters of Credit and Standby Letters of Credit issued by it, in form and substance reasonably satisfactory to the Agent, setting forth the aggregate Letter of Credit Obligations outstanding to it at the end of each month and any information requested by the Agent or the Borrower relating to the date of issue, account party, amount, expiration date and reference number of each Letter of Credit issued by it.

         (i) Indemnification; Exoneration. (A) In addition to all other amounts payable to an Issuing Bank, the Borrower hereby agrees to defend, indemnify, and save the Agent, each Issuing Bank and each Lender harmless from and against any and all claims, demands, liabilities, penalties, damages, losses (other than loss of profits), costs, charges and expenses (including reasonable attorneys' fees but excluding taxes) which the Agent, such Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the Issuance of any Letter of Credit other than as a result of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction, or (ii) the failure of the Issuing Bank issuing a Letter of Credit to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

         (B) As between the Borrower on the one hand and the Agent, the Lenders and the Issuing Banks on the other hand, the Borrower assumes all risks of the acts and omissions of, or misuse of Letters of Credit by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit Reimbursement Agreements, the Agent, the Issuing Banks and the Lenders shall not be responsible for: (i) the form, validity, legality, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and Issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity, legality or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
(iii) failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; (viii) any litigation, proceeding or charges with respect to such Letter of Credit; and (ix) any consequences arising from causes beyond the control of the Agent, the Issuing Banks or the Lenders; provided that, notwithstanding anything contained in this Agreement to the contrary, the Borrower shall have a claim against the Agent, each Issuing Bank and each Lender, and each such Person shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, punitive or special, damages suffered by the Borrower which the Borrower proves (pursuant to a non-appealable judgment of a court of competent jurisdiction) were caused by
(i) such Person's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms thereof or
(ii) such Person's willful failure to pay, or gross negligence resulting in a failure to pay, any drawing under a Letter of Credit after the presentation to it by the beneficiary of a draft and any other applicable drawing documents, all strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Agent, each Issuing Bank and each Lender may accept documents that appear on their face to be in order, without responsibility for further investigation.

         (j) Obligations Several. The obligations of each Issuing Bank and each Lender under this Section 2.04 are several and not joint, and no Issuing Bank or Lender shall be responsible for the obligation to issue Letters of Credit or participation obligation hereunder, respectively, of any other Issuing Bank or Lender.

         (k) Transitional Provisions. Schedule 2.04-K contains a schedule of certain Letters of Credit (as defined in the Existing Credit Agreement). On the Closing Date (i) such letters of credit, to the extent outstanding, shall be automatically and without further action by the parties thereto converted to Letters of Credit issued pursuant to this Section 2.04 for the account of the Borrower and subject to the provisions hereof, and for this purpose the fees specified in Section 2.04(g) and 4.03(a) shall be payable (in substitution for any fees set forth in the Letter of Credit Reimbursement Agreements relating to such letters of credit) as if such letters of credit had been issued on the Closing Date, (ii) the face amount of such letters of credit shall be included in the calculation of Letter of Credit Obligations, and (iii) all liabilities of the Borrower with respect to such letters of credit shall constitute Obligations.

To the extent that any fees with respect to the letters of credit listed on
Schedule 2.04-K were owing under the Existing Credit Agreement in respect of any time period prior to which such letter of credit shall be a Letter of Credit on account of the provisions of this section, the Borrower shall have paid such fees on or prior to the Closing Date.

         2.05. Promise to Repay; Evidence of Indebtedness.

         (a) Promise to Repay. The Borrower hereby agrees to pay when due the principal amount of each Loan which is made to it, and further agrees to pay when due all unpaid interest accrued thereon, in accordance with the terms hereof and of the Notes. The Borrower shall execute and deliver to each Lender, as applicable on the Closing Date, A Term Loan Notes, B Term Loan Notes, C Term Loan Notes, Swing Loan Notes and Revolving Credit Notes, each in form and substance acceptable to the Agent and such Lender, evidencing the Loans and thereafter shall execute and deliver such other promissory notes as are necessary to evidence the Loans owing to the Lenders after giving effect to any assignment thereof pursuant to Section 14.01, all in form and substance acceptable to the Agent and the parties to such assignment (all such promissory notes and all amendments thereto, replacements thereof and substitutions therefor being collectively referred to as the "Notes"; and "Note" means any one of the Notes).

         (b) Loan Account. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "Loan Account") evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under each of the Notes.

         2.06. Authorized Officers and Agents. On the Closing Date and from time to time thereafter, the Borrower shall deliver to the Agent an Officer's Certificate setting forth the names of the officers, employees and agents authorized to request Revolving Loans, Swing Loans and Letters of Credit and containing a specimen signature of each such officer, employee or agent. The officers, employees and agents so authorized shall also be authorized to act for the Borrower in respect of all other matters relating to the Loan Documents. The Agent shall be entitled to rely conclusively on such officer's or employee's authority to request such Loan or Letter of Credit until the Agent receives written notice to the contrary. The Agent shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing or any other document, and, with respect to an oral request for such a Loan or Letter of Credit, the Agent shall have no duty to verify the identity of any person representing himself or herself as one of the officers, employees or agents authorized to make such request or otherwise to act on behalf of the Borrower. None of the Agent, any Lender or any Issuing Bank shall incur any liability to the Borrower or any other Person in acting upon any telephonic notice referred to above which the Agent reasonably believes to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Borrower.

                                   ARTICLE III
                            PAYMENTS AND PREPAYMENTS

         3.01. Prepayments; Reductions in Commitments.

         (a) Voluntary Prepayments/Reductions. (i) Term Loans. Upon at least five (5) Business Days' notice to the Agent (which the Agent shall promptly transmit to each Lender as applicable), the Borrower may prepay any Base Rate Loan which is a Term Loan, in whole or in part. Eurodollar Rate Loans may be prepaid (A) in whole or in part on the expiration date of the then applicable Eurodollar Interest Period and (B) upon payment of the amounts described in
Section 4.02(f), on any other Business Day upon at least five (5) Business Days' prior written notice to the Agent (which the Agent shall promptly transmit to each Lender as applicable). Unless the aggregate outstanding principal balance of the Term Loans is to be prepaid in full, voluntary prepayments of the Term Loans shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $250,000 in excess of that amount. Each voluntary prepayment of the Term Loans shall be applied to the pro rata repayment of the A Term Loans, the B Term Loans and the C Term Loans in inverse order of maturity. Any notice of prepayment given to the Agent under this Section 3.01(a)(i) shall specify, in accordance with the terms hereof, the date (which shall be a Business Day) of prepayment, the aggregate principal amount of the prepayment and (subject to the fourth sentence of this Section 3.01(a)(i)) any allocation of such amount among Base Rate Loans, Eurodollar Rate Loans, A Term Loans, B Term Loans and C Term Loans. When notice of prepayment is delivered as provided herein, the principal amount of the Term Loans specified in the notice shall become due and payable on the prepayment date specified in such notice.

         (ii) Revolving Credit Commitment. The Borrower, upon at least five (5) Business Days' prior written notice to the Agent (which the Agent shall promptly transmit to each Lender), shall have the right, from time to time, to terminate in whole or permanently reduce in part the Revolving Credit Commitments, provided that the Borrower shall have made whatever payment may be required to reduce the Revolving Credit Obligations to an amount less than or equal to the Revolving Credit Commitments as reduced or terminated. Any partial reduction of the Revolving Credit Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount, and shall reduce the Revolving Credit Commitment of each Revolving Credit Lender proportionately in accordance with its Revolving Credit Pro Rata Share. Any notice of termination or reduction given to the Agent under this
Section 3.01(a)(ii) shall specify the date (which shall be a Business Day) of such termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof.

         (iii) The prepayments and payments in respect of reductions and terminations described in clauses (i) and (ii) of this Section 3.01(a) may be made without premium or penalty (except as provided in Section 4.02(f)).

         (b)   Mandatory Prepayments of Loans.

         (i) Immediately after the Borrower's or any of the Restricted Subsidiaries' receipt of any Net Cash Proceeds on account of the sale, assignment or other disposition of, loss or taking by condemnation or eminent domain of, or damage to, all or any portion of the Property of the Borrower or any Subsidiary of the Borrower (including, without limitation, the Discontinued Operations), the Borrower shall make or cause to be made a mandatory prepayment of the Loans. Each such prepayment shall be allocated and applied first, to the repayment of the B Term Loans (based upon each B Term Loan Lender's B Term Loan Pro Rata Share); second, to the pro rata repayment of the A Term Loans and the C Term Loans (based upon each A Term Loan Lender's A Term Loan Pro Rata Share and each C Term Loan Lender's C Term Loan Pro Rata Share, as the case may be); and then, to any outstanding non-contingent Revolving Credit Obligations (without any permanent reduction in the Revolving Credit Commitments), provided that after the payment in full of the B Term Loans, Net Cash Proceeds on account of the sale of the Non-Operating Assets (or, in the event the Non-Operating Assets are sold prior to the Discontinued Operations, an equivalent amount of Net Cash Proceeds arising from the sale of the Discontinued Operations) shall not be applied to the remaining Term Loans but instead applied to any outstanding non-contingent Revolving Credit Obligations (without any permanent reduction in the Revolving Credit Commitments). Thereafter, to the extent that there are any Net Cash Proceeds remaining, such funds shall be deposited in the Cash Collateral Account to be held as Cash Collateral in accordance with this Agreement. Prepayments of the A Term Loans, the B Term Loans and the C Term Loans pursuant to this Section 3.01(b)(i) shall be applied to installments of the A Term Loans, the B Term Loans and the C Term Loans specified in Section 2.01(f) in inverse order of their maturity.

         (ii) Immediately after the Borrower's or any of its Subsidiaries' receipt of any Net Cash Proceeds from the issuance of Capital Stock, any other additions to the equity of the Borrower or any contributions to capital of the Borrower, the

Borrower shall make or cause to be made a mandatory prepayment of the Loans. Fifty percent (50%) of such Net Cash Proceeds shall be allocated and applied first, to the pro rata repayment of the A Term Loans, the B Term Loans and the C Term Loans (based upon each A Term Loan Lender's A Term Loan Pro Rata Share, each B Term Loan Lender's B Term Loan Pro Rata Share and each C Term Loan Lender's C Term Loan Pro Rata Share, as the case may be); second, to any remaining non-contingent Revolving Credit Obligations (without any permanent reduction in the Revolving Credit Commitments); and then, to the Cash Collateral Account to be held as Cash Collateral in accordance with this Agreement. The remaining fifty percent (50%) of such Net Cash Proceeds shall be allocated and applied first, if the Borrower elects to make such application and so long as no Default or Event of Default shall have occurred and be continuing or would otherwise result therefrom, promptly to repurchase or redeem the Subordinated Notes; second, to any remaining non-contingent Revolving Credit Obligations (without any permanent reduction in the Revolving Credit Commitments); and then, to the Cash Collateral Account to be held as Cash Collateral or disbursed as provided in this Agreement. Prepayments of the A Term Loans, B Term Loans and the C Term Loans pursuant to this Section 3.01(b)(ii) shall be applied to installments of the A Term Loans, the B Term Loans and the C Term Loans specified in Section 2.01(f) in inverse order of their maturity.

         (iii) As soon as practicable, and in any event within 90 days after the end of each Cash Flow Period, unless the Term Loans shall have been paid in full, (A) the Borrower shall calculate the Excess Cash Flow for such Cash Flow Period and (B) the Borrower shall make a mandatory prepayment of the Loans equal to seventy-five percent (75%) of such Excess Cash Flow; provided, however, that the mandatory prepayment referred to in this clause (B) shall be reduced to fifty percent (50%) of such Excess Cash Flow after the Borrower and its Restricted Subsidiaries have received Net Cash Proceeds of at least $50,000,000 from the sale of Discontinued Operations. Each such prepayment shall be allocated and applied first, to the pro rata repayment of the A Term Loans, the B Term Loans and the C Term Loans (based upon each A Term Loan Lender's A Term Loan Pro Rata Share, each B Term Loan Lender's B Term Loan Pro Rata Share and each C Term Loan Lender's C Term Loan Pro Rata Share, as the case may be); second, to any remaining non-contingent Revolving Credit Obligations (without any permanent reduction in the Revolving Credit Commitments); and then, to the Cash Collateral Account to be held as Cash Collateral in accordance with this Agreement. Prepayments of the A Term Loans, B Term Loans and the C Term Loans pursuant to this Section 3.01(b)(iii) shall be applied to installments of the A Term Loans, the B Term Loans and the C Term Loans specified in Section 2.01(f) in inverse order of their maturity.

         (iv) Immediately after the Borrower's or any of the Restricted Subsidiaries' receipt of any Net Cash Proceeds from the issuance of Indebtedness (other than the Subordinated Notes), the Borrower shall make or cause to be made a mandatory prepayment of the Loans in the full amount of such Net Cash Proceeds. Each such prepayment shall be allocated and applied first, to the pro rata repayment of the A Term Loans, the B Term Loans and the C Term Loans (based upon each A Term Loan Lender's A Term Loan Pro Rata Share, each B Term Loan Lender's B Term Loan Pro Rata Share and each C Term Loan Lender's C Term Loan Pro Rata Share); second, to any remaining non-contingent Revolving Credit Obligations (without any permanent reduction in the Revolving Credit Commitments); and then, to the Cash Collateral Account to be held as Cash Collateral in accordance with this Agreement. Prepayments of the A Term Loans, the B Term Loans and the C Term Loans pursuant to this Section 3.01(b)(iv) shall be applied to installments of the A Term Loans, the B Term Loans and the C Term Loans specified in Section 2.01(f) in inverse order of their maturity.

         (v) Nothing in this Section 3.01(b) shall be construed to constitute the Lenders' consent to any transaction which is not expressly permitted by
Article IX.

         (vi) On the date any mandatory prepayment is received by the Agent pursuant to clause (i), (ii), (iii) or (iv) above, such prepayment shall (to the extent possible while still following the order of application set forth in the relevant clause) be applied first to Base Rate Loans and then to any Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Eurodollar Interest Periods being repaid prior to those which have later expiring Eurodollar Interest Periods.

         (c) Mandatory Prepayments of Revolving Loans. (i) Immediately, if the Revolving Credit Obligations are greater than the Maximum Revolving Credit Amount, the Borrower shall make a mandatory repayment of the Revolving Credit Obligations in an amount equal to such excess, such amount to be applied in accordance with Section 3.02.

         (ii) On a daily basis from funds on deposit in the Cash Collateral Account, in each case prior to 1:00 p.m. on any Business Day, the Agent shall transfer funds in accordance with Section 3.05 and thereby cause the Borrower to make a mandatory repayment of the Revolving Credit Obligations on such Business Day in an amount equal to first, any and all Non Pro Rata Loans on a pro rata basis, second, any and all outstanding Swing Loans, and third, to the repayment of the Revolving Credit Obligations then outstanding in accordance with the provisions of Section 3.02. Notwithstanding the foregoing, unless the Borrower otherwise elects, the repayments contemplated by this Section 3.01(c)(ii) shall not be applied to any Eurodollar Rate Loan prior to the expiration of the Eurodollar Interest Period applicable to such Loan.

         3.02. Payments. (a) Manner and Time of Payment. All payments of principal of and interest on the Loans and Reimbursement Obligations and other Obligations (including, without limitation, fees and expenses) which are payable to the Agent, the Lenders or any Issuing Bank shall be made without condition or reservation of right, in immediately available funds, delivered to the Agent (or, in the case of Reimbursement Obligations, to the pertinent Issuing Bank) not later than 1:00 p.m. (New York time) on the date and at the place due, to the Agent's Account (or such account of the Issuing Bank as it may designate, if applicable). Payments in respect of any Swing Loan received by the Agent shall be distributed to the Swing Loan Bank in accordance with Section 3.01(c)(ii), payments in respect of any Revolving Loan received by the Agent shall be distributed to each Lender in accordance with its Revolving Credit Pro Rata Share in accordance with the provisions of Section 3.02(b), and payments in respect of all A Term Loans, B Term Loans or C Term Loans, as the case may be, received by the Agent, shall be distributed to each Lender in accordance with its A Term Loan Pro Rata Share, B Term Loan Pro Rata Share or C Term Loan Pro Rata Share, as the case may be, in accordance with the provisions of Section 2.01(f) on the date received, if received prior to 1:00 p.m., and (except in the case of repayment of Swing Loans) on the next succeeding Business Day, if received thereafter, by the Agent.

                  (b) Apportionment of Payments. (i) Subject to the provisions of Section 3.02(b)(ii) and (v), except as otherwise provided herein (A) all payments of principal and interest (I) in respect of outstanding A Term Loans shall be allocated among such of the A Term Loan Lenders as are entitled thereto, in proportion to their respective A Term Loan Pro Rata Shares, (II) in respect of outstanding B Term Loans shall be allocated among such of the B Term Loan Lenders as are entitled thereto, in proportion to their respective B Term Loan Pro Rata Shares, (III) in respect of outstanding C Term Loans shall be allocated among such of the C Term Loan Lenders as are entitled thereto, in proportion to their respective C Term Loan Pro Rata Shares, and (IV) in respect of outstanding Revolving Loans, and all payments in respect of Reimbursement Obligations, shall be allocated among such of the Revolving Credit Lenders and Issuing Banks as are entitled thereto, in proportion to their respective Revolving Credit Pro Rata Shares and (B) all payments of fees and all other payments in respect of any other Obligations shall be allocated among such of the Lenders and Issuing Banks as are entitled thereto, in proportion to their respective Pro Rata Shares. All such payments and any other amounts received by the Agent from or for the benefit of the Borrower shall be applied first, to pay principal of and interest on any portion of the Loans which the

Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender other than the Lender then acting as Agent, for which the Agent has not then been reimbursed by such Lender or the Borrower, second, to pay principal of and interest on any Protective Advance for which the Agent has not then been paid by the Borrower or reimbursed by the Lenders, third, to pay all other Obligations then due and payable and fourth, to the Cash Collateral Account to be held as Cash Collateral in accordance with this Agreement. The Borrower hereby grants to the Agent a security interest for the benefit of the Agent, the Lenders and the Issuing Banks in all funds deposited in the Cash Collateral Account. Except as set forth in Sections 3.01(a), (b) and (c) and unless otherwise designated by the Borrower, all principal payments in respect of outstanding Swing Loans, Revolving Loans or Term Loans, as the case may be, shall be applied first, to repay outstanding Base Rate Loans, and then to repay outstanding Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Eurodollar Interest Periods being repaid prior to those which have later expiring Eurodollar Interest Periods.

         (ii) After the occurrence and during the continuance of an Event of Default and notwithstanding any order of application set forth in Section 3.01(b), the Agent may, and shall upon the acceleration of the Obligations pursuant to Section 11.02(a), apply all payments in respect of any Obligations and all proceeds of Collateral in the following order:

         (A) first, to pay interest on, and then principal of, any portion of the Revolving Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender or the Borrower;

         (B) second, to pay interest on and then principal of first any outstanding Protective Advance and then any Swing Loan;

         (C) third, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Agent;

         (D) fourth, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Lenders and the Issuing Banks;

         (E) fifth, to pay Obligations in respect of any fees then due to the Agent, the Lenders and the Issuing Banks;

         (F) sixth, to pay interest due in respect of the Loans and Reimbursement Obligations;

         (G) seventh, to pay or prepay (or, to the extent such Obligations are contingent, provide Cash Collateral pursuant to Section 11.02(b) in respect
     of) principal outstanding on Loans and all outstanding Letter of Credit Obligations, and to the ratable payment of Interest Rate Contracts and Currency Agreements to which any of the Lenders or any Affiliate of any of the Lenders is a party and which do not contravene clauses (ix) and (x) of
     Section 9.01;

         (H) eighth, subject to clause ninth below, to the ratable payment of all other Obligations; and

         (I) ninth, to the ratable payment of Interest Rate Contracts and Currency Agreements to which any of the Lenders or any Affiliate of the Lenders is a party (other than the Interest Rate Contracts and Currency Agreements referred to in clause seventh above);

provided, however, if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any of the foregoing clauses (A) through (H), the available funds being applied with respect to any such Obligations referred to in any one of such clauses (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the Agent's and each Lender's or Issuing Bank's interest in the aggregate outstanding Obligations described in such clauses.

The order of priority set forth in this Section 3.02(b)(ii) and the related provisions hereof are set forth solely to determine the rights and priorities of the Agent, the Lenders, the Issuing Banks and other Holders as among themselves. The order of priority set forth in clauses (A) through (I) of this Section 3.02(b)(ii) may at any time and from time to time be changed by the agreement of each of the Lenders without necessity of notice to or consent of or approval by the Borrower, any Holder which is not a Lender or Issuing Bank, or any other Person; provided, however, the order of priority set forth in clauses (A) through (E) of this Section 3.02(b)(ii) may not be changed without the prior written consent of the Agent.

         (iii) All payments of principal on the Swing Loans, Protective Advances, Reimbursement Obligations, interest, fees and other sums payable in respect of the Revolving Loans may, at the option of the Agent, be paid from the proceeds of the Revolving Loans. The Borrower hereby authorizes the Swing Loan Bank to make pursuant to Section 2.03(a) and the Revolving Credit Lenders to make pursuant to Section 2.02(a), from time to time in such Swing Loan Bank's or Lender's discretion, Swing Loans or Revolving Loans, as the case may be, which are in the amounts of any and all principal on the Swing Loans, interest, fees and other sums payable in respect of the Revolving Loans, and further authorizes the Agent (A) to give the Revolving Credit Lenders notice of any Borrowing with respect to such Revolving Loans and (B) to distribute the proceeds of such Revolving Loans to pay such amounts. The Borrower agrees that all such Revolving Loans so made shall be deemed to have been requested by it and directs that all proceeds thereof shall be used to pay such amounts.

         (iv) Subject to Section 3.01(b)(v), the Agent shall promptly distribute to each Lender and Issuing Bank at its primary address set forth on the appropriate signature page hereof or the signature page to the Assignment and Acceptance by which it became a Lender or Issuing Bank, or to each Lender, Issuing Bank or other Holder at such other address as such Lender, Issuing Bank or other Holder may request in writing, such funds as such Person may be entitled to receive, subject to the provisions of Article XIII; provided that, as between the Holders and the Agent, the Agent shall under no circumstances be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Holder and may suspend all payments or seek appropriate relief (including, without limitation, instructions from the Requisite Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby.

         (v) If any Revolving Credit Lender fails to fund its Revolving Credit Pro Rata Share of any Revolving Loan Borrowing requested by the Borrower which such Lender is obligated to fund under the terms hereof (the funded portion of such Revolving Loan Borrowing being hereinafter referred to as a "Non Pro Rata Loan"), excluding any such Lender who has delivered to the Agent written notice that one or more of the conditions precedent contained in Section 5.02 shall not on the date of such request be satisfied and until such conditions are satisfied, then until the earlier of such Lender's cure of such failure and the termination of the Commitments, the proceeds of all amounts thereafter repaid to the Agent by the Borrower and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms hereof shall be advanced to the Borrower by the Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender ("Cure Loans"), but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything contained herein to the contrary:

         (A) the foregoing provisions of this Section 3.02(b)(v) shall apply only with respect to the proceeds of payments of Obligations;

         (B) a Revolving Credit Lender shall be deemed to have cured its failure to fund its Revolving Credit Pro Rata Share of any Revolving Loan at such time as an amount equal to such Lender's original Revolving Credit Pro Rata Share of the requested principal portion of such Revolving Loan is fully funded to the Borrower, whether made by such Lender itself or by operation of the terms of this Section 3.02(b)(v), and whether or not the Non Pro Rata Loan with respect thereto has been repaid;

         (C) Cure Loans shall bear interest at the rate applicable to the other Revolving Loans comprising such Borrowing and shall be treated as Revolving Loans comprising such Borrowing for all purposes herein;

         (D) regardless of whether or not an Event of Default has occurred or is continuing, and notwithstanding the instructions of the Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Section 3.02, would be applied to the outstanding Revolving Loans shall be applied first, ratably to all Revolving Loans constituting Non Pro Rata Loans, second, ratably to Revolving Loans other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to Revolving Loans constituting Cure Loans; and

         (E) no Lender shall be relieved of any obligation such Lender may have to the Borrower under the terms of this Agreement as a result of the provisions of this Section 3.02(b)(v).

         (c) Payments on Non-Business Days. Whenever any payment to be made by the Borrower hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day (or, as set forth in Section 4.02(b)(iii), the next preceding Business Day), and any such extension of time shall be included in the computation of the payment of interest and fees hereunder.

         3.03. Taxes. (a) Payments Free and Clear of Taxes. Except as otherwise provided in Section 3.03(d) hereof, any and all payments by the Borrower hereunder or under any Note or other document evidencing any Obligations shall be made free and clear of and without reduction for any and all present or future taxes, levies, imposts, deductions, charges and withhold- ings, and all stamp or documentary taxes, excise taxes, ad valorem taxes and other taxes imposed on the value of Property, charges or levies which arise from the execution, delivery or registration, or from payment or performance under, or otherwise with respect to, any of the Loan Documents or the Commitments and all other liabilities with respect thereto, excluding, in the case of each Lender, each Issuing Bank and the Agent, taxes imposed on or measured by net or gross income or receipts and capital and franchise taxes imposed on it by (i) the United

States (except withholding taxes imposed by Sections 1441, 1442 and 3406 of the Internal Revenue Code to the extent provided in Section 3.03(d)(ii)), (ii) the Governmental Authority of the jurisdiction in which such Lender's Applicable Lending Office is located or any political subdivision thereof, (iii) the Governmental Authority in which such Person is organized, managed and controlled or any political subdivision thereof or (iv) the Governmental Authority of any other jurisdiction in which such Person engages in business or any political subdivision thereof, whether or not imposed in respect of payments by the Borrower under the terms of this Agreement or any other Loan Documents or the Commitments (all such non-excluded taxes, levies, imposts, deductions, charges and withholdings being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any such Note or document to any Lender, any Issuing Bank or the Agent, (x) the sum payable to such Lender, such Issuing Bank or the Agent shall be increased as may be necessary so that after making all required withholding or deductions of Taxes (including withholding or deductions applicable to additional sums payable under this sentence) such Lender, such Issuing Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions of Taxes been made, (y) the Borrower shall make such withholding or deductions and (z) the Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law. If any Taxes described in the preceding sentence shall be or become applicable after the date hereof to payments by the Borrower made to a Lender, an Issuing Bank or the Agent, such Person shall use its best efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower (including the certificates and documents referred to in Section 3.03(d)(i) hereof) or to make, fund and maintain its Loans, and to make, fund and maintain its obligations under the Letters of Credit, through another Applicable Lending Office of such Person in another jurisdiction so as to eliminate (or if not eliminate, reduce) such Borrower's liability hereunder, if the making, funding or maintenance of such Loans or obligations under the Letters of Credit through such other Applicable Lending Office of such Person does not, in the judgment of such Person, otherwise materially adversely affect such Loans, obligations under the Letters of Credit or such Person.

         (b) Indemnification. (i) The Borrower shall indemnify each Lender, each Issuing Bank and the Agent against, and reimburse each promptly after demand therefor, the full amount of all Taxes (including, without limitation, any Taxes imposed by any Governmental Authority on amounts payable under Section 3.03(a) and any additional income or franchise taxes incurred as a result of such additional amounts) paid by such Lender, such

Issuing Bank or the Agent (as the case may be) or any of their respective Affiliates and amounts paid by them in respect of any liability (including penalties, interest, and out-of-pocket expenses paid to third parties but excluding any penalties paid to a taxing Governmental Authority for late payment of Taxes, which penalty resulted solely from the action or inaction of such Person seeking indemnification under this Section 3.03(b)) arising therefrom or with respect thereto. Each applicable Lender, Issuing Bank or the Agent, as the case may be, shall submit to the Borrower a certificate, as to any additional amount payable to any such Person under this Section 3.03(b), and the Borrower shall pay such additional amount promptly after receipt of such certificate. In determining such additional amount, such Person shall take into account and reduce the amount otherwise payable by the Borrower pursuant to this subsection
(b), by an amount equal to any tax credits and other tax benefits associated with the circumstances giving rise to the payment of such additional amount as well as the payment thereof. Each Lender, the Agent and each Issuing Bank agrees, within a reasonable time after receiving a written request from the Borrower, to provide the Borrower with such certificates as are reasonably required, and take such other actions as are reasonably necessary to claim such exemptions as such Lender, the Agent or such Issuing Bank may be entitled to claim in respect of all or a portion of any Taxes which are otherwise required to be paid or deducted or withheld pursuant to this Section 3.03 in respect of any payments hereunder or under the Notes.

         (ii) If a Lender, Issuing Bank or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a written request by the Borrower, apply for such refund at the Borrower's expense. If any Lender, Issuing Bank or the Agent receives a refund in respect of any Taxes for which it has received payment from the Borrower under this Section, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund (including any interest thereon) to the Borrower net of all out-of-pocket expenses of such Lender, Issuing Bank or the Agent, provided that the Borrower, upon the request of such Person, agrees to return such refund (plus penalties, interest or other charges) to such Person in the event such Person is required to repay such refund.

         (c) Receipts. If requested by the Agent, in its sole discretion, within ten (10) days after such request, the Borrower shall furnish to the Agent, at its address referred to in Section 14.08, the original or a certified copy of a receipt or other documentation reasonably satisfactory to the Agent, evidencing payment of any Taxes by the Borrower or any of its Subsidiaries.

         (d) Foreign Bank Certifications. (i) Each Lender or Issuing Bank that is not created or organized under the laws of the United States or a political subdivision thereof shall deliver to the Borrower and the Agent on the Closing Date or the date on which such Lender or Issuing Bank becomes a Lender or Issuing Bank pursuant to Section 14.01 hereof (A) a true and accurate certificate, document or statement, as required by the Code or Treasury regulations, properly executed in duplicate by a duly authorized officer of such Lender or Issuing Bank to the effect that such Lender or Issuing Bank is eligible to receive payments hereunder and under the Notes or other document evidencing any Obligations without deduction or withholding of United States federal income tax (x) under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 1001 (or any successor or substitute form or forms)) or (y) under Sections 1442(c) and 1442(a) of the Internal Revenue Code (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 4224 (or any successor or substitute form or forms)) or (B) in the case of a Lender or Issuing Bank claiming exemption from United States withholding tax under section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest" (a "Registered Holder"), (i) a certificate representing that such Registered Holder is not a "bank" for purposes of Section 881(c)(3) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code) and (ii) two duly completed copies of IRS Form W-8. Unless the Borrower and the Agent have received forms or other documents reasonably satisfactory to them indicating that payments hereunder or under any Note or other document evidencing any Obligations are not subject to United States withholding tax, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender or Issuing Bank created or organized under the laws of a jurisdiction outside of the United States.

         (ii) The Borrower shall not be required to pay any additional amounts to any Lender, Issuing Bank or Agent in respect of United States withholding tax pursuant to Section 3.03(d)(i) above (x) if the obligation to pay such additional amounts would not have arisen but for a failure by such Person to comply with the provisions of Section 3.03(d)(i) above for any reason (including the failure of such Person to deliver the documents referred to in Section 3.03(d)(i) by reason of its inability to qualify for total exemption from United States withholding tax (on interest only, in the case of a Registered Holder) or a change in circumstances that renders such Person unable to so qualify) other than (A) a change in applicable law, regulation or official interpretation thereof or (B) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the later of the Closing Date or the date on which such Lender or Issuing Bank becomes a Lender or Issuing Bank pursuant to Section 14.01 hereof or (y) to the extent that the United States withholding tax relates to payments hereunder or under the Notes or other documents evidencing any Obligations which are not covered by the certificates referred to in Section 3.03(d)(i) above.

         (iii) If, solely as a result of an event described in clauses (A) or
(B) of Section 3.03(d)(ii) after the Closing Date or the date on which such Lender or Issuing Bank becomes a Lender or Issuing Bank pursuant to Section
14.01 hereof, such Person (A) is unable to provide to the Borrower a form otherwise required to be delivered by it pursuant to Section 3.03(d)(i) above, or (B) makes any payment or becomes liable to make any payment on account of any Taxes with respect to payments by the Borrower hereunder, the Borrower may, at its option, either (1) prepay the portion of the Loans or obligations under the Letters of Credit held by such Lender or Issuing Bank in the manner set forth in
Section 3.01(a)(i) or (ii) hereof or (2) continue to make payments to such Person under the terms of this Agreement, any Note or other document evidencing any Obligation, which payments shall be made in accordance with Section 3.03(a) above. If the Borrower exercises its option under clause (2) in the preceding sentence to continue making payments, the Lender or Issuing Bank agrees to take such steps as reasonably may be available to it under applicable tax laws and any applicable tax treaty or convention (including, if legally available, furnishing such certificate) to obtain an exemption from, or reduction (to the lowest applicable rate) of, such Taxes, except to the extent that taking such a step would, in the judgment of the Lender or Issuing Bank, materially adversely affect such Loans, obligations under the Letters of Credit or such Person.

         (iv) Each Lender and Issuing Bank further agrees to deliver to the Borrower and the Agent from time to time, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender or Issuing Bank before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrower and the Agent pursuant to this Section 3.03(d). Each certificate required to be delivered pursuant to this Section 3.03(d)(iv) shall certify as to one of the following:

         (A) that such Lender or Issuing Bank can continue to receive payments hereunder and under the Notes (of interest only, in the case of a Registered Holder) without deduction or withholding of United States federal income tax;

         (B) that such Lender or Issuing Bank cannot continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein but does not require additional payments pursuant to Section 3.03(a) because it is entitled to recover the full amount of any such deduction or withholding from a source other than the Borrower;

         (C) that such Lender or Issuing Bank is no longer capable of receiving payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein by reason of a change in law (including the Internal Revenue Code or applicable tax treaty) after the later of the Closing Date or the date on which a Lender or Issuing Bank became a Lender or Issuing Bank pursuant to
     Section 14.01 and that it is not capable of recovering the full amount of the same from a source other than the Borrower; or

         (D) that such Lender or Issuing Bank is no longer capable of receiving payments hereunder without deduction or withholding of United States federal income tax as specified therein other than by reason of a change described in the preceding clause (C).

         3.04. Increased Capital. If after the date hereof any Lender or Issuing Bank determines that (i) the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, Issuing Bank or banks or financial institutions generally (whether or not having the force of law), compliance with which affects or would affect the amount of capital required or expected to be maintained by such Lender or Issuing Bank or any corporation controlling such Lender or Issuing Bank and (ii) the amount of such capital is increased by or based upon (A) the making or maintenance by any Lender of its Loans, any Lender's participation in or obligation to participate in the Loans, Letters of Credit or other advances made hereunder or the existence of any Lender's obligation to make Loans or (B) the issuance or maintenance by any Issuing Bank of, or the existence of any Issuing Bank's obligation to issue, Letters of Credit, then, in any such case, upon written demand by such Lender or Issuing Bank (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Lender or Issuing Bank, from time to time as specified by such Lender or Issuing Bank, additional amounts sufficient to compensate such Lender or Issuing Bank or such corporation therefor. Such demand shall be accompanied by a statement as to the amount of such compensation and include a summary of the basis for such demand with detailed calculations. Such statement shall be conclusive and binding for all purposes, absent manifest error.

         3.05. Cash Management. The Borrower has established the Lockboxes listed on Schedule 6.01-AA and the Lockbox Accounts listed on Schedule 6.01-AA. The Borrower has directed all account debtors of the Borrower and its Restricted Subsidiaries to remit all payments in respect of the Receivables of the Borrowers and such Subsidiaries and other Collateral directly to a Lockbox. The contents of each Lockbox shall automatically be deposited into a Lockbox Account or be emptied and deposited into a Lockbox Account by a representative of the Lockbox Bank at which the applicable Lockbox Account has been established. Only the Agent and the applicable Lockbox Bank, if any, shall have power of withdrawal from each Lockbox and the related Lockbox Account and the Borrower acknowledges that the Borrower shall not have any right, title or interest in such Lockbox or Lockbox Account or any items deposited therein. The Borrower agrees to cause all collections of Receivables, all proceeds of Collateral and all Net Cash Proceeds now or hereafter received directly or indirectly by the Borrower or any Subsidiary of the Borrower or in the possession of the Borrower or any such Subsidiary to be held in trust for the Agent for the benefit of the Lenders and, promptly upon receipt thereof, to be deposited into a Lockbox Account or the Cash Collateral Account. All of the funds in the Lockbox Accounts shall be automatically transferred into the Cash Collateral Account. Except as expressly provided in this Agreement, the Agent alone shall have power of withdrawal from the Cash Collateral Account and the Borrower acknowledges that, except as expressly provided in this Agreement, the Borrower shall not have any right, title or interest in the Cash Collateral Account or the amounts at any time appearing to the credit of the Cash Collateral Account. Funds on deposit in the Cash Collateral Account (other than any such funds being held in the Cash Collateral Account pursuant to Section 8.07) first, shall be applied to the outstanding Obligations in accordance with Section 3.01(c)(ii) (subject to the applicable provisions of Section 3.02); second, if the Borrower shall have provided the Agent with electronic or telephonic notice of the amount to be so withdrawn (and no Blockage Notice shall have been delivered by the Agent to the Borrower), shall be withdrawn and deposited in the Disbursement Account in an amount equal to the lesser of (1) the amount indicated in such notice and (2) the aggregate amount of funds then available in the Cash Collateral Account (it being understood and agreed that such funds may be used for such purposes as proceeds of Revolving Loans may be used in accordance with Section 2.02(d)); and then, any funds remaining after such application, shall be invested in accordance with account instructions applicable thereto agreed to by the Borrower and the Agent.

                                   ARTICLE IV
                                INTEREST AND FEES

         4.01. Interest on the Loans and Other Obligations. (a) Rate of Interest. All Loans and the outstanding principal balance of all other Obligations shall bear interest on the unpaid principal amount thereof from the date such Loans are made and such other Obligations are due and payable until paid in full, except as otherwise provided in Section 4.01(d), as follows:

         (i) If a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time as interest accrues, plus (B) the Applicable Base Rate Margin; or

         (ii) If a Eurodollar Rate Loan, at a rate per annum equal to the sum of
     (A) the Eurodollar Rate determined for the applicable Eurodollar Interest Period, plus (B) the Applicable Eurodollar Rate Margin in effect on the first day of such Eurodollar Interest Period.

The applicable basis for determining the rate of interest on the Loans shall be selected by the Borrower at the time a Notice of Borrowing or a Notice of Conversion/Continuation is delivered by the Borrower to the Agent; provided, however, the Borrower may not select the Eurodollar Rate as the applicable basis for determining the rate of interest on such a Loan (x) if such Loan is to be made on the Closing Date, (y) if at the time of such selection an Event of Default or Default would occur or has occurred and is continuing, or (z) prior to the earlier of (A) the 30th day after the Closing Date and (B) the date upon which the Agent shall determine in its sole discretion that the primary syndication of the Commitments has been completed. If on any day any Loan is outstanding with respect to which notice has not been timely delivered to the Agent in accordance with the terms hereof specifying the basis for determining the rate of interest on that day, then for that day interest on that Loan shall be determined by reference to the Base Rate.

         (b) Interest Payments. (i) Interest accrued on each Base Rate Loan (other than Swing Loans) shall be payable in arrears (A) on the first Business Day of the immediately succeeding calendar month, commencing on the first such Business Day following the making of such Base Rate Loan, and (B) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan, and interest accrued on Swing Loans shall be payable in arrears on the first Business Day of the immediately succeeding calendar month.

         (ii) Interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on each Eurodollar Interest Payment Date applicable to such Loan,
(B) upon the payment or prepayment thereof in full or in part, with respect to the principal amount prepaid, and (C) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan.

         (iii) Interest accrued on the principal balance of all other Obligations shall be payable in arrears (A) on the first Business Day of each calendar month, commencing on the first such Business Day following the incurrence of such Obligation, (B) upon repayment thereof in full or in part, with respect to the principal amount prepaid, and (C) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

         (c) Conversion or Continuation. (i) The Borrower shall have the option (A) to convert at any time all or any part of outstanding Base Rate Loans (other than Swing Loans) to Eurodollar Rate Loans, and the Eurodollar Interest Periods of such converted Loans shall commence on the dates of such conversions;
(B) to convert all or any part of outstanding Eurodollar Rate Loans having Eurodollar Interest Periods which expire on the same date to Base Rate Loans on such expiration date; or (C) to continue all or any part of outstanding Eurodollar Rate Loans having Eurodollar Interest Periods which expire on the same date as Eurodollar Rate Loans, and the succeeding Eurodollar Interest Period of such continued Loans shall commence on such expiration date; provided, however, no such outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan (i) if the continuation of, or the conversion into, would violate any of the provisions of Sections 4.02(a) or (b) or (ii) if an Event of Default or Default would occur as a result of such continuation or conversion, or has occurred and is continuing. Any conversion into or continuation of Eurodollar Rate Loans under this Section 4.01(c) shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess of that amount.

         (ii) To convert or continue a Loan under Section 4.01(c)(i), the Borrower shall deliver a Notice of Conversion/Continuation to the Agent no later than 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall specify (A) the proposed conversion/continuation date (which shall be a Business Day), (B) the principal amount of the Loan to be converted/continued,
(C) whether such Loan shall be converted and/or continued, and (D) in the case of a conversion to, or continuation of, a Eurodollar Rate Loan, the requested Eurodollar Interest Period. In lieu of delivering a Notice of Conversion/Continuation, the Borrower may give the Agent tele-phonic notice of any proposed conversion/continuation by the time required under this Section 4.01(c)(ii), and such notice shall be confirmed in writing delivered to the Agent promptly (but in no event later than 5:00 p.m. (New York time) on the same day). Promptly after receipt of a Notice of Conversion/Continuation under this Section 4.01(c)(ii) (or telephonic notice in lieu thereof), the Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed conversion/continuation. Any Notice of Conversion/Continuation for conversion to, or continuation of, a Loan (or telephonic notice in lieu thereof) shall be irrevocable, and the Borrower shall be bound to convert or continue in accordance therewith.

         (d) Default Interest. Notwithstanding the rates of interest specified in Section 4.01(a) or elsewhere herein, effective (i) immediately upon the occurrence of any Default (other than a Non-Material Default), and for as long thereafter as such Default shall be continuing, the principal balance of all Loans and of all other Obligations, shall bear interest at a rate which is two percent (2.0%) per annum in excess of the rate of interest applicable to such Obligations from time to time.

         (e) Computation of Interest. Interest on all Obligations shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest on any Loan, the date of the making of the Loan shall be included and the date of payment shall be excluded; provided, however, if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on such Loan.

         (f) Changes; Legal Restrictions. If after the date hereof any Lender or Issuing Bank determines that the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, Issuing Bank or over banks or financial institutions generally (whether or not having the force of law), compliance with which, in each case after the date hereof:

         (i) subjects a Lender or an Issuing Bank (or its Applicable Lending Office) to charges (other than Taxes) of any kind which is applicable to the Commitments of the Lenders and/or the Issuing Banks to make Eurodollar Rate Loans or to issue and/or participate in Letters of Credit or changes the basis of taxation of payments to that Lender or Issuing Bank of principal, fees, interest, or any other amount payable hereunder with respect to Eurodollar Rate Loans or Letters of Credit; or

         (ii) imposes, modifies, or holds applicable, any reserve (other than reserves taken into account in calculating the Eurodollar Rate), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities (including those pertaining to Letters of Credit) in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, a Lender or an Issuing Bank or any Applicable Lending Office or Eurodollar Affiliate of that Lender or Issuing Bank;

and the result of any of the foregoing is to increase the cost to that Lender or Issuing Bank of making, renewing or maintaining the Loans or its Commitments or issuing or participating in the Letters of Credit or to reduce any amount receivable thereunder; then, in any such case, upon written demand by such Lender or Issuing Bank (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Lender or Issuing Bank, from time to time as specified by such Lender or Issuing Bank, such amount or amounts as may be necessary to compensate such Lender or Issuing Bank or its Euro-dollar Affiliate for any such additional cost incurred or reduced amount received. Such demand shall be accompanied by a statement as to the amount of such compensation and include a summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error.

         (g) Confirmation of Eurodollar Rate. Upon the reasonable request of the Borrower from time to time, the Agent shall promptly provide to the Borrower such information with respect to the applicable Eurodollar Rate as may be so requested.

         4.02. Special Provisions Governing Eurodollar Rate Loans. With respect to Eurodollar Rate Loans:

         (a) Amount of Eurodollar Rate Loans. Each Eurodollar Rate Loan shall be for a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess of that amount.

         (b) Determination of Eurodollar Interest Period. By giving notice as set forth in Section 2.02(b) (with respect to a Borrowing of Eurodollar Rate Loans) or Section 4.01(c) (with respect to a conversion into or continuation of Eurodollar Rate Loans), the Borrower shall have the option, subject to the other provisions of this Section 4.02, to select an interest period (each, a "Eurodollar Interest Period") to apply to the Loans described in such notice, subject to the following provisions:

         (i) The Borrower may only select, as to a particular Borrowing of Eurodollar Rate Loans, a Eurodollar

     Interest Period of either one, two, three or six months in duration;

         (ii) In the case of immediately successive Euro-dollar Interest Periods applicable to a Borrowing of Eurodollar Rate Loans, each successive Eurodollar Interest Period shall commence on the day on which the next preceding Eurodollar Interest Period expires;

         (iii) If any Eurodollar Interest Period would otherwise expire on a day which is not a Business Day, such Eurodollar Interest Period shall be extended to expire on the next succeeding Business Day if the next succeeding Business Day occurs in the same calendar month, and if there shall be no succeeding Business Day in such calendar month, the Eurodollar Interest Period shall expire on the immediately preceding Business Day;

         (iv) The Borrower may not select a Eurodollar Interest Period as to any Loan if such Eurodollar Interest Period terminates later than the Revolving Credit Termination Date;

         (v) The Borrower may not select a Eurodollar Interest Period with respect to any portion of principal of a Loan which extends beyond a date on which the Borrower is required to make a scheduled payment of such portion of principal; and

         (vi) There shall be no more than seven (7) Eurodollar Interest Periods in effect at any one time.

         (c) Determination of Interest Rate. As soon as practicable on the second Business Day prior to the first day of each Eurodollar Interest Period (the "Eurodollar Interest Rate Determination Date"), the Agent shall determine (pursuant to the procedures set forth in the definition of "Eurodollar Rate") the interest rate which shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Eurodollar Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and to each Lender. The Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding upon the Borrower.

         (d) Interest Rate Unascertainable, Inadequate or Unfair. In the event that at least one (1) Business Day before the Eurodollar Interest Rate Determination Date:

         (i) the Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed;

         (ii) the Requisite Lenders advise the Agent that Dollar deposits in the principal amounts of the Eurodollar Rate Loans comprising such Borrowing are not generally available in the London interbank market for a period equal to such Eurodollar Interest Period; or

         (iii) the Requisite Lenders advise the Agent that the Eurodollar Rate as determined by the Agent, after taking into account the adjustments for reserves and increased costs provided for in Section 4.01(f), will not adequately and fairly reflect the cost to such Lenders of funding their Eurodollar Rate Loans;

then the Agent shall forthwith give notice thereof to the Borrower, whereupon (until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist) the right of the Borrower to elect to have Loans bear interest based upon the Eurodollar Rate shall be suspended and each outstanding Eurodollar Rate Loan shall be converted into a Base Rate Loan on the last day of the then current Eurodollar Interest Period therefor, and any Notice of Borrowing for which Revolving Loans have not then been made shall be deemed to be a request for Base Rate Loans, notwithstanding any prior election by the Borrower to the contrary.

         (e) Illegality. (i) If at any time any Lender determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making or continuation of any Eurodollar Rate Loan has become unlawful or impermissible by compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination, in writing, to the Borrower and the Agent, and the Agent shall promptly transmit the notice to each other Lender.

         (ii) When notice is given by a Lender under Section 4.02(e)(i), (A) the Borrower's right to request from such Lender and such Lender's obligation, if any, to make Eurodollar Rate Loans shall be immediately suspended, and such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (B) if the affected Eurodollar Rate Loan or Loans are then outstanding, the Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one (1) Business Day's prior written notice to the Agent and the affected Lender, convert each such Loan into a Base Rate Loan.

         (iii) If at any time after a Lender gives notice under Section 4.02(e)(i) such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination, in writing, to the Borrower and the Agent, and the Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

         (f) Compensation. In addition to all amounts required to be paid by the Borrower pursuant to Section 4.01, the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrower but excluding any loss of the Applicable Eurodollar Rate Margin on the relevant Loans) which that Lender may sustain (i) if for any reason a Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation given by the Borrower or in a telephonic request by it for borrowing or conversion/continuation or a successive Eurodollar Interest Period does not commence after notice therefor is given pursuant to Section 4.01(c), including, without limitation, pursuant to Section 4.02(d), (ii) if for any reason any Eurodollar Rate Loan is prepaid (including, without limitation, mandatorily pursuant to Section 3.01) on a date which is not the last day of the applicable Eurodollar Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in Section 4.02(e) or (iv) as a consequence of any failure by the Borrower to repay Eurodollar Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement in reasonable detail as to such losses, expenses and liabilities, and this statement shall be presumed conclusive as to the amount of compensation due to that Lender, absent manifest error.

         (g) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of, its Eurodollar Lending Office or Eurodollar Affiliate or its other offices or Affiliates. No Lender shall be entitled, however, to receive any greater amount under Sections 3.03, 3.04, 4.01(f) or 4.02(f) as a result of the transfer of any such Eurodollar Rate Loan to any office (other than such Eurodollar Lending Office) or any Affiliate (other than such Eurodollar Affiliate) than such Lender would have been entitled to receive immediately prior thereto, unless (i) the transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and (ii) such claim would have arisen even if such transfer had not occurred.

         (h) Affiliates Not Obligated. No Eurodollar Affiliate or other Affiliate of any Lender shall be deemed a party hereto or shall have any liability or obligation hereunder.

         4.03. Fees. (a) Letter of Credit Fee. In addition to any charges paid pursuant to Section 2.04(g), the Borrower shall pay to the Agent for the account of (i) the Issuing Bank with respect to any Letter of Credit issued by such Issuing Bank, a fee at a per annum rate equal to one quarter of one percent (0.25%) per annum, and (ii) the Revolving Credit Lenders in accordance with their respective Revolving Credit Pro Rata Shares with respect to any Letter of Credit issued by such Issuing Bank, a fee at a per annum rate equal to the Applicable Eurodollar Rate Margin for the Revolving Credit Obligations less one quarter of one percent (0.25%) per annum; in each case on the undrawn face amount of such Letter of Credit, payable in arrears on the third Business Day of each calendar quarter and on the date on which such Letter of Credit expires in accordance with its terms. With respect to each Letter of Credit issued by such Issuing Bank, the Borrower shall also pay to the Agent for the account of the Revolving Credit Lenders in accordance with their respective Revolving Credit Pro Rata Shares, during the occurrence and continuation of a Default (other than a Non-Material Default), an additional fee in an amount equal to two percent (2%) per annum on the undrawn face amount of such Letter of Credit, payable monthly in arrears (on the first Business Day of each calendar month during the continuation of such Default) and on the date, if any, on which such Default terminates.

         (b) Unused Commitment Fee. The Borrower shall pay to the Agent, for the account of the Revolving Credit Lenders in accordance with their respective Revolving Credit Pro Rata Shares, a fee (the "Unused Commitment Fee"), accruing from the Closing Date at the Unused Commitment Fee Rate on the average amount by which the Revolving Credit Commitments exceed the Revolving Credit Obligations for the period commencing on the Closing Date and ending on the Revolving Credit Termination Date, the accrued portion of such fee being payable (I) quarterly, in arrears, on the third Business Day of the immediately succeeding calendar quarter, commencing on the first such Business Day after the Closing Date and
(II) on the Revolving Credit Termination Date (whether or not such date occurs on, before or after the Closing Date). Notwithstanding the foregoing, in the event that any Lender fails to fund its Revolving Credit Pro Rata Share of any Loan requested by the Borrower which such Lender is obligated to fund under the terms hereof, such Lender shall not be entitled to any Unused Commitment Fees with respect to its Commitment until such failure has been cured in accordance with Section 3.02(b)(v)(B) and the Borrower shall not be required to pay any Unused Commitment Fees to such Lender for such period.

         (c) Other Fees. The Borrower shall pay to Citibank such other fees as are set forth in the Letter Agreement.

         (d) Calculation and Payment of Fees. All of the above fees shall be calculated on the basis of the actual number of days elapsed in a 360-day year. All such fees shall be payable in addition to, and not in lieu of, interest, expense reimbursements, indemnification and other Obligations. Fees shall be payable to the Agent's Account in accordance with Section 3.02. All fees shall be fully earned and nonrefundable when paid. All fees specified or referred to herein due to the Agent, any Issuing Bank or any Lender, including, without limitation, those referred to in this Section 4.03, shall bear interest, if not paid when due, at the interest rate for Loans in accordance with Section 4.01(d), shall constitute Obligations and shall be secured by the Collateral.

                                    ARTICLE V
                    CONDITIONS TO LOANS AND LETTERS OF CREDIT

         5.01. Conditions Precedent to the Initial Loans and Letters of Credit. The obligation of each Lender on the Closing Date to make its A Term Loan, B Term Loan, C Term Loan and Revolving Loan requested to be made by it and the agreement of each Issuing Bank on the Closing Date to issue Letters of Credit, shall be subject to the satisfaction of all of the following conditions precedent:

         (a) Documents. The Agent (on behalf of itself and the Lenders) shall have received on or before the Closing Date all of the following:

         (i) this Agreement, the Notes and all other agreements, documents and instruments described in the List of Closing Documents attached hereto and made a part hereof as Exhibit E, each duly executed where appropriate and in form and substance satisfactory to the Lenders; without limiting the foregoing, the Borrower hereby directs its general counsel, Thomas Bird and its special counsel, Weil, Gotshal & Manges, to prepare and deliver to the Agent, the Lenders and the Issuing Banks, the opinions referred to in such List of Closing Documents;

         (ii) each of the Borrower's Projections, the Borrower's business plan (as each is referred to in Section 6.01(h)) and the Borrower's interim year-to-date consolidated and consolidating financial statements for Fiscal Year 1995 and Fiscal Year 1996 up to and including March, each in form and substance satisfactory to the Lenders, and a pro forma estimated balance sheet of the Borrower and its Subsidiaries as of the Closing Date, as referred to in Section 6.01(h) giving effect to the transactions contemplated in the Loan Documents, which balance sheet shall not be materially less favorable, as determined by the Agent and the Lenders, than the balance sheet as of December 31, 1995 of the Borrower and its Subsidiaries; and

         (iii) such additional documentation as the Agent may reasonably request.

         (b) Collateral Information; Perfection of Liens. The Agent shall have received complete and accurate information from the Borrower with respect to the name and the location of the principal place of business and chief executive office for the Borrower and each Guarantor; all Uniform Commercial Code and other filing and recording fees and taxes shall have been paid or duly provided for; and the Agent shall have received evidence to the satisfaction of the Lenders that all Liens granted to the Agent with respect to all Collateral are valid and effective and, upon the filing of the duly executed Uniform Commercial Code financing statements which shall have been delivered to the Agent, will be perfected and of first priority, except as otherwise permitted under this Agreement. All certificates representing Capital Stock included in the Collateral (other than the certificates representing Capital Stock of certain Unrestricted Subsidiaries, if and to the extent that such delivery is neither necessary nor appropriate under applicable law for the perfection of a first priority security interest in such Capital Stock) shall have been delivered to the Agent (with duly executed stock powers, as appropriate) and all instruments included in the Collateral shall have been delivered to the Agent (duly endorsed to the Agent, as appropriate).

         (c) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Agent shall not have received any notice that any action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority which (i) purports to enjoin, prohibit, restrain or otherwise affect the legality of (A) the making of the Loans on the Closing Date or (B) the consummation of the transactions contemplated pursuant to the Transaction Documents or (ii) which is reasonably likely to result in the imposition of a Material Adverse Effect.

         (d) No Change in Condition. No change in the condition (financial or otherwise), business, performance, assets, operations or prospects of the Borrower or any of its Subsidiaries shall have occurred since December 31, 1995, which change has or is reasonably likely to have a Material Adverse Effect.

         (e) No Default. No Event of Default or Default shall have occurred and be continuing or would result from the making of the Loans.

         (f) Representations and Warranties. All of the representations and warranties contained in Section 6.01 and in any of the other Loan Documents shall be true and correct on and as of the Closing Date, both before and after giving effect to the making of the Loans.

         (g) Fees and Expenses Paid. There shall have been paid to the Agent, for the account of the Lenders and the Agent, for their respective individual accounts, all fees (including, without limitation, the Agent's legal fees) due and payable on or before the Closing Date (including, without limitation, all such fees described in the Letter Agreement), and all expenses (including, without limitation, legal expenses) due and payable on or before the Closing Date.

         (h) Closing Date. The Closing Date shall have occurred on or before May 31, 1996.

         (i) Consents, Etc. Except as set forth on Schedule 6.01-E, each of the Borrower and the Borrower's Subsidiaries shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority as may be necessary to allow each of the Borrower and the Borrower's Subsidiaries lawfully
(A) to execute, deliver and perform, in all material respects, their respective obligations hereunder, under the other Loan Documents to which each of them is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them pursuant thereto or in connection therewith and (B) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents. No such consent or authorization shall impose any conditions that are not acceptable to the Lenders.

         (j) Subordinated Note Offering. The Agent and the Lenders shall be satisfied that the Borrower shall have (i) issued the Subordinated Notes on terms and conditions and with an interest rate and rating satisfactory to the Lenders and (ii) received net proceeds of at least $148,800,000 from the issuance of the Subordinated Notes, and that the proceeds of the issuance of the Subordinated Notes shall be applied solely to repay Indebtedness evidenced by, or in respect of, principal and interest on the 12% Debentures and the 12.25% Debentures, and to pay the Transaction Costs associated with the issuance of the Subordinated Notes.

         (k) Defeasance of the 12% Debentures and the 12.25% Debentures. On the Closing Date, (i) proceeds sufficient to fully defease, redeem or otherwise retire all the outstanding 12% Debentures and the 12.25% Debentures, shall have been deposited with the trustee (or its paying agent) in accordance with the terms of the 12% Debenture Indenture and the 12.25% Debenture Indenture, as the case may be.

         (l) Termination of the Existing Credit Agreement. All Obligations under and as defined in the Existing Credit Agreement shall have been paid in full (other than such Obligations which by their terms shall survive the termination of the Existing Credit Agreement) and the Existing Credit Agreement shall have been terminated.

         5.02. Conditions Precedent to All Subsequent Revolving Loans, Swing Loans and Letters of Credit. The obligation of each Revolving Credit Lender to make any Revolving Loan and of the Swing Loan Bank to make any Swing Loan, requested to be made by it on any date after the Closing Date, and the agreement of each Issuing Bank to Issue any Letter of Credit on any date after the Closing Date is subject to the following conditions precedent as of each such date:

         (a) Representations and Warranties. As of such date, both before and after giving effect to the Loans to be made or the Letter of Credit to be Issued on such date, all of the representations and warranties of the Borrower and the Borrower's Subsidiaries contained in Section 6.01 and in any other Loan Document (other than representations and warranties which expressly speak as of a different date) shall be true and correct in all material respects.

         (b) No Default. No Event of Default or Default shall have occurred and be continuing or would result from the making of the requested Loan or the issuance of the requested Letter of Credit.

         (c) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Agent shall not have received from such Lender, the Swing Loan Bank or such Issuing Bank, as the case may be, notice that, in the judgment of such Person, litigation is pending or threatened which is likely to enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, (i) such Lender's making of the requested Loan or participation in the requested Letter of Credit, (ii) the Swing Loan Bank's making of the requested Swing Loan or (iii) such Issuing Bank's issuance of the requested Letter of Credit.

         (d) No Material Adverse Change. No change in the condition (financial or otherwise), business, performance, properties, assets, operations or prospects of the Borrower or any of its Subsidiaries since December 31, 1995 which has or is reasonably likely to have a Material Adverse Effect.

Each submission by the Borrower to the Agent of a Notice of Borrowing with respect to a Revolving Loan or Swing Loan, each acceptance by the Borrower of the proceeds of each such Loan so made, each submission by the Borrower to an Issuing Bank of a request for issuance of a Letter of Credit and the issuance of such Letter of Credit, shall constitute a representation and warranty by the Borrower as of the Funding Date in respect of such Revolving Loan, as of the Swing Loan Funding Date in respect of such Swing Loan, and as of the date of issuance of such Letter of Credit, that all the conditions contained in this
Section 5.02 have been satisfied or waived in accordance with Section 14.07.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         6.01. Representations and Warranties of the Borrower. In order to induce the Lenders and the Issuing Banks to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrower and to issue the Letters of Credit described herein, each of the Guarantors and the Borrower jointly and severally represents and warrants to each Lender, each Issuing Bank and the Agent as of the Closing Date and thereafter on each date as required by Section 5.02(a) that the following statements are true, correct and complete:

         (a) Organization; Corporate Powers. Each of the Borrower and the Borrower's Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization,
(ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing has or is reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own, operate and encumber its Property and to conduct its business as presently conducted.

         (b) Authority. (i) Each of the Borrower and the Borrower's Subsidiaries has the requisite corporate power and authority to execute, deliver and perform each of the Transaction Documents to which it is a party.

         (ii) The execution, delivery and performance, as the case may be, of each of the Transaction Documents which have been executed and to which any of the Borrower or the Borrower's Subsidiaries is a party and the consummation of the transactions contemplated thereby, have been duly approved by each of the boards of directors and (to the extent required by law) the shareholders of the Borrower and the Borrower's Subsidiaries, respectively, and such approvals have not been rescinded, revoked or modified in any manner. No other corporate action or proceedings on the part of the Borrower or the Borrower's Subsidiaries is necessary to consummate such transactions.

         (iii) Each of the Transaction Documents to which the Borrower or the Borrower's Subsidiaries is a party has been duly executed and delivered on behalf of the Borrower or the Borrower's Subsidiaries, as the case may be, and constitutes its legal, valid and binding obligation, enforceable against such Person in accordance with its terms, is in full force and effect and no term or condition thereof has been amended, modified or waived from the terms and conditions contained in the Transaction Documents delivered to the Agent pursuant to Sections 5.01(a) without the prior written consent of the Requisite Lenders. No default, event of default or breach of any covenant by any of the Borrower or the Borrower's Subsidiaries that is a party to the Transaction Documents exists thereunder, which default, event of default or breach, as the case may be, has or is reasonably likely to have a Material Adverse Effect.

         (c) Subsidiaries; Ownership of Capital Stock. Schedule 6.01-C (i) contains a diagram indicating the corporate structure of the Borrower, the Borrower's Subsidiaries and any other Person in which the Borrower or any of the Borrower's Subsidiaries holds an equity interest as of the Closing Date; and
(ii) accurately sets forth as of the Closing Date, (A) the correct legal name, the jurisdiction of incorporation, and Employer Identification Number (if any) of each of the Borrower and the Borrower's Subsidiaries, and the jurisdictions in which each of the Borrower and the Borrower's Subsidiaries is qualified to transact business as a foreign corporation, (B) the authorized, issued and outstanding shares of each class of Capital Stock of each of the Guarantors and the Significant Unrestricted Subsidiaries, and the owners of such shares, and a summary statement of the Borrower's direct and indirect percentage ownership of each of the Borrower's other Subsidiaries, and (C) a summary of the direct and indirect partnership, joint venture, or other equity interests, if any, of the Borrower and each Subsidiary of the Borrower in any Person that is not a corporation. None of the issued and outstanding Capital Stock of the Borrower or the Borrower's Subsidiaries is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options other than the Permitted Stock Options outstanding with respect to such Capital Stock or the Capital Stock of the Borrower's Subsidiaries. The outstanding Capital Stock of each of the Borrower's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is not Margin Stock. No Restricted Subsidiary which is not a Guarantor and no Unrestricted Subsidiary, other than the Significant Unrestricted Subsidiaries, has assets with a book value in excess of 5% of the book value of the assets of the Borrower and its Subsidiaries (other than the Discontinued Operations) on a consolidated basis as determined in accordance with GAAP. The book value of the assets on the Closing Date of the Restricted Subsidiaries (other than the Guarantors) does not exceed $2,000,000 in the aggregate (exclusive of the book value of the Real Property being pledged to the Agent pursuant to Section 8.12(b)).

         (d) No Conflict. The execution, delivery and performance of each of the Transaction Documents to which the Borrower or any of the Borrower's Subsidiaries is a party do not and shall not (i) conflict with the Constituent Documents of the Borrower or any such Subsidiary, (ii) constitute a tortious interference with any Contractual Obligation of any Person, (iii) except as set forth on Schedule 6.01-D conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any material Requirement of Law or under the 12% Debentures, the 12.25% Debentures, the 12% Debenture Indenture, the 12.25% Debenture Indenture, the Subordinated Notes, the Subordinated Note Indenture or any other material Contractual Obligation of the Borrower or any such Subsidiary, or require the termination of any material Contractual Obligation, (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the Property or assets of the Borrower or any such Subsidiary, other than Liens contemplated by the Loan Documents, or (v) require any approval of the Borrower's or any such Subsidiary's shareholders that has not been obtained.

         (e) Governmental Consents, etc. Except as set forth on Schedule 6.01-E, the execution, delivery and performance of each of the Transaction Documents to which the Borrower or any of the Borrower's Subsidiaries is a party do not and shall not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except (i) filings, consents or notices which have been made, obtained or given, or, in a timely manner, shall be made, obtained, or given and (ii) filings necessary to perfect security interests in the Collateral. None of the Borrower or any of the Borrower's Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated in the Transaction Documents.

         (f) Accommodation Obligations; Contingencies. Except as set forth on
Schedule 1.01.3, none of the Borrower or any of the Borrower's Subsidiaries has any Accommodation Obligation, contingent liability or liability for any Taxes, long-term lease or commitment, not reflected in its financial statements or disclosed in the notes thereto delivered to the Agent on or prior to the Closing Date or otherwise disclosed to the Agent and the Lenders in the other Schedules hereto, which has or is reasonably likely to have a Material Adverse Effect, except as permitted pursuant to Section 9.05 hereof.

         (g) Restricted Junior Payments. None of the Borrower or any of the Borrower's Subsidiaries has directly or indirectly declared, ordered, paid or made or set apart any sum or Property for any Restricted Junior Payment or agreed to do so, except as permitted pursuant to Section 9.06 hereof.

         (h) Financial Position. Borrower's Projections, the pro forma estimated balance sheet referred to in Section 5.01(a)(ii) and each of Borrower's business plans and all other financial projections and related materials and documents delivered to the Lenders pursuant hereto were prepared in good faith based upon facts and assumptions that were reasonable in light of the then current and foreseeable business conditions and prospects of the Borrower and represented management's opinion of the Borrower's projected financial performance based on the information available to the Borrower at the time so furnished.

         (i) Litigation; Adverse Effects. Except as set forth in Schedule 6.01-I, and other than any such investigation, or series of related investigations, of which none of the Borrower or the Guarantors, after due inquiry, has any knowledge, there is no action, suit, audit, proceeding, investigation or arbitration (or series of related actions, suits, proceedings, investigations or arbitrations) before or by any Governmental Authority or private arbitrator pending or, to the knowledge of the Borrower or any of the Guarantors, threatened against the Borrower or any of the Borrower's Subsidiaries or any Property of any of them (i) challenging the validity or the enforceability of any of the Transaction Documents, (ii) which has a reasonable possibility of resulting in or, if instituted after the Closing Date, is reasonably likely to result in the suspension or debarment of the Borrower from any federal government contracting program or (iii) which has or is reasonably likely to have a Material Adverse Effect. None of the Borrower or any of the Borrower's Subsidiaries is (A) in violation of any applicable Requirements of Law which violation has or is reasonably likely to result in a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority, in each case which has or is reasonably likely to have a Material Adverse Effect.

         (j) No Material Adverse Change. Since December 31, 1995 there has occurred no event which has or is reasonably likely to have a Material Adverse Effect.

         (k) Payment of Taxes. All tax returns and reports of each of the Borrower and the Borrower's Subsidiaries required to be filed have been timely filed (other than tax returns or reports for taxes, assessments, fees or other governmental charges which are not material in amount), and all taxes, assessments, fees and other governmental charges thereupon and upon their respective Property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid other than such taxes, assessments, fees and other governmental charges (i) which are being contested in good faith by the Borrower or such Subsidiary, as the case may be, by appropriate proceedings diligently instituted and conducted and without danger of any material risk to the Collateral and (ii) with respect to which a reserve or other appropriate provision, if any, as is required in conformity with GAAP shall have been made. The Borrower has no knowledge of any proposed tax assessment against the Borrower or any of the Borrower's Subsidiaries that has or is reasonably likely to have a Material Adverse Effect.

         (l) Performance. None of the Borrower or any of the Borrower's Subsidiaries has received notice or has actual knowledge that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, shall not have or are not reasonably likely to have a Material Adverse Effect.

         (m) Disclosure. The representations and warranties of each of the Borrower and the Borrower's Subsidiaries contained in the Transaction Documents, and all certificates and documents delivered to the Agent and the Lenders pursuant to the terms hereof and the other Transaction Documents (including, without limitation, the Offering Circular), do not contain any untrue statement of a material fact or, to the Borrower's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading at the date made. The Borrower has not intentionally withheld any fact from the Agent, any Issuing Bank or any Lender in regard to any matter which has or is reasonably likely to have a Material Adverse Effect.

         (n) Requirements of Law. Each of the Borrower and the Borrower's Subsidiaries is in compliance with all Requirements of Law applicable to it and its business, in each case where the failure to so comply individually or in the aggregate has or is reasonably likely to have a Material Adverse Effect.

         (o) Environmental Matters. Except as disclosed on Schedule 6.01-O and except for matters, conditions, operations and noncompliance with Environmental, Health or Safety Requirements of Law which would not reasonably be expected to result in Liabilities and Costs to the Borrower or any of its Subsidiaries in excess of $500,000 for any individual matter, condition, operation or instance of noncompliance or for all such matters in excess of $2,000,000 in the aggregate in any Fiscal Year:

         (A) the operations of the Borrower and the Borrower's Subsidiaries comply in all material respects with all applicable Environmental, Health or Safety Requirements of Law;

         (B) the Borrower and each of the Borrower's Subsidiaries have obtained or have taken appropriate steps, as required by Environmental, Health or Safety Requirements of Law, to obtain all environmental, health and safety Permits necessary for their respective operations, and all such Permits are in good standing and each of the Borrower and each of the Borrower's Subsidiaries are currently in compliance in all material respects with all terms and conditions of such Permits;

         (C) none of the Borrower or the Borrower's Subsidiaries or any of their respective operations or present or, to the knowledge of the Borrower, past Property are subject to any investigation, judicial or administrative proceeding, order, judgment, decree, settlement or other agreement alleging or addressing (i) a material violation of any Environmental, Health or Safety Requirement of Law; (ii) any Remedial Action; or (iii) any material Claims arising from the Release or threatened Release of a Contaminant into the environment nor has the Borrower or the Borrower's Subsidiaries received any written notice of the foregoing;

         (D) none of the Borrower or the Borrower's Subsidiaries is the owner or operator of any Property which has any of the following:

               (i) any present or, to the knowledge of the Borrower, any past on-site treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state or local equivalent;

              (ii) any present or, to the knowledge of the Borrower, any past landfill, waste pile, underground storage tank or surface impoundment;

             (iii) any friable asbestos-containing material; or

              (iv) any polychlorinated biphenyls ("PCBs") used in hydraulic oils, electrical transformers or other Equipment;

         (E) no Environmental Lien has attached to any Property of the Borrower or any of the Borrower's Restricted Subsidiaries;

         (F) none of the Borrower or the Borrower's Subsidiaries have filed any notice under applicable Environmental, Health or Safety Requirements of Law reporting any Releases of any Contaminants into the environment in reportable quantities;

         (G) to the knowledge of the Borrower, the Borrower and the Borrower's Subsidiaries have not sent or directly arranged for the transport of any waste to any site listed or proposed for listing on the National Priorities List ("NPL") pursuant to CERCLA or on any similar state list of sites requiring Remedial Action;

         (H) none of the Borrower's or the Borrower's Subsidiaries' present Property or, to Borrower's knowledge, past Property is listed or proposed for listing on the NPL pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or any similar state list of sites requiring Remedial Action; and

         (I) none of the Borrower's or the Borrower's Restricted Subsidiaries is subject to any Environmental Property Transfer Act or to the extent such acts are applicable to any such property, the Borrower has fully complied with the requirements of such acts as a result of the transactions covered by this Agreement.

         (p) ERISA Matters. Neither the Borrower nor any ERISA Affiliate maintains or contributes to any Plan other than those listed on Schedule 6.01-P hereto. Each Plan which is subject to Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the Internal Revenue Code as currently in effect has been determined by the IRS to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code as in effect on the date specified in Schedule 6.01-P with respect to each such Plan. Neither Borrower nor any ERISA Affiliate knows of any reason why such Plans or trusts are no longer qualified or exempt following such determination by the IRS other than changes in law as to which the period for amendment to comply with such changes has not expired. Except as disclosed in Schedule 6.01-P, neither the Borrower nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(l) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. The Borrower and all of its ERISA Affiliates are in compliance in all material respects with the obligations or duties imposed on them by ERISA, the Internal Revenue Code and regulations promulgated thereunder with respect to all Plans. No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Internal Revenue Code) whether or not waived. Neither the Borrower nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code or (ii) has taken or failed to take any action which would reasonably be expected to constitute or result in a Termination Event. To the best knowledge of Borrower, neither the Borrower nor any ERISA Affiliate reasonably expects any potential liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding, and there are no premium payments which have become due which are delinquent. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the Agent is complete and accurate in all material respects. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Neither the Borrower nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Neither the Borrower nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment. Neither the Borrower nor any ERISA Affiliate is required to provide security to a Benefit Plan under Section 401(a)(29) of the Internal Revenue Code due to a Plan amendment that results in an increase in current liability for the plan year. Except as disclosed on
Schedule 6.01-P the Borrower does not have, by reason of the transactions contemplated hereby any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement. The Borrower has given to the Agent copies of all of the following: each Benefit Plan and related trust agreement (including all amendments to such Plan and trust) in existence, or for which the Borrower or any ERISA Affiliate has taken any corporate action to authorize the adoption thereof, as of the Closing Date and in respect of which the Borrower or any ERISA Affiliate is currently an "employer" as defined in section 3(5) of ERISA, and the most recent summary plan description, actuarial report, determination letter issued by the IRS and Form 5500 filed in respect of each such Benefit Plan in existence; a listing as of the Closing Date of all of the

Multiemployer Plans to which the Borrower or any ERISA Affiliate contributes with the aggregate amount of the most recent annual contributions required to be made by the Borrower and all ERISA Affiliates to each such Multiemployer Plan, any information which has been provided to the Borrower or an ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan and the collective bargaining agreement pursuant to which such contribution is required to be made; each employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees of the Borrower or any of its Subsidiaries after termination of employment other than as required by Section 601 of ERISA, the most recent summary plan description for such plan and the aggregate amount of the most recent annual payments made to terminated employees under each such plan.

         (q) Foreign Employee Benefit Matters. Each Foreign Employee Benefit Plan maintained or contributed to by the Borrower, any of its Subsidiaries or any ERISA Affiliate is in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan. The aggregate of the liabilities to provide all of the accrued benefits under any Foreign Pension Plan maintained or contributed to by the Borrower, any of its Subsidiaries or any ERISA Affiliate does not exceed the current fair market value of the assets held in the trust or other funding vehicle for such Plan. With respect to any Foreign Employee Benefit Plan maintained by the Borrower, any of its subsidiaries or any ERISA Affiliate (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Plans is not reasonably expected to result in a material liability. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against the Borrower, any of its subsidiaries or any ERISA Affiliate with respect to any Foreign Employee Benefit Plan.

         (r) Labor Matters. (i) Except as set forth in Schedule 6.01-R, as of the Closing Date there is no collective bargaining agreement covering any of the employees of the Borrower or any Subsidiary of the Borrower. To the knowledge of the Borrower and each of the Guarantors, except as set forth on Schedule 6.01-R, as of the Closing Date no attempt to organize the employees of Borrower or any such Subsidiary is pending, threatened or planned.

         (ii) Set forth in Schedule 6.01-R or Schedule 6.01-P, as the case may be, is a list, as of the Closing Date, of all consulting agreements, executive employment agreements, executive compensation plans, deferred compensation agreements, employee stock purchase and stock option plans, severance plans, group life insurance, hospitalization insurance or other employee benefit plans, of Borrower and its Subsidiaries providing for benefits for employees of Borrower and its Subsidiaries, and which impose material obligations on the Borrower and/or its Subsidiaries.

         (s) Securities Activities. None of the Borrower or any of the Borrower's Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         (t) Solvency. After giving effect to the transactions contemplated in the Transaction Documents and the Loans to be made on the Closing Date or such other date as Loans requested hereunder are made and the disbursement of the proceeds of such Loans pursuant to the Borrower's instructions, each of the Borrower, the Guarantors and the Significant Unrestricted Subsidiaries is Solvent.

         (u) Patents, Trademarks, Permits, Etc.; Government Approvals. (i) The Borrower and each of the Borrower's Subsidiaries own, are licensed or otherwise have the lawful right to use, or have all permits and other governmental approvals, patents, trademarks, service marks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of their businesses as currently conducted except where the failure to do so would not have or be reasonably likely to have a Material Adverse Effect. Except as set forth on Schedule 6.01-U, no claims are pending or, to the best of Borrower's knowledge following diligent inquiry, threatened that the Borrower or any of its Subsidiaries is infringing upon the rights of any Person with respect to such permits and other governmental approvals, patents, trademarks, service marks, trade names, copyrights, technology, know-how and processes which infringement would have or would be reasonably likely to have a Material Adverse Effect. Except as set forth on Schedule 6.01-U, the Borrower has no knowledge after diligent inquiry of any use by any Person that infringes upon the rights of the Borrower in such patents, trademarks, service marks, trade names, copyrights, technology, know-how and processes which infringement would have or would be reasonably likely to have a Material Adverse Effect.

         (ii) Except for Liens granted to the Agent for the benefit of the Agent, the Issuing Banks, the Lenders and the other Holders, the transactions contemplated by the Transaction Documents shall not impair the ownership of or rights under (or the license or other right to use, as the case may be) any permits and governmental approvals, patents, trademarks, service marks, trade names, copyrights, technology, know-how or processes by the Borrower or any of the Borrower's Subsidiaries in any manner which has or is reasonably likely to have a Material Adverse Effect.

         (v) Assets and Properties. (i) Each of the Borrower and the Borrower's Subsidiaries has good and, in the case of Real Property, marketable title to all of its assets and Property (tangible and intangible) owned by it or a valid leasehold interest in all of its leased assets (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and Property are free and clear of all Liens, except Liens securing the Obligations and Liens permitted under
Section 9.03. Schedule 6.01-V contains a true and complete list of all of the Real Property owned in fee simple by each of the Borrower and the Restricted Subsidiaries as of the Closing Date, and a true and complete list of all Leases in effect on the Closing Date and indicates whether such Real Property or Lease has a book value in excess of $250,000. Substantially all of the assets and Property owned by or leased to the Borrower and/or each such Subsidiary are in adequate operating condition and repair, reasonable and ordinary wear and tear excepted, and are free and clear of any known defects except such defects that do not substantially interfere with the continued use thereof in the conduct of normal operations. Except for Liens granted to the Agent for the benefit of the Agent, the Issuing Banks, the Lenders and the other Holders, neither this Agreement nor any other Transaction Document, nor any transaction contemplated herein or therein, shall affect any right, title or interest of the Borrower or any such Subsidiary in and to any of such assets in a manner that has or is reasonably likely to have a Material Adverse Effect.

         (ii) As to the parcels of Real Property with respect to which mortgages are being delivered on the Closing Date, except as set forth on Schedule 6.01-V,
(A) the legal descriptions set forth on Schedule A of the current commitments for title insurance insuring such mortgages fully and accurately describe the boundaries of each such parcel; (B) there is full and lawful access to each such parcel; (C) all of the mortgagor's improvements utilized with respect to each such parcel are located within the boundaries of the relevant parcel; (D) the improvements located on each such parcel do not encroach upon, and are in full compliance with, boundary lines and setback requirements; and (E) no easements, restrictions or encumbrances exist which underlie or interfere with the improvements on any such parcel or the use or operation thereof, provided, however, that any violation of items (A), (C), (D), or (E) above shall not be considered a breach hereunder to the extent that such violation does not adversely affect the marketability of the relevant parcel or the mortgagor's continued operation of the relevant parcel in the manner in which it is currently operated.

         (w) Insurance. Schedule 6.01-W accurately sets forth as of the Closing Date all insurance policies and programs (including self-insurance programs) currently in effect with respect to the respective assets and business of the Borrower and its Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer, if any, and each insured party thereunder, (iv) the policy or other identification number thereof, (v) the expiration date thereof and (vi) the annual premium, if any, with respect thereto. Such insurance policies and programs are, except as disclosed on Schedule 6.01-W, in amounts sufficient to cover the replacement value of the respective assets of the Borrower and its Subsidiaries.

         (x) Pledge of Collateral. The grant and perfection of the security interests in the Capital Stock of each of the Borrower's Subsidiaries constituting a portion of the Collateral for the benefit of the Agent, the Issuing Banks, the Lenders and the other Holders, as contemplated by the terms of the Loan Documents, is not made in violation of the registration provisions of the Securities Act, any applicable provisions of other federal securities laws, state securities or "Blue Sky" law, foreign securities law, or applicable general corporation law or in violation of any other Requirement of Law.

         (y) Transactions with Affiliates. Schedule 6.01-Y lists as of the Closing Date each and every existing agreement and arrangement that any of the Borrower or the Borrower's Subsidiaries has entered into with any of their respective Affiliates (other than the Borrower and the Borrower's Subsidiaries).

         (z) Subordinated Note Offering. All conditions precedent to, and all consents necessary to permit, the consummation of the transactions contemplated by the Subordinated Note Documents have been satisfied or delivered, or waived with the prior written consent of the Lenders, and no action has been taken, or to the best of the Borrower's knowledge, shall be taken by any competent authority which restrains, prevents or imposes material adverse conditions upon, or seeks to restrain, prevent or impose material adverse conditions upon, the consummation of such transactions or the funding of any Loans hereunder. The Obligations constitute Specified Senior Indebtedness (as defined in the Subordinated Note Indenture).

         (aa) Bank Accounts. Schedule 6.01-AA sets forth (i) all of the Borrower's and the Restricted Subsidiaries' Lockbox Banks and (ii) as of the Closing Date all other banks where an average daily balance of $100,000 or more in funds is from time to time deposited, including the Lockboxes, their addresses and the relevant account numbers. With respect to the banks referred to in clause (ii) the Borrower has disclosed all additions, subtractions and modifications to such Schedule to the Agent and the Lenders since the Closing Date.

         (bb) Government Contracts. (i) None of the Borrower or any of the Restricted Subsidiaries or any of their respective Affiliates is party to any Contractual Obligation or subject to any Requirement of Law as a result of any conflict of interest by, between or among the Borrower, such Restricted Subsidiaries or such Affiliates or otherwise that would result in the termination of any Material Government Contract or that would impose any material limitation on the Borrower's or such Restricted Subsidiary's ability to perform such contract or to continue its business as presently conducted and proposed to be conducted.

         (ii) No payment has been made by the Borrower or any of the Restricted Subsidiaries, or by any Person authorized to act on their behalf, to any Person in connection with any Government Contract of the Borrower or any such Restricted Subsidiary, which payment would be a material violation of applicable procurement laws or regulations or of the Foreign Corrupt Practices Act or of any other material Requirement of Law.

         (iii) With respect to each Government Contract to which the Borrower or any of the Restricted Subsidiaries is a party: (A) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract were complete and correct in all material respects as of their effective date, and the Borrower and each such Restricted Subsidiary have complied in all material respects with all such representations and certifications; (B) except as set forth on Schedule 6.01-BB, neither the United States Government nor any prime contractor, subcontractor or other Person has notified Borrower or any such Restricted Subsidiary, either orally or in writing, that Borrower or such Restricted Subsidiary has breached or violated any material Requirement of Law, or any material certificate, representation, clause, provision or requirement pertaining to such Government Contract; and (C) solely with respect to Material Government Contracts, no termination for convenience, termination for default, cure notice or show cause notice is currently in effect pertaining to any such Material Government Contract.

         (iv) Except as set forth on Schedule 6.01-BB, (A) none of the Borrower or any of the Restricted Subsidiaries or any of their respective directors, officers or employees is (or during the last three (3) years has been) under administrative, civil or criminal investigation or indictment by any Governmental Authority, with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract; and (B) during the last three (3) years, none of the Borrower or any of the Restricted Subsidiaries has conducted or initiated any internal investigation or made a voluntary disclosure to the United States Government, with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract, in each case except (with respect to such matters occurring after the Closing Date) as disclosed to the Lenders.

         (v) Except as set forth on Schedule 6.01-BB, there exist (A) no outstanding material claims against the Borrower or any of the Restricted Subsidiaries, either by the United States Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract; and (B) no material disputes between the Borrower or any of the Restricted Subsidiaries and the United States Government under the Contract Disputes Act or any other Federal statute or between the Borrower or any of the Restricted Subsidiaries and any prime contractor, subcontractor or vendor arising under or relating to any such Government Contract.

         (vi) None of the Borrower or any of the Restricted Subsidiaries or any of their respective directors, officers or employees is (or during the last three (3) years has been) suspended or debarred from doing business with the United States Government or is (or during such period was) the subject of a finding of nonresponsibility or ineligibility for United States Government contracting.

         (cc) Financial Statements. The (i) audited consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 1995 and the related audited consolidated statements of income and of cash flows for the year then ended and (ii) unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 1996 and the related consolidated statements of income and cash flows for the periods then ended, are complete and correct in all material respects, have been prepared in accordance with GAAP, and present fairly the consolidated financial position, results of operations and cash flows of the Borrower and its Subsidiaries as at the dates and for the periods indicated.

         (dd) Defeasance of the 12% Debentures and the 12.25% Debentures. On the Closing Date, (i) proceeds sufficient to fully defease, redeem or otherwise retire each of the 12% Debentures and the 12.25% Debentures have been deposited with the trustee (or its paying agent) in accordance with the 12% Debenture Indenture and the 12.25% Debenture Indenture, respectively.

                                   ARTICLE VII
                               REPORTING COVENANTS

         Each of the Guarantors and the Borrower jointly and severally covenants and agrees that so long as any Commitment is outstanding and thereafter until payment in full of all of the Loans and Letter of Credit Obligations, unless the Requisite Lenders shall otherwise give prior written consent thereto:

         7.01. Financial Statements. The Borrower shall maintain, and shall cause each of the Borrower's Restricted Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated and consolidating financial statements in conformity with GAAP, and each of the financial statements described below shall be prepared from such system and records. The Borrower shall deliver or cause to be delivered to the Agent and the Lenders:

         (a) Monthly Reports. Within forty-five (45) days after the end of each fiscal month in each Fiscal Year, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income and cash flow of the Borrower and its Subsidiaries for such fiscal month and for the period from the beginning of the then current Fiscal Year to the end of such fiscal month, and for the corresponding period during the previous Fiscal Year, and (i) a comparison of the statements of the year to date earnings and cash flow so delivered to the corresponding statements for the corresponding period from the previous Fiscal Year and (ii) a comparison of the balance sheets and the statements of the year to date earnings and cash flow so delivered to the business plan most recently delivered in accordance with subsection (d) below, and a comparison of the statements of year to date earnings and cash flow so delivered to the annual operating plan, all certified by the chief financial officer of the Borrower as fairly presenting the consolidated and consolidating financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP, subject to normal year end adjustments.

         (b) Annual Reports. Within ninety (90) days after the end of each Fiscal Year, (i) audited financial statements of the Borrower and its Subsidiaries and (ii) annual consolidating financial statements of the Borrower and its Subsidiaries reported on (in the case of the financial statements referred to in clause (i)) by independent certified public accountants of recognized national standing acceptable to the Lenders, which report shall be unqualified and shall state that such financial statements fairly present the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which such independent certified public accountants shall concur and which shall have been disclosed in the notes to the financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

         (c) Officer's Certificate. Together with each delivery of any financial statement pursuant to paragraph (a) and (b) of this Section 7.01, an Officer's Certificate of the Borrower substantially in the form of Exhibit F attached hereto and made a part hereof (the "Compliance Certificate"), signed by the Borrower's chief financial officer or controller and setting forth calculations for the period then ended for Section 3.01(b) (including, without limitation, calculations of Excess Cash Flow, Net Cash Proceeds, mandatory prepayments and appropriate ratios for the pricing grids with respect to the Applicable Base Rate Margin and the Applicable Eurodollar Rate Margin) and which demonstrate compliance, when applicable, with the provisions of Article X.

         (d) Business Plans; Financial Projections. Not later than thirty (30) days after the beginning of each Fiscal Year, and containing substantially the same types of financial information contained in the Borrower's Projections and otherwise in form and detail satisfactory to the Lenders, (i) the annual business plan of the Borrower for such Fiscal Year and (ii) forecasts prepared by management of the Borrower for each fiscal month in such Fiscal Year, and on an annual basis for each subsequent Fiscal Year through at least 2002, but in no event covering a period of less than three Fiscal Years, containing a consolidated balance sheet, an income statement and a consolidated statement of cash flow.

         (e) Accountant's Statement and Privity Letter. Together with each delivery of the financial statements referred to in Section 7.01(b), a written statement of the firm of independent certified public accountants of recognized national standing acceptable to the Lenders giving the report stating (i) that their audit examination has included a review of the terms hereof as it relates to accounting matters and (ii) whether, in connection with their audit examination, any condition or event which constitutes an Event of Default or Default has come to their attention, and if such condition or event has come to their attention, specifying the nature and period of existence thereof. The statement referred to above shall be accompanied by (x) a copy of the management letter or any similar report delivered to the Borrower or to any officer or employee thereof by such accountants in connection with such financial statements and (y)

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a reliance letter in form and substance reasonably satisfactory to the Agent from the Borrower to such accountants. The Agent and each Lender may communicate directly with such accountants.

         7.02. Events of Default; Changes in Credit Ratings. Promptly upon (and, in any event, within five (5) Business Days of) any of the chief executive officer, chief operating officer, chief financial officer, treasurer or controller of the Borrower obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Default, or becoming aware that any Lender, any Issuing Bank or the Agent has given any written notice with respect to a claimed Event of Default or Default, (ii) that any Person has given any written notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 11.01(e), (iii) of any condition or event which has or is reasonably likely to have a Material Adverse Effect or materially and adversely affect the value of, or the Agent's interest in, the Collateral or (iv) of any decrease of the credit rating of the Subordinated Notes below that in effect on the Closing Date, the Borrower shall deliver to the Agent and the Lenders an Officer's Certificate specifying (A) the nature and period of existence of any such claimed default, Event of Default, Default, condition, event or change, (B) the notice given or action taken by such Person in connection therewith, and (C) other than in the case of clause (iv), the remedial action the Borrower has taken, is taking and proposes to take with respect thereto.

         7.03. Lawsuits. (i) Promptly upon (and, in any event, within five (5) Business Days of) the Borrower obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of the Borrower's Subsidiaries or any Property of the Borrower or any of the Borrower's Subsidiaries not previously disclosed pursuant to Section 6.01(i), which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Borrower's reasonable judgment, the Borrower or any of the Borrower's Subsidiaries to liability in an amount aggregating $5,000,000 or more, the Borrower shall give written notice thereof to the Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender and the Agent and its counsel to evaluate such matters; and
(ii) in addition to the requirements set forth in clause (i) of this Section 7.03, the Borrower upon request of the Agent or the Requisite Lenders shall promptly give written notice of the current status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered previously pursuant to clause (i) above and provide such other information as may be reasonably available to it to enable each Lender and the Agent and its counsel to evaluate such matters.

         7.04. Insurance. As soon as practicable and in any event by no later than June 1 of each Fiscal Year beginning with Fiscal Year 1997, the Borrower shall deliver to the Agent and the Lenders (i) a report in form and substance satisfactory to the Agents and the Lenders outlining all material insurance coverage (including any self-insurance provided by the Borrower) maintained as of the date of such report by the Borrower and its Subsidiaries and the duration of such coverage and (ii) to the extent such insurance coverage is not provided by the Borrower, an insurance broker's statement that all premiums then due and payable with respect to such coverage have been paid.

         7.05. ERISA Notices. The Borrower shall deliver or cause to be delivered to the Agent, at the Borrower's expense, the following information and notices as soon as reasonably possible, and in any event:

           (i) within ten (10) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

          (ii) within fifteen (15) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Internal Revenue Code) has occurred, a statement of the chief financial officer of the Borrower describing such transaction and the action which the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

         (iii) within ten (10) Business Days after the filing thereof with the DOL, IRS or PBGC, copies of each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan;

          (iv) within ten (10) Business Days after receipt by the Borrower or any ERISA Affiliate of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;

           (v) within three (3) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Borrower or any ERISA Affiliate with respect to such request;

           (vi) within five (5) Business Days upon the occurrence thereof, notification of any material increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which the Borrower or any ERISA Affiliate was not previously contributing;

          (vii) within three (3) Business Days after receipt by the Borrower or any ERISA Affiliate of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

         (viii) within three (3) Business Days after receipt by the Borrower or any ERISA Affiliate of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, copies of each such letter;

           (ix) within three (3) Business Days after receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

            (x) within five (5) Business Days after the Borrower or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure;

           (xi) within three (3) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan; and

          (xii) within ten (10) Business Days after receipt by the Borrower of a written notice from the Agent, copies of any Foreign Employee Benefit Plan and related documents, reports and correspondence as requested by the Lenders in such notice.

For purposes of this Section 7.05, the Borrower and any ERISA Affiliate shall be deemed to know all facts known by the administrator of any Plan of which the Borrower or any ERISA Affiliate is the plan sponsor.

         7.06. Environmental Notices. (a) The Borrower shall notify the Agent and the Lenders in writing promptly, and in any event within 20 Business Days, after the Borrower's receipt of any:

           (i) written notice or claim by a Governmental Authority or any third party to the effect that the Borrower or any of the Restricted Subsidiaries is or may be liable to any Person, or is subject to an investigation by a Governmental Authority, relating to a material Release or threatened Release of any Contaminant into the environment;

          (ii) written notice that any Property of the Borrower or any of the Restricted Subsidiaries is subject to an Environmental Lien;

         (iii) notice of violation or commencement or written threat of any judicial or administrative proceeding alleging a material violation by the Borrower or any of the Restricted Subsidiaries of any Environmental, Health or Safety Requirement of Law;

          (iv) new and material changes to any existing Environmental, Health or Safety Requirement of Law that would or could reasonably be expected to have a Material Adverse Effect; or

           (v) any intent to execute an agreement, letter of intent or commitment to acquire stock, assets or real estate, or to lease property, or to take any other action by the Borrower or any of the Restricted Subsidiaries that would subject the Borrower or any of the Restricted Subsidiaries to environmental, health or safety Liabilities and Costs that would or could reasonably be expected to have a Material Adverse Effect.

         (b) The Borrower shall notify the Agent and the Lenders in writing, promptly and in any event within 20 Business Days upon any filing or report made by the Borrower or any of its Subsidiaries with any Governmental Authority with respect to (i) the material violation of any Environmental, Health or Safety Requirement of Law or (ii) any material unpermitted Release or threatened Release of a Contaminant;

         (c) On June 30 of each Fiscal Year beginning with Fiscal Year 1997, the Borrower shall submit to the Agent and the Lenders a report prepared by the appropriate officers of the Borrower summarizing the status of any environmental, health or safety non-compliance, hazard or liability issues identified in notices required pursuant to Section 7.06(a), disclosed on
Schedule 6.01-O or identified in any notice or report required herein.

         7.07. Labor Matters. The Borrower shall notify the Agent and the Lenders in writing, promptly after the Borrower knows thereof, of (i) any material labor dispute to which the Borrower or any of its Subsidiaries is or is reasonably likely to be a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons' plants and other facilities and (ii) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of such Persons.

         7.08. Government Contracts. (i) The Borrower shall notify the Agent and the Lenders in writing promptly after the Borrower knows thereof, of any loss or threatened loss of the security clearances referenced in Section 8.15(b) unless disclosure thereof is prohibited by any Requirement of Law; and (ii) the Borrower shall notify the Agent in writing promptly upon (and, in any event, within five (5) Business Days of) the Borrower obtaining knowledge of any material change in the status of any action, suit, proceeding, governmental investigation or other matter disclosed on or arising out of the matters disclosed on Schedule 6.01-BB and shall provide such other information as may be reasonably available to it to enable each Lender and the Agent and its counsel to evaluate such matters.

         7.09. Public Filings and Reports. Promptly upon the filing thereof with any Governmental Authority (including, without limitation, the Securities and Exchange Commission) or the mailing thereof to the public shareholders or debtholders of the Borrower generally, copies of all filings or reports made in connection with outstanding Indebtedness and Capital Stock of the Borrower (including, without limitation, reports on Forms 10-K, 10-Q, and 8-K).

         7.10. Subordinated Notes. Upon its receipt of any of the following, the Borrower shall deliver promptly thereafter a copy thereof to the Agent and the
Lenders: (a) any material notice or material communication delivered by or on behalf of the Borrower to any Person in connection with the Subordinated Notes or the Subordinated Note Indenture, including, without limitation, any notice of default, any amendment or waiver request or any notice of redemption or defeasance; and (b) any material notice or other material communication received by such Borrower from any Person in connection with any agreement or other document relating to the Subordinated Notes or the Subordinated Note Indenture promptly after such notice or other communication is received by such Borrower.

         7.11. Other Information. Promptly upon receipt of a request therefor from the Agent, the Borrower shall prepare and deliver to the Agent and the Lenders such other information with respect to the Borrower, any of the Borrower's Subsidiaries or the Collateral including, without limitation, schedules identifying and describing the collateral and any dispositions thereof, as from time to time may be reasonably requested by the Agent.

                                  ARTICLE VIII
                              AFFIRMATIVE COVENANTS

         Each of the Guarantors and the Borrower jointly and severally covenants and agrees that so long as any Commitment is outstanding and thereafter until payment in full of all of the Loans and Letter of Credit Obligations, unless the Requisite Lenders shall otherwise give prior written consent:

         8.01. Corporate Existence, Etc. Subject to Section 9.09, each of the Borrower and each Guarantor shall, and shall cause each of its respective Subsidiaries to, at all times maintain their respective corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect their respective rights and franchises material to their respective businesses except for actions in the ordinary course of business where the Board of Directors of such Person or such Subsidiary (as applicable) determines that the maintenance or preservation of such rights and franchises is not in the best interest of such Person or such Subsidiary (as applicable) and the failure to so maintain or preserve would not be reasonably likely to have a Material Adverse Effect.

         8.02. Corporate Powers; Conduct of Business, Etc. Each of the Borrower and each Guarantor shall, and shall cause each of its respective Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified would not be reasonably likely to have a Material Adverse Effect.

         8.03. Compliance with Laws, Etc. Each of the Borrower and each Guarantor shall, and shall cause each of its respective Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, Property, assets or operations of such Person, and (b) obtain as needed all Permits necessary for such Person's operations and maintain such Permits in good standing, except, in each case, where the failure to do so would not have or be reasonably likely to have a Material Adverse Effect.

         8.04. Payment of Taxes and Claims; Tax Consolidation. Each of the Borrower and each Guarantor shall, and shall cause each of its respective Subsidiaries to, pay (a) all taxes, assessments and other governmental charges imposed upon it or on any of its Property or assets or in respect of any of its franchises, business, income or Property before the same shall become delinquent or in default, and (b) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 9.03) upon any of the Borrower's or such Subsidiary's Property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (a) above or claims referred to in clause (b) above are required to be paid if being contested in good faith by the Borrower or such Subsidiary, as the case may be, by appropriate proceedings diligently instituted and conducted and without danger of any material risk to the Collateral and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor. Neither the Borrower nor any Guarantor shall, nor shall permit any of its respective Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than the Borrower and its Subsidiaries).

         8.05. Insurance. The Borrower shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain, in full force and effect the insurance policies and programs listed on Schedule 6.01-W or substantially similar policies and programs or other policies and programs as are acceptable to the Agent; provided, however, the Borrower shall not be required to maintain such policies identified on Schedule 6.01-W that were required to be maintained by the Borrower solely pursuant to a Requirement of Law that has been legally waived or eliminated. Each certificate and policy relating to Property damage, boiler and machinery and/or business interruption coverage shall contain an endorsement, in form and substance acceptable to the Agent, showing loss payable to the Agent, for the benefit of the Agent, the Issuing Banks and the Lenders and/or naming the Agent as an additional insured under such policy and providing that no act, whether willful or negligent, or default of the Borrower, any of its Subsidiaries or any other Person shall affect the right of the Agent to recover under such policy or policies of insurance in case of loss or damage. Each certificate and policy relating to umbrella and general liability coverages other than the foregoing shall contain an endorsement naming the Agent as an additional insured under such policy. Such endorsement or an independent instrument furnished to the Agent shall provide that the insurance companies shall give the Agent at least thirty (30) days' written notice before any such policy or policies of insurance shall be cancelled or altered adversely to the interests of the Agent, the Issuing Banks and the Lenders. In the event that the Borrower or any of its Subsidiaries, at any time or times hereafter, shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Agent, without waiving or releasing any obligations or resulting Event of Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Agent deems advisable. All sums so disbursed by the Agent shall constitute Protective Advances and be part of the Obligations, payable as provided herein.

         8.06. Inspection of Property; Books and Records; Discussions. (a) Each of the Borrower and each Guarantor shall permit, and shall cause each of their respective Subsidiaries to permit, any authorized representative(s) designated by the Agent or any Lender to visit and inspect any of the Properties of such Person or such Subsidiary, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby and by the Transaction Documents (including, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, upon reasonable notice and at such times during normal business hours, as often as may be reasonably requested. All reasonable costs and expenses incurred by the Agent or, after the occurrence and during the continuance of any Default or Event of Default, all costs and expenses incurred by the Agent or any Lender, in each case as a result of such inspection, audit or examination conducted pursuant to this Section 8.06 shall be paid by the Borrower.

         (b) Each of the Borrower and each Guarantor shall keep and maintain, and shall cause their respective Subsidiaries to keep and maintain, in all material respects proper books of record and account in which entries in conformity with GAAP (it being understood that the books of record and account for any Unrestricted Subsidiary may be kept in accordance with generally accepted accounting principles in the relevant jurisdiction) shall be made of all dealings and transactions in relation to their respective businesses and activities, including, without limitation, transactions and other dealings with respect to the Collateral. If an Event of Default has occurred and is continuing, the Borrower, upon the Agent's request, shall promptly turn over true, correct and complete copies of all such records to the Agent or any of its representatives.

         8.07. Insurance and Condemnation Proceeds. The Borrower hereby directs (and, if applicable, shall cause the Restricted Subsidiaries to direct) all insurers under policies of property damage, boiler and machinery and business interruption insurance and payors of any condemnation claim or award relating to the Property to pay all proceeds payable under such policies or with respect to such claim or award for any loss directly to the Agent, for the benefit of the Agent, the Issuing Banks, the Lenders and the other Holders, and in no case to the Borrower or one or more of its Subsidiaries. Upon receipt of such proceeds, the Agent shall hold such proceeds in the Cash Collateral Account as Collateral for the Obligations. For up to 180 days from the date of any loss (the "Decision Period"), the Borrower may notify the Agent that it intends to restore, rebuild or replace the Property subject to the receipt of any insurance payment or condemnation award and shall, as soon as practicable thereafter, provide the Agent detailed information, including a construction schedule, if applicable, and cost estimates. Should the Borrower notify the Agent that it has decided not to rebuild or replace such Property during the Decision Period, or should the Borrower fail to notify the Agent of the Borrower's decision during the Decision Period, then the amounts held as Collateral shall automatically be applied as a mandatory prepayment of the Loans pursuant to Section 3.01(b)(i). Proceeds held as Collateral shall be disbursed as construction payments or, in the case of Inventory, to pay accounts payable associated with such Inventory as such accounts payable become due; provided, however, should a Default or an Event of Default occur after the Borrower has notified the Agent that it intends to rebuild or replace the Property, the Collateral may, at the Agent's discretion, or shall, upon the direction of the Requisite Lenders be applied as a mandatory prepayment of the Loans pursuant to
Section 3.01(b)(i). Upon completion of the restoration, rebuilding or replacement of such Property, the unused proceeds held as Collateral shall constitute Net Cash Proceeds and shall be applied as a mandatory prepayment of the Loans pursuant to Section 3.01(b)(i). Notwithstanding the Borrower's right to withdraw funds on deposit in the Cash Collateral Account pursuant to Sections 2.02(c), 2.03(c) and 3.05, no funds held in the Cash Collateral Account pursuant to this Section 8.07 may be released except in accordance with the terms of this
Section 8.07.

         8.08. ERISA Compliance. The Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Plans (other than multiemployer plans and government-sponsored plans) to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

         8.09. Foreign Employee Benefit Plan Compliance. The Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to establish, maintain and operate all Foreign Employee Benefit Plans (other than government-sponsored plans) to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plans.

         8.10. Establishment of Lockbox Accounts; Maintenance of Property. On or prior to the Closing Date, the Borrower shall establish Lockbox Accounts with each of the Lockbox Banks listed on Schedule 6.01-AA. The Borrower shall cause all Property used or useful in the conduct of its business or the business of any Subsidiary of the Borrower to be maintained and kept in the same condition as currently maintained, reasonable and ordinary wear and tear excepted, and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof; provided, however, that nothing in this Section shall prevent the Borrower from discontinuing the operation or maintenance of any of such Property if such discontinuance is, in the judgment of the Borrower, necessary or appropriate in the conduct of its business or the business of any Subsidiary and not disadvantageous to the Agent, the Issuing Banks or the Lenders.

         8.11. Condemnation. So long as the A Term Loans, the B Term Loans or the C Term Loans are outstanding, immediately upon learning of the institution of any proceeding for the condemnation or other taking of any of the owned or leased Real Property of the Borrower or any of its Restricted Subsidiaries, the Borrower shall notify the Agent (who shall in turn forward such notice to the Lenders) of the pendency of such proceeding, and permit the Agent to participate in any such proceeding, and from time to time shall deliver to the Agent all instruments reasonably requested by the Agent to permit such participation.

         8.12. Future Liens on Real Property. (a) So long as the A Term Loans, the B Term Loans or the C Term Loans are outstanding, at least fifteen (15) Business Days prior to the entering into of any Lease with respect to which the annual rental payments thereunder are anticipated to equal or exceed $1,000,000 or the acquisition of any material Real Property, the Borrower shall, and shall cause its Restricted Subsidiaries to, provide the Agent written notice thereof (which notice the Agent shall forward to each Lender). Upon written request of the Agent, the Borrower shall, and shall cause its Subsidiaries to, execute and deliver to the Agent, for the benefit of the Agent, the Issuing Banks, the Lenders and the other Holders, immediately upon the acquisition of any Real Property (other than Real Property acquired with the proceeds of Indebtedness permitted by Section 9.01(vi) and subject to a Lien permitted by Section 9.03(iv)) a mortgage, deed of trust, assignment or other appropriate instrument evidencing a Lien upon any such Real Property, together with such Title Policies, certified Surveys, and local counsel opinions with respect thereto and such other agreements, documents and instruments which the Agent deems necessary or desirable, the same to be in form and substance substantially the same as the mortgages and other Loan Documents relating to Real Property executed and delivered hereunder on the Closing Date, and to be subject only to (i) Liens permitted under

Section 9.03 and (ii) such other Liens as the Agent may reasonably approve, it being understood that the granting of such additional security for the Obligations is a material inducement to the execution and delivery of this Agreement by each Lender.

         (b) Within 90 days after the Closing Date, the Borrower shall cause its Subsidiary, Baird Corporation, to execute and deliver to the Agent, for the benefit of the Agent, the Issuing Banks, the Lenders and the other Holders, a mortgage, deed of trust, assignment or other appropriate instrument evidencing a Lien upon the Real Property of Baird Corporation located in Bedford, Massachusetts, together with such Title Policies, certified Surveys, and local counsel opinions with respect thereto and such other agreements, documents and instruments which the Agent deems necessary or desirable, the same to be in form and substance substantially the same as the mortgages and other Loan Documents relating to Real Property executed and delivered hereunder on the Closing Date, and to be subject only to Liens permitted under Section 9.03.

         8.13. Landlord Waivers. The Borrower shall use its best efforts to obtain and deliver to the Agent landlord waivers (with copies of the relevant Lease attached) with respect to (x) any Lease on Schedule 6.01-V which relates to a location in which there is, or is reasonably expected to be, collateral with a Fair Market value of $250,000 or more and (y) any Lease entered into after the Closing Date which relates to a location in which there is, or is reasonably expected to be, Collateral with a Fair Market Value of $250,000 or more (it being understood and agreed that, if possible, the landlord waivers referred to in clause (x) shall be obtained within ninety (90) days after the Closing Date, and that the Borrower shall not be required to make any material payment to, or to make any material lease concessions for the benefit of, any landlord in order to obtain any such landlord waiver referred to in either clauses (x) or (y)).

         8.14. Environmental Compliance. The Borrower and the Borrower's Subsidiaries shall comply in all material respects with all applicable Environmental, Health and Safety Requirements of Law.

         8.15. Government Contracts. (a) Within sixty (60) days after the Closing Date, the Borrower shall have executed and delivered to the Agent all documents, in form and substance reasonably satisfactory to the Agent, and taken all such other action (other than the transmittal of the notice of assignment to the United States Government) reasonably required by the Agent to request an assignment of all Receivables of the Borrower and its Restricted Subsidiaries (created on or prior to such date) arising under any Material Government Contract to the Agent pursuant to the Assignment of Claims Act of 1940, as amended (the "Assignment of Claims Act"). Within thirty (30) days of the creation of a Material Government Contract or, upon the occurrence and during the continuance of a Default or an Event of Default, of the creation of any Government Contract (other than in either case a Government Contract subject to the foregoing sentence and Government Contracts which by their express terms are not assignable) the Borrower shall execute and deliver to the Agent all documents, in form and substance reasonably satisfactory to the Agent, and take all such other action (other than the transmittal of the notice of assignment to the United States Government) reasonably required by the Agent to request an assignment of the Receivables of the Borrower and its Restricted Subsidiaries arising under such Material Government Contract, to the Agent pursuant to the Assignment of Claims Act. Upon the occurrence and during the continuance of a Default or Event of Default, the Agent may, and shall at the direction of the Requisite Lenders, transmit any such notice of assignment received by it from the Borrower to the United States Government.

         (b) The Borrower shall apply for and maintain all facility security clearances and personnel security clearances required of the Borrower or any of its Subsidiaries under all Requirements of Law to perform and deliver under any and all Government Contracts and as otherwise may be necessary to continue to perform the Borrower's business.

         8.16. Post-Closing Matters. To the extent not delivered prior to or on the Closing Date, the Borrower shall deliver to the Agent, in form and substance satisfactory to the Agent, each of the agreements, instruments and other documents listed under the heading "J. Postclosing Matters" on the List of Closing Documents attached hereto as Exhibit E within 30 days from the Closing Date (unless otherwise indicated on such list).

                                   ARTICLE IX
                               NEGATIVE COVENANTS

         Each of the Guarantors and the Borrower jointly and severally covenants and agrees that each shall comply with the following covenants so long as any Commitment is outstanding and thereafter until payment in full of all of the Loans and Letter of Credit Obligations, unless (except as otherwise provided below) the Requisite Lenders shall otherwise give prior written consent thereto:

         9.01. Indebtedness. None of the Borrower, the Guarantors or any of their respective Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

         (i) the Obligations;

           (ii) the Subordinated Notes in an aggregate outstanding principal amount not to exceed $155,000,000;

          (iii) Permitted Existing Indebtedness, and any extensions, renewals, refundings or replacements of Permitted Existing Indebtedness, provided that any such extension, renewal, refunding or replacement is in an aggregate principal amount not greater than the principal amount of, and is on terms no less favorable to the Borrower or such Subsidiary than the terms of, the Permitted Existing Indebtedness so extended, renewed, refunded or replaced;

           (iv) Indebtedness in respect of taxes, assessments, governmental charges and claims for labor, materials or supplies, to the extent that payment thereof is not required pursuant to Section 8.04;

            (v) Indebtedness constituting either Accommodation Obligations permitted by Section 9.05 or Restricted Junior Payments pursuant to Section 9.06;

           (vi) to the extent permitted by Article X and in any event in an aggregate amount not to exceed $5,000,000 at any time, Capital Leases and purchase money Indebtedness incurred by the Borrower and/or any Guarantor to finance the acquisition of fixed assets, and Indebtedness incurred by the Borrower and/or any Guarantor to refinance such Capital Leases and purchase money Indebtedness;

          (vii) Indebtedness under appeal bonds in connection with judgments which, in the absence of such appeal bonds, would not result in an Event of Default or Default or any other breach hereunder (it being understood that the Borrower may create and become liable with respect to an appeal bond in an amount of up to $18,000,000 (plus interest) in connection with the IIC Reinstatement);

         (viii) Indebtedness arising from intercompany loans (A) from the Borrower to any Wholly Owned Subsidiary which Indebtedness shall not cause the Maximum Subsidiary Investment Amount to exceed $5,000,000 in the aggregate at any time; (B) from any Wholly Owned Subsidiary to the Borrower or any other Wholly Owned Subsidiary; or (C) from the Borrower to any Guarantor in connection with Investments permitted pursuant to Section 9.04; provided that the loans referred to in clause (C) shall be evidenced by promissory notes payable to the Borrower, in form and substance satisfactory to the Agent, which promissory notes shall be delivered and pledged to the Agent as part of the Collateral;

           (ix) Indebtedness of the Borrower arising pursuant to Interest Rate Contracts to which a Lender or an Affiliate of a Lender is a party having Interest Rate Contract Exposure in an amount not to exceed an amount equal to (x) $10,000,000 minus (y) the aggregate Currency Agreement Exposure at such time;

            (x) Indebtedness of the Borrower arising pursuant to Currency Agreements to which a Lender or an Affiliate of a Lender is a party having Currency Agreement Exposure in an amount not to exceed an amount equal to
     (x) $10,000,000 minus (y) the aggregate Interest Rate Contract Exposure at such time;

           (xi) Indebtedness incurred by an Unrestricted Subsidiary; provided that such Indebtedness (i) is not guaranteed or otherwise supported in whole or part (other than pursuant to (x) one or more Permitted Existing Accommodation Obligations or (y) the Accommodation Obligations permitted pursuant to Section 9.05(vi)) by the Borrower or any Restricted Subsidiary and (without limiting the generality of the foregoing, but subject to the immediately preceding parenthetical clause) neither the Borrower nor any Restricted Subsidiary has any liability (contractual or otherwise) in respect of such Indebtedness and (ii) is not secured in whole or in part by any asset of the Borrower or any Restricted Subsidiary;

          (xii) Indebtedness under surety bonds and similar arrangements (including, without limitation, Permitted Existing Surety Bonds), not to exceed, in the case of Unsupported Surety Bonds, $15,000,000 in the aggregate at any one time outstanding;

         (xiii) any arrangement pursuant to which the Borrower agrees to subordinate any obligation of the Unrestricted Subsidiaries owing to it to any obligation of the Unrestricted Subsidiaries owing to another creditor; and

          (xiv) additional Indebtedness of the Borrower incurred after the date hereof in an aggregate amount not to exceed $1,000,000 at any one time outstanding, or, after the outstanding principal amount of the Term Loans has been reduced to an amount equal to or less than $52,500,000, $5,000,000 at any one time outstanding.

         9.02. Sales of Assets. None of the Borrower or any of the Restricted Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any Property, whether now owned or

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
         hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

            (i) the sale of Inventory of the Borrower and the Restricted Subsidiaries in the ordinary course of business;

           (ii) sales of assets outside of the ordinary course of business not in excess of $500,000 in a single transaction or series of related transactions and in any event aggregating less than $1,000,000 in any Fiscal Year;

          (iii) in addition to dispositions permitted under clauses (i) and (ii) of this Section 9.02, the disposition of Equipment if such Equipment is obsolete or no longer useful in the ordinary course of the Borrower's or such Restricted Subsidiary's business; provided that no such sale shall be made for less than Fair Market Value;

           (iv) assignments and licenses of intellectual property of the Borrower in the ordinary course of business;

            (v) the sale or transfer of assets of the Borrower or any Wholly Owned Subsidiary to any Wholly Owned Subsidiary or to the Borrower, which sales or transfers shall not cause the Maximum Subsidiary Investment Amount, together with the amount of Investments in Permitted Joint Ventures made pursuant to Section 9.04(x), to exceed $5,000,000 in the aggregate at any time;

           (vi) subleases of leases or leases of owned Real Property, to the extent such leases and subleases have anticipated annual rentals of less than $1,000,000 each;

          (vii) the sale by the Borrower and/or its Subsidiaries, as applicable, of any or all of the Non-Operating Assets; provided that no such sale shall be made for less than Fair Market Value;

         (viii) the sale by the Borrower and/or its Subsidiaries, as applicable, in a single transaction or in a series of transactions, pursuant to documentation which shall be delivered to the Agent promptly upon its becoming available, of all or any part of the Discontinued Operations; provided that (i) if Varo's electronic systems division is so sold, the Borrower shall have received Net Cash Proceeds of at least $10,000,000 in respect thereof and (ii) if Roltra- Morse S.p.A. is so sold, the Borrower shall have received Net Cash Proceeds of at least $40,000,000 in respect thereof; and

           (ix) the sale or transfer by the Borrower and/or its Restricted Subsidiaries, as applicable, of Property pursuant to an Operating Lease Transaction.

         9.03. Liens. None of the Borrower or any of the Restricted Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective Property or assets except:

            (i) Liens created by the Loan Documents;

           (ii) Permitted Existing Liens;

          (iii) Customary Permitted Liens;

           (iv) purchase money Liens granted by the Borrower or any Guarantor (including the interest of a lessor under a Capital Lease) and Liens to which any Property is subject at the time of the Borrower's or any Guarantor's acquisition thereof) securing Indebtedness permitted under
     Section 9.01(vi) and limited in each case to the property purchased or subject to such lease;

            (v) any attachment or Lien in respect of a judgment, provided the existence of such judgment does not constitute an Event of Default under
     Section 11.01(h);

           (vi) to the extent Indebtedness secured thereby is permitted to be extended, renewed, refunded or refinanced pursuant to clause (iii) of
     Section 9.01, a future Lien on any Property which is subject to a Lien described in clauses (ii) and (iv) above, if such future Lien attaches only to the same Property and secures only such permitted extensions, renewals, replacements or refinancings;

          (vii) Liens securing reimbursement obligations with respect to trade letters of credit which constitute Permitted Existing Indebtedness; provided that such Liens only attach to the assets being acquired with the proceeds of such letters of credit;

         (viii) any negative pledge arrangement contained in the Subordinated
     Note Indenture;

           (ix) Liens not otherwise permitted by the foregoing clauses of this Section securing Indebtedness in an amount no greater than $1,000,000 at any time outstanding; and

            (x) Liens granted by the Borrower on bank deposits denominated in Dollars (or the foreign currency equivalent thereof) supporting loans by banks in China in connection with the joint venture in China between the Borrower, through its Morse Controls Division, and Xiangfan Dong Feng Motor Instrument Co., Ltd.; provided that the amount of such deposits, together with the amount of Investments made in such joint venture pursuant to Section 9.04(ix) and the amount of Accommodation Obligations incurred in connection with such joint venture pursuant to
     Section 9.05(viii) shall be in an aggregate amount not to exceed $4,000,000, (or the foreign currency equivalent thereof), or $6,000,000 (or the foreign currency equivalent thereof), provided that the excess over $4,000,000 (or the foreign currency equivalent thereof) is secured by one or more letters of credit in favor of the Borrower, in any case at any one time outstanding.

         9.04. Investments. None of the Borrower or any of the Restricted Subsidiaries shall directly or indirectly make or own any Investment except:

           (i) Investments in Cash Collateral pledged to the Agent or deposited in the Cash Collateral Account in accordance with the terms hereof (including any Investments in Cash Equivalents through such account);

          (ii) Permitted Existing Investments in an amount not greater than the amount thereof on the Closing Date;

         (iii) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (iv) Investments by the Borrower in any Wholly Owned Subsidiaries (including Persons which become Wholly Owned Subsidiaries as a result of such Investment) which Investments shall not cause the Maximum Subsidiary Investment Amount, together with the amounts of Investments made pursuant to Section 9.04(x), to exceed $5,000,000 in the aggregate at any time;

           (v) cash Investments in intercompany loans permitted pursuant to subclauses (A) and (B) of Section 9.01(viii);

          (vi) Investments in the bank accounts listed on Schedule 9.18 made in the ordinary course of business not at any time exceeding in the aggregate $1,500,000; provided, that if at any time no non-contingent Revolving Credit Obligations are outstanding or the outstanding principal balance of the Term Loans has been reduced to an amount less than or equal to $52,500,000, Investments at such time in such bank accounts shall not exceed in the aggregate $5,000,000;

          (vii) Investments by the Borrower in the form of intercompany loans to any Guarantor; provided that such loans shall be in an aggregate amount not to exceed $5,000,000 at any one time outstanding; and provided, further, that the proceeds of such loans shall not, in the case of Varo, be used to make discretionary Capital Expenditures;

         (viii) Investments by the Borrower and/or any of the Restricted Subsidiaries in one or more Unrestricted Subsidiaries or Permitted Joint Ventures which are not organized and existing under the laws of the United States of America, any State thereof, the District of Columbia or the United States Virgin Islands; provided that the aggregate book value of such Investments made after the Closing Date, determined with respect to each such Investment at the time such Investment is made, shall not exceed $5,000,000, or, after the outstanding principal amount of the Term Loans has been reduced to an amount equal to or less than $52,500,000, $10,000,000;

           (ix) Investments by the Borrower in the joint venture in China between the Borrower, through its Morse Controls Division, and Xiangfan Dong Feng Motor Instrument Co., Ltd.; provided, that the aggregate amount of such Investments, determined with respect to each such Investment at the time such Investment is made, together with the amount of bank deposits subject to a Lien permitted pursuant to Section 9.03(x) and the amount of Accommodation Obligations incurred in connection with such joint venture pursuant to Section 9.05(viii), shall not exceed $4,000,000 (or the foreign currency equivalent thereof), or $6,000,000 (or the foreign currency equivalent thereof), provided that the excess over $4,000,000 (or the foreign currency equivalent thereof) is secured by one or more letters of credit in favor of the Borrower, in any case at any one time outstanding;

            (x) Investments by the Borrower, any Guarantor or Wholly Owned Subsidiary in Permitted Joint Ventures organized and existing under the laws of the United States of America, any State thereof, the District of Columbia or the United States Virgin Islands and other Investments by the Borrower that constitute the acquisition by the Borrower of a product or line of business that is substantially similar, related or incidental to the business currently conducted or products sold by the Borrower; provided that the aggregate book value of such Investments made after the Closing Date, determined with respect to each such Investment at the time such Investment is made, together

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
     with the Maximum Subsidiary Investment Amount at the time of such Investment, does not exceed in aggregate $5,000,000 at any time; and

          (xi) other Investments by the Borrower, the aggregate amount of which shall not exceed $1,000,000.

         9.05. Accommodation Obligations. None of the Borrower or any of the Restricted Subsidiaries shall directly or indirectly create or become or be liable with respect to any Accommodation Obligation, except:

           (i) Permitted Existing Accommodation Obligations;

          (ii) Accommodation Obligations arising under the Loan Documents;

         (iii) obligations, warranties and indemnities, not with respect to Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business and not for the benefit of or in favor of an Affiliate of the Borrower or any of the Borrower's Subsidiaries;

          (iv) Accommodation Obligations of the Borrower in respect of any Wholly Owned Subsidiary, which Accommodation Obligations shall not cause the Maximum Subsidiary Investment Amount, together with the amount of Investments in Permitted Joint Ventures made pursuant to Section 9.04(x), to exceed $5,000,000 at any time;

           (v) Accommodation Obligations of any Restricted Subsidiary in respect of obligations of the Borrower;

          (vi) Extensions, renewals or replacements of Permitted Existing Accommodation Obligations of the Borrower in respect of the obligations of any Unrestricted Subsidiary (provided the amount of such Accommodation Obligations is not increased as a result of any extension, renewal or replacement thereof) and other Accommodation Obligations of the Borrower in respect of obligations of any Unrestricted Subsidiary; provided that (x) the aggregate amount of such Accommodation Obligations (other than such extensions, renewals or replacements of Permitted Existing Accommodation Obligations) shall not exceed $6,000,000 at any time outstanding prior to the sale of Roltra-Morse S.p.A. and (y) the aggregate amount of such Accommodation Obligations (including Permitted Existing Accommodation Obligations of the Borrower in respect of the obligations of any Unrestricted Subsidiary and any extensions, renewals or replacements of such Permitted Existing Accommodation Obligations) shall not exceed $10,000,000 at any time outstanding after such sale;

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
          (vii) Accommodation Obligations in respect of appeal bonds and surety bonds and similar arrangements permitted by Section 9.01;

         (viii) Accommodation Obligations of the Borrower consisting of letters of credit, guaranties and/or cross- guaranties of loans by banks in China to the joint venture in China between the Borrower, through its Morse Controls Division, and Xiangfan Dong Feng Motor Instrument Co., Ltd.; provided, that the aggregate amount of such Accommodation Obligations, together with the amount of bank deposits subject to a Lien permitted pursuant to Section 9.03(x) and the amount of Investments made in connection with such joint venture pursuant to Section 9.04(iv), shall not exceed $4,000,000 (or the foreign currency equivalent thereof), or $6,000,000 (or the foreign currency equivalent thereof), provided that the excess over $4,000,000 (or the foreign currency equivalent thereof) is secured by one or more letters of credit in favor of the Borrower, in any case, at any one time outstanding; and

           (ix) indemnities not with respect to Indebtedness of any Person, which have been undertaken or made in connection with the sale of assets permitted pursuant to Section 9.02; provided that such indemnities do not and are not reasonably likely to have a Material Adverse Effect.

         9.06. Restricted Junior Payments. Subject to Section 9.17, none of the Borrower or any of the Restricted Subsidiaries shall declare or make any Restricted Junior Payment, except (i) regularly scheduled payments of interest on the Subordinated Notes if such payments are permitted to be made pursuant to the terms of the Subordinated Note Indenture, (ii) the redemption, retirement or defeasance in full of the 12% Debentures and the 12.25% Debentures on the Closing Date and (iii) the redemption, repayment or repurchase of the Subordinated Notes with Net Cash Proceeds arising from the issuance of Capital Stock by the Borrower to the extent the application of the proceeds thereof is permitted to be so applied under Section 3.01(b)(ii).

         9.07. Conduct of Business; Subsidiaries; Acquisitions. None of the Borrower or any of its Subsidiaries (other than any Subsidiaries sold in accordance with Section 9.02) shall engage in any business other than the businesses engaged in by the Borrower or such Subsidiary, as applicable, on the date hereof and any business or activities which are substantially similar, related or incidental thereto. Except as expressly permitted pursuant to Section
9.02 or Section 9.09, the Borrower shall not sell or otherwise dispose of, or permit the sale or disposition of, any shares of Capital Stock of any of its Subsidiaries. Except as permitted in accordance with Section 9.04, the Borrower shall not enter into or permit any transaction or series of transactions in which the Borrower and/or any of the Restricted Subsidiaries acquire all or any significant portion of the Capital Stock and/or assets of another Person, except in connection with a Permitted Joint Venture, the Investment in which is permitted under Section 9.04(viii) or (x).

         9.08. Transactions with Shareholders and Affiliates. None of the Borrower or any of the Borrower's Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any Property or the rendering of any service) with any holder or holders of more than five percent (5%) of any class of equity Securities of the Borrower, or with any Affiliate of the Borrower which is not its Subsidiary, on terms that are less favorable to the Borrower or any such Subsidiary, as applicable, than those that could be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate.

         9.09. Restriction on Fundamental Changes. Except with respect to the Subsidiaries and Affiliates set forth on Schedule 9.09, none of the Borrower or any of the Restricted Subsidiaries shall (a) enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), except for (1) a merger of a Wholly Owned Subsidiary into the Borrower (with the Borrower as the surviving corporation) or another Wholly Owned Subsidiary or (2) the dissolution or merger of a Subsidiary (other than a Guarantor) (provided that, in the case of any such dissolution or merger of such a Subsidiary, the board of directors of the Borrower shall have determined that such dissolution is not reasonably likely to result in a Material Adverse Effect), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Borrower's or any such Subsidiary's business or Property, whether now or hereafter acquired, except transactions permitted under Section 9.02 or (b) enter into any partnership or joint venture except Permitted Joint Ventures, the Investment in which is permitted under Sections 9.04(viii) or (x), and the joint venture referred to in Section 9.04(ix).

         9.10. Sales and Leasebacks. None of the Borrower or any of the Restricted Subsidiaries shall become liable, directly, by assumption or by Accommodation Obligation, with respect to any lease, whether an Operating Lease or a Capital Lease (except to the extent otherwise permitted by Article X and Section 9.01(vi)), of any Property (whether real or personal or mixed) (i) which it or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person, or (ii) which it or one of its Subsidiaries intends to use for substantially the same purposes as any other Property which has been or is to be sold or transferred by it or one of its Subsidiaries to any other Person in connection with such lease, except that Borrower or any of the Restricted Subsidiaries may become liable with respect to an

Operating Lease in connection with an Operating Lease Transaction.

         9.11. Margin Regulations; Securities Laws. None of the Borrower or any of the Borrower's Subsidiaries, shall use all or any portion of the proceeds of any credit extended hereunder to purchase or carry Margin Stock.

         9.12. ERISA. The Borrower shall not:

            (i) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

           (ii) permit to exist any accumulated funding deficiency (as defined in sections 302 of ERISA and 412 of the Internal Revenue Code), with respect to any Benefit Plan, whether or not waived;

          (iii) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

           (iv) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan which would result in any material liability of Borrower or any ERISA Affiliate under Title IV of ERISA;

            (v) fail to make any contribution or payment to any Multiemployer Plan which Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

           (vi) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

          (vii) amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability for the plan year such that the Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code;

         (viii) permit any unfunded liabilities with respect to any Foreign Pension Plan, except to the extent permitted by local law; or

         (ix) fail, or permit any Subsidiary or ERISA Affiliate to fail, to pay any required contributions or payments to a Foreign Pension Plan on or before the due date for such required installment or payment.

         9.13. Issuance of Capital Stock. None of the Borrower's Subsidiaries shall issue any Capital Stock, except the Capital Stock of any such Subsidiary to the extent the creation thereof is permitted pursuant to Sections 9.04 and 9.07.

         9.14. Constituent Documents. None of the Borrower or any of the Borrower's Subsidiaries shall amend, modify or otherwise change any of the terms or provisions in any of their respective Constituent Documents as in effect on the Closing Date (except for amendments, modifications or other changes to such Constituent Documents that, in the judgment of the Agent, do not materially affect the interests of the Lenders and Issuing Banks under the Transaction Documents or in the Collateral and amendments of the Borrower's Certificate of Incorporation to authorize the issuance of additional shares of Capital Stock) without the prior written consent of the Requisite Lenders, which consent shall not be unreasonably withheld.

         9.15. Fiscal Year. None of the Borrower or any of the Borrower's consolidated Subsidiaries shall change its Fiscal Year for accounting or tax purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.

         9.16. Cancellation of Debt; Prepayment; Certain Amendments. Neither the Borrower nor any of the Restricted Subsidiaries shall (i) cancel any material claim or debt, except in the ordinary course of its business, (ii) prepay, redeem, purchase, repurchase, defease or retire any long-term Indebtedness (including, without limitation, the Indebtedness evidenced by the Subordinated Notes except as contemplated in Section 3.01(b)(ii), but excluding the Obligations), other than Restricted Junior Payments permitted to be made in accordance with Section 9.06, or (iii) amend, supplement or otherwise modify the terms of the Subordinated Note Documents (except for amendments, supplements or other modifications to such agreements, instruments or documents that, in the judgment of the Agent, do not materially affect the rights and privileges of the Borrower under such Subordinated Note Documents, or the interests of the Lenders and Issuing Banks under the Transaction Documents or in the Collateral).

         9.17. Cash Management. Subject to Section 9.04, neither the Borrower nor any of the Restricted Subsidiaries shall open any deposit or payroll account with any Person except in accordance with Section 3.05 and deposit or payable accounts listed on Schedule 9.18. Subject to Section 9.04, the Borrower or any Restricted Subsidiary may open deposit or payroll accounts with other financial institutions in the ordinary course of business and shall deliver to the Agent a substitute Schedule 9.18 specifying the name of such financial institutions and the intended use for such account. The Borrower shall not authorize or direct any Person to take any action with respect to amounts deposited in the Lockboxes, the Lockbox Accounts or the Cash Collateral Account in contravention of the provisions hereof.

         9.18. Environmental Matters. None of the Borrowers nor any of Borrowers' Subsidiaries shall:

          (i) become subject to any Liabilities and Costs which would have a Material Adverse Effect arising out of or related to (a) the Release or threatened Release at any location of any Contaminant into the environment, or any Remedial Action in response thereto, or (b) any violation of any Environmental, Health and Safety Requirements of Law; or

         (ii) either directly or indirectly, create, incur, assume or permit to exist any Environmental Lien on or with respect to any of the mortgaged Property.

         9.19. Unrestricted Subsidiary. No Unrestricted Subsidiary shall enter into any Accommodation Obligation with respect to any Indebtedness of the Borrower or any Restricted Subsidiary other than the Obligations or grant or permit to exist any Lien on its Property to secure any such Indebtedness.

         9.20. No New Restrictions on Subsidiary Dividends. Except as may be required by any applicable Requirements of Law, the Borrower will not agree, or permit any of the Restricted Subsidiaries to agree, to create or otherwise become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owing to, the Borrower.

                                    ARTICLE X
                               FINANCIAL COVENANTS

         Each of the Guarantors and the Borrower jointly and severally covenants and agrees that so long as any Commitment is outstanding and thereafter until payment in full of all of the Loans and Letter of Credit Obligations, unless the Requisite Lenders shall otherwise give prior written consent thereto:

         10.01. Minimum Consolidated Net Worth. The Consolidated Net Worth of the Borrower and its Subsidiaries at all times during any period set forth below shall not be less than the minimum amount set forth opposite such period:

      Period                                                  Minimum Amount
      ------                                                  --------------
From the Closing Date to but
         excluding June 30, 1996                               ($ 5,000,000)
From June 30, 1996 to but
         excluding September 30, 1996                          ($ 2,800,000)
From September 30, 1996 to but
         excluding December 31, 1996                                -0-
From December 31, 1996 to but
         excluding March 31, 1997                              $  2,000,000
From March 31, 1997 to but
         excluding June 30, 1997                               $  7,000,000
From June 30, 1997 to but
         excluding September 30, 1997                          $  9,000,000
From September 30, 1997 to but
         excluding December 31, 1997                           $ 11,000,000
From December 31, 1997 to but
         excluding March 31, 1998                              $ 12,000,000
From March 31, 1998 to but
         excluding June 30, 1998                               $ 17,000,000
From June 30, 1998 to but
         excluding September 30, 1998                          $ 21,000,000
From September 30, 1998 to but
         excluding December 31, 1998                           $ 25,000,000
From December 31, 1998 to but
         excluding March 31, 1999                              $ 28,000,000
From March 31, 1999 to but
         excluding June 30, 1999                               $ 32,000,000
From June 30, 1999 to but
         excluding September 30, 1999                          $ 36,000,000
From September 30, 1999 to but
         excluding December 31, 1999                           $ 40,000,000
From December 31, 1999 to but
         excluding March 31, 2000                              $ 44,000,000
From March 31, 2000 to but
         excluding June 30, 2000                               $ 47,000,000
From June 30, 2000 to but
         excluding September 30, 2000                          $ 52,000,000
From September 30, 2000 to but
         excluding December 31, 2000                           $ 57,000,000
From December 31, 2000 to but
         excluding March 31, 2001                              $ 61,000,000
From March 31, 2001 to but
         excluding June 30, 2001                               $ 65,000,000
From June 30, 2001 to but
         excluding September 30, 2001                          $ 70,000,000
From September 30, 2001 to but
         excluding December 31, 2001                           $ 74,000,000
From December 31, 2001 to but
         excluding March 31, 2002                              $ 78,000,000
From March 31, 2002 to but
         excluding June 30, 2002                               $ 83,000,000

From June 30, 2002 to but
         excluding September 30, 2002                          $ 87,000,000
From September 30, 2002 to but
         excluding December 31, 2002                           $ 92,000,000
From December 31, 2002 to but
         excluding March 31, 2003                              $ 96,000,000
From March 31, 2003 to but
         excluding June 30, 2003                               $103,000,000

         10.02. Minimum Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio, as determined as of the last day of each fiscal quarter of the Borrower set forth below for the twelve month period ending on such date (or if the period from January 1, 1996 to such date is less than twelve months, such shorter period), shall not be less than the minimum ratio set forth opposite such fiscal quarter:

                  Fiscal Quarter                           Minimum Ratio
                  --------------                           -------------
         Third fiscal quarter of 1996                      0.20    to 1
         Fourth fiscal quarter of 1996                     0.20    to 1
         First fiscal quarter of 1997                      0.30    to 1
         Second fiscal quarter of 1997                     0.50    to 1
         Third fiscal quarter of 1997                      0.70    to 1
         Fourth fiscal quarter of 1997                     0.80    to 1
         First fiscal quarter of 1998                      0.90    to 1
         Second fiscal quarter of 1998                     1.00    to 1
         Third fiscal quarter of 1998                      1.00    to 1
         Fourth fiscal quarter of 1998                     1.10    to 1
         First fiscal quarter of 1999                      1.20    to 1
         Second fiscal quarter of 1999                     1.20    to 1
         Third fiscal quarter of 1999                      1.30    to 1
         Fourth fiscal quarter of 1999                     1.30    to 1
         First fiscal quarter of 2000                      1.30    to 1
         Second fiscal quarter of 2000                     1.30    to 1
         Third fiscal quarter of 2000                      1.30    to 1
         Fourth fiscal quarter of 2000                     1.30    to 1
         First fiscal quarter of 2001                      1.30    to 1
         Second fiscal quarter of 2001                     1.30    to 1
         Third fiscal quarter of 2001                      1.30    to 1
         Fourth fiscal quarter of 2001                     1.30    to 1
         First fiscal quarter of 2002                      1.20    to 1
         Second fiscal quarter of 2002                     1.00    to 1
         Third fiscal quarter of 2002                      1.00    to 1
         Fourth fiscal quarter of 2002                     1.00    to 1
         First fiscal quarter of 2003                      1.00    to 1
         Second fiscal quarter of 2003                     1.00    to 1

         10.03. Minimum Interest Coverage Ratio. The Interest Coverage Ratio, as determined as of the last day of each fiscal quarter of the Borrower set forth below for the twelve month period ending on such date (or if the period from January 1, 1996 to such date is less than twelve months, such shorter period), shall not be less than the minimum ratio set forth opposite such fiscal quarter:

                  Fiscal Quarter                           Minimum Ratio
                  --------------                           -------------
         Second fiscal quarter of 1996                     1.50    to 1
         Third fiscal quarter of 1996                      1.50    to 1
         Fourth fiscal quarter of 1996                     1.50    to 1
         First fiscal quarter of 1997                      1.50    to 1
         Second fiscal quarter of 1997                     1.75    to 1
         Third fiscal quarter of 1997                      1.75    to 1
         Fourth fiscal quarter of 1997                     1.75    to 1
         First fiscal quarter of 1998                      1.75    to 1
         Second fiscal quarter of 1998                     2.00    to 1
         Third fiscal quarter of 1998                      2.00    to 1
         Fourth fiscal quarter of 1998                     2.25    to 1
         First fiscal quarter of 1999                      2.25    to 1
         Second fiscal quarter of 1999                     2.50    to 1
         Third fiscal quarter of 1999                      2.50    to 1
         Fourth fiscal quarter of 1999                     2.50    to 1
         First fiscal quarter of 2000                      2.50    to 1
         Second fiscal quarter of 2000                     2.50    to 1
         Third fiscal quarter of 2000                      2.50    to 1
         Fourth fiscal quarter of 2000                     2.50    to 1
         First fiscal quarter of 2001                      2.50    to 1
         Second fiscal quarter of 2001                     2.50    to 1
         Third fiscal quarter of 2001                      2.50    to 1
         Fourth fiscal quarter of 2001                     2.50    to 1
         First fiscal quarter of 2002                      2.50    to 1
         Second fiscal quarter of 2002                     2.50    to 1
         Third fiscal quarter of 2002                      2.50    to 1
         Fourth fiscal quarter of 2002                     2.50    to 1
         First fiscal quarter of 2003                      2.50    to 1
         Second fiscal quarter of 2003                     2.50    to 1

         10.04. Maximum Capital Expenditures. Capital Expenditures made or incurred by the Borrower and the Borrower's Subsidiaries (other than the Discontinued Operations) on a consolidated basis during each Fiscal Year set forth below shall not exceed in the aggregate the amount set forth opposite such Fiscal Year:

            Fiscal Year                                    Maximum Amount
            -----------                                    --------------
         Fiscal Year 1996                                  $20,000,000
         Fiscal Year 1997                                  $20,000,000
         Fiscal Year 1998                                  $20,000,000
         Fiscal Year 1999                                  $20,000,000
         Fiscal Year 2000                                  $20,000,000
         Fiscal Year 2001                                  $20,000,000

         Fiscal Year 2002                                  $20,000,000
         Fiscal Year 2003                                  $20,000,000

provided, however, that to the extent that actual Capital Expenditures for any such Fiscal Year shall be less than the maximum amount set forth above for such Fiscal Year (without giving effect to the carryover permitted by this proviso), the difference between said stated maximum amount and such actual Capital Expenditures shall, in addition, be available for Capital Expenditures in the next succeeding Fiscal Year.

Capital Expenditures made or incurred by the Discontinued Operations during each Fiscal Year shall not exceed in the aggregate $10,000,000 in Fiscal Year 1996, and $7,000,000 thereafter.

         10.05. Maximum Permitted Senior Debt Ratio. The ratio of (i) Permitted Senior Debt of the Borrower and its Subsidiaries on a consolidated basis on the last day of such period to (ii) EBITDA of the Borrower and its Subsidiaries (other than the Discontinued Operations) on a consolidated basis for such period, as determined as of the last day of each fiscal quarter of the Borrower set forth below for the twelve month period ending on such date, shall not be greater than the maximum ratio set forth opposite such fiscal quarter:

                  Fiscal Quarter                         Maximum Ratio
                  --------------                         -------------
         Fourth fiscal quarter of 1996                   3.25    to 1
         First fiscal quarter of 1997                    3.00    to 1
         Second fiscal quarter of 1997                   2.75    to 1
         Third fiscal quarter of 1997                    2.75    to 1
         Fourth fiscal quarter of 1997                   2.00    to 1
         First fiscal quarter of 1998                    2.00    to 1
         Second fiscal quarter of 1998                   2.00    to 1
         Third fiscal quarter of 1998                    2.00    to 1
         Fourth fiscal quarter of 1998                   2.00    to 1
         First fiscal quarter of 1999                    1.75    to 1
         Second fiscal quarter of 1999                   1.75    to 1
         Third fiscal quarter of 1999                    1.75    to 1
         Fourth fiscal quarter of 1999                   1.75    to 1
         First fiscal quarter of 2000                    1.50    to 1
         Second fiscal quarter of 2000                   1.50    to 1
         Third fiscal quarter of 2000                    1.50    to 1
         Fourth fiscal quarter of 2000                   1.50    to 1
         First fiscal quarter of 2001                    1.25    to 1
         Second fiscal quarter of 2001                   1.25    to 1
         Third fiscal quarter of 2001                    1.25    to 1
         Fourth fiscal quarter of 2001                   1.25    to 1
         First fiscal quarter of 2002                    1.25    to 1
         Second fiscal quarter of 2002                   1.25    to 1
         Third fiscal quarter of 2002                    1.25    to 1

         Fourth fiscal quarter of 2002                   1.25    to 1
         First fiscal quarter of 2003                    1.25    to 1
         Second fiscal quarter of 2003                   1.25    to 1

         10.06. Maximum Permitted Total Debt Ratio. The ratio of (i) Permitted Total Debt of the Borrower and its Subsidiaries on a consolidated basis for such period to (ii) EBITDA of the Borrower and its Subsidiaries (other than the Discontinued Operations) on a consolidated basis for such period, as determined as of the last day of each fiscal quarter of the Borrower set forth below for the twelve month period ending on such date, shall not be greater than the maximum ratio set forth opposite such fiscal quarter:

                  Fiscal Quarter                        Maximum Ratio
                  --------------                        -------------
         Fourth fiscal quarter of 1996                  5.75    to 1
         First fiscal quarter of 1997                   5.50    to 1
         Second fiscal quarter of 1997                  5.25    to 1
         Third fiscal quarter of 1997                   5.25    to 1
         Fourth fiscal quarter of 1997                  4.25    to 1
         First fiscal quarter of 1998                   4.00    to 1
         Second fiscal quarter of 1998                  4.00    to 1
         Third fiscal quarter of 1998                   4.00    to 1
         Fourth fiscal quarter of 1998                  4.00    to 1
         First fiscal quarter of 1999                   3.75    to 1
         Second fiscal quarter of 1999                  3.75    to 1
         Third fiscal quarter of 1999                   3.75    to 1
         Fourth fiscal quarter of 1999                  3.75    to 1
         First fiscal quarter of 2000                   3.50    to 1
         Second fiscal quarter of 2000                  3.50    to 1
         Third fiscal quarter of 2000                   3.50    to 1
         Fourth fiscal quarter of 2000                  3.50    to 1
         First fiscal quarter of 2001                   3.25    to 1
         Second fiscal quarter of 2001                  3.00    to 1
         Third fiscal quarter of 2001                   3.00    to 1
         Fourth fiscal quarter of 2001                  3.00    to 1
         First fiscal quarter of 2002                   3.00    to 1
         Second fiscal quarter of 2002                  3.00    to 1
         Third fiscal quarter of 2002                   3.00    to 1
         Fourth fiscal quarter of 2002                  3.00    to 1
         First fiscal quarter of 2003                   3.00    to 1
         Second fiscal quarter of 2003                  3.00    to 1

                                   ARTICLE XI
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

         11.01. Events of Default. Each of the following occurrences shall constitute an Event of Default hereunder:

         (a) Failure to Make Payments When Due. The Borrower shall fail to pay
(i) when due any principal or interest on the Loans (including the Reimbursement Obligations) or (ii) any other Obligation, and if such non-payment relates to interest, such non-payment continues for a period of three (3) days after the due date thereof or (y) to Obligations other than interest or principal, such non-payment continues for a period of five (5) Business Days after the due date thereof.

         (b) Breach of Certain Covenants. The Borrower or any Guarantor shall fail to perform or observe duly and punctually any agreement, covenant or obligation binding on such Person under (i) Sections 7.02 (and such failure continues for five (5) Business Days), 7.03 (and such failure continues for five
(5) Business Days), 8.01, 8.02 (and such failure continues for five (5) Business
Days), 8.06 (and such failure continues for five (5) Business Days), 8.07 (and such failure continues for five (5) Business Days); or (ii) Article IX or
Article X.

         (c) Breach of Representation or Warranty. Any representation or warranty made or deemed made by the Borrower, any Guarantor or any other Subsidiary of the Borrower to the Agent, any Lender or any Issuing Bank herein or in any other Loan Document or in any statement or certificate at any time given by any such Person pursuant to any Loan Document shall be false or misleading in any material respect on the date made (or deemed made).

         (d) Other Defaults. The Borrower shall default in the performance of or compliance with any term contained herein (other than as covered by paragraphs
(a), (b) or (c) of this Section 11.01) or the Borrower or any of its Subsidiaries shall default in the performance of or compliance with any term contained in any other Loan Document (each, a "Non-Material Default"), and such default shall continue for (i) ten (10) Business Days after the occurrence thereof with respect to any term contained in Sections 7.01, 7.05, 7.06 and 7.07; and (ii) thirty (30) days after the occurrence thereof with respect to any other term.

         (e) Default as to Other Indebtedness; Operating Leases. The Borrower or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to Indebtedness evidenced by, or in respect of, principal and interest on the Subordinated Notes or any other Indebtedness (other than an Obligation) in excess of $5,000,000; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, in each case after the passage of any applicable notice or grace period, if the effect thereof is to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of such Indebtedness or require the redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Borrower or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or any breach, default or event of default remaining uncured for a period of sixty (60) days on the part of the Borrower or any of its Subsidiaries shall occur under any Operating Lease to which the Borrower or any of its Subsidiaries is a party pursuant to which rental payments thereunder equal or exceed $5,000,000 per annum.

         (f) Involuntary Bankruptcy; Appointment of Receiver, Etc.

         (i) An involuntary case shall be commenced against the Borrower or any of the Borrower's Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of its Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

         (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any of its Subsidiaries or over all or a substantial part of the Property of the Borrower or any of its Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Borrower or any of its Subsidiaries or of all or a substantial part of the property of the Borrower or any of its Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the Property of the Borrower or any of its Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance.

         (g) Voluntary Bankruptcy; Appointment of Receiver, Etc. The Borrower or any of its Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Borrower or any of its Subsidiaries shall make any assignment for the benefit of creditors.

         (h) Judgments. Any judgment (other than any judgment resulting from the IIC Reinstatement), writ, order or warrant of attachment, or other similar process shall be rendered against the Borrower or any of its Subsidiaries or any of their respective assets involving in any single case or in the aggregate an amount in excess of the Judgment Amount which is (are) entered and remains undischarged, unvacated and unstayed for a period of sixty (60) days.

         (i) Dissolution. Any order, judgment or decree shall be entered against the Borrower or any of its Subsidiaries, decreeing its involuntary dissolution or other similar proceeding, and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or the Borrower or any of its Subsidiaries shall otherwise dissolve or cease to exist except as specifically permitted hereby.

         (j) Loan Documents; Failure of Security. At any time, for any reason,
(i) any Loan Document ceases to be in full force and effect or the Borrower or any of the Borrower's Subsidiaries party thereto seeks to repudiate its obligations thereunder and the Liens intended to be created thereby are, or the Borrower or any such Subsidiary seeks to render such Liens, invalid or unperfected, or (ii) Liens in favor of the Agent, the Issuing Banks and/or the Lenders contemplated by the Loan Documents shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect, or such Liens shall be subordinated or shall not have the priority contemplated hereby or by the other Loan Documents, unless the Agent shall determine (in writing, with a copy to each Lender) in its sole discretion that any occurrences referred to in this Section 11.01(j) are not, in the aggregate, material.

         (k) Termination Event. Any Termination Event occurs which the Agent reasonably believes could subject either the Borrower or any ERISA Affiliate to a material liability.

         (l) Waiver of Minimum Funding Standard. If the plan administrator of any Plan applies under Section 412(d) of the Internal Revenue Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and the Agent reasonably believes the substantial business hardship upon which the application for the waiver is based could subject either the Borrower or any ERISA Affiliate to a material liability.

         (m) Change of Control. A Change of Control shall occur with respect to the Borrower.

         (n) Material Adverse Change. An event shall exist or occur which has
(x) a Material Adverse Effect or (y) a material adverse effect upon (1) the ability of the Borrower or any of the Borrower's Subsidiaries to perform any of their material obligations under the Loan Documents or (2) the ability of the Lenders, the Issuing Banks or the Agent to enforce the Loan Documents.

An Event of Default shall be deemed "continuing" until cured or waived in accordance with Section 14.07.

         11.02. Rights and Remedies.

         (a) Acceleration and Termination. Upon the occurrence of any Event of Default described in Sections 11.01(f) or 11.01(g), the Commitments shall automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Obligations and all accrued fees shall automatically become immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower; and upon the occurrence and during the continuance of any other Event of Default, the Agent shall at the request, or may with the consent, of the Requisite Lenders, by written notice to the Borrower, (i) declare that all or any portion of the Commitments are terminated, whereupon the Commitments and the obligation of each Lender to make any Loan hereunder and of each Lender or Issuing Bank to issue or participate in any Letter of Credit not then issued shall immediately terminate, and/or (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Obligations to be, and the same shall thereupon be, immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower.

         (b) Deposit for Letters of Credit. In addition, after the occurrence and during the continuance of an Event of Default, the Borrower shall, promptly upon demand by the Agent (given upon the written instructions of the Requisite Lenders or, in the absence of such instructions, in its sole discretion), deliver to the Agent, Cash Collateral in such form as requested by the Agent, together with such endorsements, and execution and delivery of such documents and instruments, as the Agent may request in order to perfect or protect the Agent's Lien with respect thereto, in an aggregate principal amount equal to the then outstanding Letter of Credit Obligations.

         (c) Rescission. If at any time after termination of the Commitments and/or acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 14.07, then upon the written consent of the Requisite Lenders and written notice to the Borrower, the termination of the Commitments and/or the acceleration and the consequences of such termination and/or acceleration may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuing Banks to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

         (d) Enforcement. The Borrower acknowledges that in the event the Borrower or any of the Borrower's Subsidiaries fails to perform, observe or discharge any of its respective obligations or liabilities hereunder or under any other Loan Document, any remedy of law may prove to be inadequate relief to the Agent, the Issuing Banks and the Lenders; therefore, the Borrower agrees that the Agent, the Issuing Banks and the Lenders shall be entitled after the occurrence and during the continuance of an Event of Default to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         11.03. The Cash Collateral Account. (a) If requested by the Borrower and subject to the right of the Agent to withdraw funds from the Cash Collateral Account as provided below, the Agent shall, so long as no Event of Default shall have occurred and be continuing, from time to time invest funds on deposit in the Cash Collateral Account and accrued interest thereon, reinvest proceeds of any such investments which may mature or be sold, and invest interest or other income received from any such investments, in each case in such Cash Equivalents as the Borrower may select (it being understood and agreed that the Agent shall have at all times a perfected first-priority security interest in all such Cash Equivalents, for the benefit of the Agent, the Issuing Banks, the Lenders and the other Holders). Such funds, interest, proceeds or income which are not so invested or reinvested in Cash Equivalents shall, except as otherwise provided in this Section 11.03, be deposited and held by the Agent in the Cash Collateral Account. None of the Agent, any Lender or any Issuing Bank shall be liable to the Borrower for, or with respect to, any decline in value of amounts on deposit in the Cash Collateral Account which shall have been invested pursuant to this Section 11.03(a) at the direction of the Borrower. Cash Equivalents from time to time purchased and held pursuant to this Section 11.03(a) shall constitute Cash Collateral and shall, for purposes of this Agreement, be deemed to be part of the funds held in the Cash Collateral Account in amounts equal to their respective outstanding principal amounts.

         (b) The Agent may, at any time after an Event of Default has occurred and is continuing, sell or cause to be sold any Cash Equivalents being held by the Agent as Cash Collateral at any broker's board or at public or private sale, in one or more sales or lots, at such price as the Agent may deem best, without assumption of any credit risk, and the purchaser of any or all such Cash Equivalents so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Agent, any of the Lenders and any of the Issuing Banks may, in its own name or in the name of a designee or nominee, buy such Cash Equivalents at any public sale and, if permitted by applicable law, buy such Cash Equivalents at any private sale. The Agent shall apply the proceeds of any such sale, net of any expenses incurred in connection therewith, and any other funds deposited in the Cash Collateral Account, to the payment of the Obligations in accordance with this Agreement. The Borrower agrees that (i) any sale of Cash Equivalents conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to such Cash Equivalents shall be deemed to be commercially reasonable and (ii) any requirements of reasonable notice shall be met if such notice is received by the Borrower at its notice address on the signature pages hereto at least ten (10) Business Days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is waived to the extent permitted by law. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         (c) Notwithstanding anything to the contrary contained in this Agreement, none of the Borrower or any Person or entity claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Cash Collateral Account, except that, (i) promptly following the Borrower's electronic or telephonic notification to the Agent of the amount to be so withdrawn, the Agent (unless a Default or an Event of Default shall have occurred and be continuing and the Agent (at the direction of the Requisite Lenders or, in the absence of such direction, in its sole discretion) shall have delivered a written

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notice to the Borrower to the effect that the Borrower may no longer withdraw amounts from the Cash Collateral Account, (such notice, a "Blockage Notice") shall (to the extent such funds are then immediately available in the Cash Collateral Account) transfer to the Disbursement Account funds in an amount equal to the lesser of (1) the amount indicated in such electronic or telephonic notification and (2) the aggregate amount of funds then available in the Cash Collateral Account (it being understood and agreed that such funds may be used for such purposes as proceeds of Revolving Loans may be used in accordance with
Section 2.02(d)) and (ii) upon the payment in full in cash of the Obligations and termination of the Commitments, any funds remaining in the Cash Collateral Account shall be returned by the Agent to the Borrower or paid by the Agent to whomever may be legally entitled thereto.

         (d) If at any time the Agent determines that any funds held in the Cash Collateral Account are subject to any interest, right, claim or Lien of any Person other than the Agent, the Borrower will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the Cash Collateral Account, an amount equal to the amount of funds subject to such interest, right, claim or Lien.

         (e) The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords its own like property, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Borrower and shall constitute Obligations hereunder.

                                   ARTICLE XII
                                   GUARANTIES

         12.01. Guaranties. (a) In order to induce the Agent, the Lenders and the Issuing Banks to enter into this Agreement, each of the Guarantors hereby jointly and severally absolutely, unconditionally and irrevocably guarantees as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document, of all of the Obligations, whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, and whether enforceable or unenforceable as against Borrower, now or hereafter existing, or due or to become due including (without

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limitation) principal, interest (including interest at the contract rate applicable upon default) accrued or accruing after the commencement of any bankruptcy proceeding whether or not such interest is an allowed claim in such proceeding), fees, and any and all expenses (including reasonable counsel fees and expenses) incurred by the Agent, the Lenders or the Issuing Banks in enforcing any of their rights hereunder (all amounts so guaranteed the "Guaranteed Obligations").

         (b) Each of the Guarantors further jointly and severally agrees that, if any payment made by Borrower or any other Person and applied to the Guaranteed Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by the Agent, any of the Lenders, any of the Issuing Banks or any other Holders to the Borrower, its estate, trustee, receiver or any other party, including, without limitation, any Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, such Guarantor's liability hereunder (and any Lien or other Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto the relevant Guaranty shall have been cancelled or surrendered (and if any Lien or other Collateral securing such Guarantor's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Guaranty (and such Lien or other Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Guarantor in respect of the amount of such payment (or any Lien or other Collateral securing such obligation).

         12.02. Authorization; Other Agreements. Subject to Section 14.07, the Agent is hereby authorized by each Guarantor, without notice to or demand upon any Guarantor, which notice or demand is expressly waived hereby, and without discharging or otherwise affecting the obligations of the Guarantors hereunder (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to:

         (a) supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Guaranteed Obligations, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including, without limitation, the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Agent, including, without limitation, any increase or decrease of principal or the rate of interest thereon;

         (b) waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Guaranteed Obligations, or any part thereof, or any other instrument or agreement in respect of the Guaranteed Obligations (including, without limitation, the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Agent;

         (c) accept partial payments on the Guaranteed Obligations;

         (d) receive, take and hold additional security or collateral for the payment of the Guaranteed Obligations and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such additional security or collateral;

         (e) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Guaranteed Obligations or any other guaranty therefor, in any manner;

         (f) add, release or substitute any one or more other guarantors, makers or endorsers of the Guaranteed Obligations and otherwise deal with the Borrower, any Guarantor, or any other guarantor, maker or endorser;

         (g) apply any and all payments or recoveries from the Borrower, from any other Guarantor, or from any other guarantor, maker or endorser of the Guaranteed Obligations to the Guaranteed Obligations in such order as provided herein (as if such payments were from the Borrower) whether such Guaranteed Obligations are secured or unsecured or guaranteed or not guaranteed by others;

         (h) apply any and all payments or recoveries from any Guarantor of the Guaranteed Obligations or sums realized from security furnished by any Guarantor upon its indebtedness or obligations to the Agent, the Lenders or the Issuing Banks, whether or not such indebtedness or obligations relate to the Guaranteed Obligations; and

         (i) refund at any time any payment received by the Agent in respect of any Guaranteed Obligation, and payment to the Agent of the amount so refunded shall be fully guaranteed hereby even though prior thereto the relevant Guaranty shall have been cancelled or surrendered (or any release or termination of any Collateral by virtue thereof) by the Agent, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any Guarantor hereunder in respect of the amount so refunded (and any Collateral so released or terminated shall be reinstated with respect to such obligations);

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
even if any right of reimbursement or subrogation or other right or remedy of any Guarantor is extinguished, affected or impaired by any of the foregoing (including, without limitation, any election of remedies by reason of any judicial, non-judicial or other proceeding in respect of the Guaranteed Obligations which impairs any subrogation, reimbursement or other right of such Guarantor).

         12.03. Guaranty Absolute and Unconditional. Each Guarantor hereby agrees that its obligations under the relevant Guaranty are absolute and unconditional and shall not be discharged or otherwise affected as a result of:

         (a) the invalidity or unenforceability of any of the Borrower's obligations hereunder or of any other Loan Document or any other agreement or instrument relating thereto, or any security for, or other guaranty of the Guaranteed Obligations, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations;

         (b) the absence of any attempt to collect the Guaranteed Obligations from the Borrower or other action to enforce the same;

         (c) failure by the Agent to take any steps to perfect and maintain any Lien on, or to preserve any rights to, any Collateral;

         (d) the Agent's election, in any proceeding instituted under Chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code;

         (e) any borrowing or grant of a Lien by Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code;

         (f) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the Agent's or any Lender's claim(s) for repayment of the Guaranteed Obligations;

         (g) any use of cash collateral under Section 363 of the Bankruptcy
Code;

         (h) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;

         (i) the avoidance of any Lien in favor of the Agent, the Lenders, the Issuing Banks or the other Holders for any reason;

         (j) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Borrower or any of the Borrower's Subsidiaries, including without limitation, any discharge of, or bar or stay against collecting, all or any of the Guaranteed Obligations (or any interest thereon) in or as a result of any such proceeding;

         (k) failure by the Agent, any Lender or any Issuing Bank to file or enforce a claim against the Borrower or its estate in any bankruptcy or insolvency case or proceeding;

         (l) any action taken by the Agent, any Lender or any Issuing Bank that is authorized hereby;

         (m) any election by the Agent, any Lender or any Issuing Bank under
Section 9-501(4) of the Uniform Commercial Code as to the Collateral; or

         (n) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor or any other obligor on any obligations, other than the payment in full of the Guaranteed Obligations.

         12.04. Waivers. Each Guarantor hereby waives diligence, promptness, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance and any other notice in respect of the Guaranteed Obligations, and any defense arising by reason of any disability or other defense of the Borrower. No Guarantor shall, until the Guaranteed Obligations are irrevocably paid in full and the Commitments have been terminated, assert any claim or counterclaim it may have against the Borrower or set off any of its obligations to the Borrower against any obligations of the Borrower to it. In connection with the foregoing, each Guarantor jointly and severally covenants that its obligations hereunder shall not be discharged, except by complete performance.

         12.05. Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations or any part thereof that diligent inquiry would reveal and each Guarantor hereby agrees that the Agent shall not have any duty whatsoever to advise such Guarantor of information known to the Agent regarding such condition or any such circumstances.

         12.06. Waiver of Subrogation and Contribution Rights. Until the Obligations shall have been paid in full, each Guarantor hereby agrees that it
(i) shall have no right of subrogation with respect to such Obligations (under contract, Section 509 of the Bankruptcy Code or otherwise) or any other right of indemnity, reimbursement or contribution, and (ii) hereby waives any right to enforce any remedy which the Agent, any of the Lenders or any of the Issuing Banks now have or may hereafter have against the Borrower, any endorser or any other guarantor of all or any part of the Obligations or any other Person, and each Guarantor hereby waives any benefit or, any right to participate in, any security or collateral given to the Agent, the Lenders and the Issuing Banks to secure the payment or performance of all or any part of the Obligations or any other liability of the Borrower to the Agent, the Lenders and the Issuing Banks.

         12.07. Subordination. Each Guarantor hereby agrees that any Indebtedness of the Borrower now or hereafter owing to such Guarantor, is hereby subordinated to all of the Guaranteed Obligations, whether heretofore, now or hereafter created (the "Guarantor Subordinated Debt"), and that the Guarantor Subordinated Debt shall not be paid in whole or in part except as otherwise permitted under this Agreement until the Guaranteed Obligations have been paid in full and this Agreement has been terminated and is of no further force or effect. No Guarantor shall accept any payment of or on account of any Guarantor Subordinated Debt at any time in contravention of the foregoing. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay to the Agent any payment of all or any part of the Guarantor Subordinated Debt and any amount so paid to the Agent shall be applied to payment of the Guaranteed Obligations. Each payment on the Guarantor Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received by the relevant Guarantor as trustee for the Holders and shall be paid over to the Agent immediately on account of the Guaranteed Obligations, but without otherwise affecting in any manner such Guarantors' liability hereunder. Each Guarantor agrees to file all claims against the Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Guarantor Subordinated Debt, and the Agent shall be entitled to all of such Guarantor's rights thereunder. If for any reason any Guarantor fails to file such claim at least thirty (30) days prior to the last date on which such claim should be filed, such Guarantor hereby irrevocably appoints the Agent as its true and lawful attorney-in-fact and the Agent is hereby authorized to act as attorney-in-fact in such Guarantor's name to file such claim, or, in the Agent's discretion, to assign such claim to and cause proof of claim to be filed in the name of the Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the Person or Persons authorized to pay such claim shall pay to the Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Guarantor hereby assigns to the Agent all of such Guarantor's rights to any payments or distributions to which such Guarantor otherwise would be entitled. If the amount so paid is greater than such Guarantors' liability hereunder, the Agent shall pay the excess amount to the party otherwise entitled

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thereto. In addition, each Guarantor hereby appoints the Agent as its attorney-in-fact to exercise all of such Guarantor's voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of the Borrower.

         12.08. Default; Remedies. The obligations of each Guarantor hereunder are independent of and separate from the Guaranteed Obligations. If any of the Guaranteed Obligations are not paid when due, or upon any Event of Default hereunder or under any default by the Borrower as provided in any other instrument or document evidencing all or any part of the Guaranteed Obligations, the Agent may, at its sole election, proceed directly and at once, without notice, against any or all of the Guarantors to collect and recover the full amount or any portion of the Guaranteed Obligations then due, without first proceeding against the Borrower, any other Guarantor(s), or any other guarantor of the Guaranteed Obligations, or against any Collateral under the Loan Documents or joining the Borrower, any other Guarantor(s), or any other guarantor in any proceeding against one or more of the Guarantors. At any time after maturity of the Guaranteed Obligations, the Agent may (unless the Guaranteed Obligations have been paid in full in cash or other immediately available funds), without notice to any Guarantor and regardless of the acceptance of any Collateral for the payment hereof, appropriate and apply toward the payment of the Guaranteed Obligations (i) any indebtedness due or to become due from the Agent, any Lender or any Issuing Bank to such Guarantor and
(ii) any moneys, credits or other property belonging to such Guarantor at any time held by or coming into the possession of the Agent, any Lender or any of their respective Affiliates.

         12.09. Irrevocability. Each Guaranty shall be irrevocable as to any and all of the Guaranteed Obligations until this Agreement has been terminated and all monetary Guaranteed Obligations then outstanding have been irrevocably repaid in cash, at which time each Guaranty shall automatically be cancelled; provided that, notwithstanding anything contained in this Agreement to the contrary, the Guaranty of Varo hereunder and all obligations of Varo under this Agreement shall automatically be cancelled upon the sale of all or substantially all of the Capital Stock or assets of Varo in accordance with clause (viii) of
Section 9.02 and the application of the Net Cash Proceeds thereof in accordance with Section 3.01(b)(i). Upon any such cancellation and at the written request of the relevant Guarantor or its successors or assigns, and at the cost and expense of such Guarantor or its successors or assigns, such Person shall cease to be a party to this Agreement and the Agent shall execute in a timely manner a satisfaction of the relevant Guaranty and such instruments, documents or agreements as are necessary or desirable in connection with the termination of such Guaranty and the cancellation of such obligations.

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         12.10. Limitation on Guaranteed Amounts. Notwithstanding anything contained in this Agreement to the contrary, the amount guaranteed by each Guarantor hereunder shall be limited to an aggregate amount which is equal to the largest amount that would not be subject to avoidance under Section 548 of the Bankruptcy Code or any applicable provisions of any comparable state law.

         12.11. Certain California Law Matters. Each Guarantor understands that such Guarantor shall be liable for the full amount of its liability under its Guaranty, notwithstanding the foreclosure of any Real Property securing all or any part of the Guaranteed Obligations by trustee sale or any other reason impairing the right of such Guarantor, the Agent, any of the Lenders, any of the Issuing Banks, or any other Holders to proceed against the Borrower or the Property of the Borrower or any of the Borrower's Subsidiaries. Each Guarantor hereby agrees that all of its obligations under its Guaranty (including its obligation to pay in full all Indebtedness evidenced by or arising under this Agreement) shall remain in full force and effect, without defense, offset or counterclaim of any kind, notwithstanding that such Guarantor's rights against the Borrower may be impaired, destroyed, or otherwise affected by reason of any action or inaction on the part of the Agent or any other Holder. By way of example and without limitation of the foregoing, if the Agent or any other Holder shall release or foreclose by private power of sale any Real Property which is security for the Guaranteed Obligations, then notwithstanding that the Borrower may be entitled thereby to assert a defense against such Guaranteed Obligations (and thus also against its obligations to the Guarantors to the extent that the Guarantors may be subrogated to the rights of the Lender) based upon the applicability of California Code of Civil Procedure Section 580d or other antideficiency laws, each Guarantor waives any defense to its obligations hereunder it may have thereby, and each Guarantor shall remain fully obligated under its Guaranty. Each Guarantor hereby waives all defenses, protections, and benefits of Sections 580a, 580b, 580d, and 726 of the California Code of Civil Procedure, and all judicial decisions construing or pertaining to the same, and all rules and principles of like kind or similar effect (including without limitation the so-called one-action rule, the one-form-of-action rule, and the security- first rule), in each case as applicable to or in favor of any Guarantor, the Borrower, or otherwise. Each Guarantor represents and warrants that it has consulted with its legal counsel regarding all waivers under its Guaranty, that it believes that it fully understands all rights that it is waiving and the effect of such waivers, that it assumes the risk of any misunderstanding that it may have regarding any of the foregoing, and that it intends that such waivers shall be a material inducement to the Agent, the Lenders and the Issuing Banks to enter into this Agreement and to extend the Loans and issue the Letters of

Credit. In addition, each Guarantor hereby waives, to the fullest extent permitted by law, without limiting the generality of the foregoing or any other provision hereof, all rights and benefits under California Civil Code Sections 2810, 2819, 2839, 2845, 2849, 2850, 2899, and 3433 (and any similar law in any other jurisdiction).

                                  ARTICLE XIII
                                    THE AGENT

         13.01. Appointment. (a) Each Lender and each Issuing Bank hereby designates and appoints Citicorp as the Agent hereunder, and each Lender and each Issuing Bank hereby irrevocably authorizes the Agent to execute such documents (including, without limitation, the Transaction Documents to which the Agent is a party) and to take such other action on such Person's behalf under the provisions hereof and of the Loan Documents and to exercise such powers as are set forth herein or therein together with such other powers as are reasonably incidental thereto. As to any matters not expressly provided for hereby (including, without limitation, enforcement or collection of the Notes or any amount payable under any provision of Article III when due) or the other Loan Documents, the Agent shall not be required to exercise any discretion or take any action. Notwithstanding the foregoing, the Agent shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (unless the instructions or consent of the Requisite Lenders or all of the Lenders is required hereunder or thereunder) and such instructions shall be binding upon all Lenders, Issuing Banks and Holders; provided, however, the Agent shall not be required to take any action which (i) the Agent reasonably believes shall expose it to personal liability unless the Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary hereto, to the other Loan Documents or applicable law. The Agent agrees to act as such on the express conditions contained in this Article XIII.

         (b) The provisions of this Article XIII are solely for the benefit of the Agent, the Lenders and Issuing Banks, and none of the Borrower or any Subsidiary of the Borrower shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Sections 13.07 and 13.09). In performing its functions and duties hereunder, the Agent shall act solely as agent of the Lenders and the Issuing Banks and does not assume and shall not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for the Borrower or any Subsidiary of the Borrower. The Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

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         13.02. Nature of Duties. The Agent shall not have any duties or responsibilities except those expressly set forth herein or in the Loan Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason hereof a fiduciary relationship in respect of any Holder. Nothing herein or in any of the Loan Documents, expressed or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect hereof or any of the Loan Documents except as expressly set forth herein or therein. Each Lender and each Issuing Bank shall make its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans hereunder and with the issuance of the Letters of Credit and shall make its own appraisal of the creditworthiness of the Borrower and its Subsidiaries initially and on a continuing basis, and the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit or other information with respect thereto (except for reports required to be delivered by the Agent under the terms hereof). If the Agent seeks the consent or approval of any of the Lenders to the taking or refraining from taking of any action hereunder, the Agent shall send notice thereof to each Lender. The Agent shall promptly notify each Lender at any time that the Lenders so required hereunder have instructed the Agent to act or refrain from acting pursuant hereto.

         13.03. Rights, Exculpation, Etc. (a) Liabilities; Responsibilities. None of the Agent or any Affiliate of the Agent, nor any of their respective officers, directors, employees or agents shall be liable to any Holder for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection therewith, except that no Person shall be relieved of any liability imposed by law for gross negligence or willful misconduct. The Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 3.02(b), and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Holder to whom payment was due, but not made, shall be to recover from other Holders any payment in excess of the amount to which they are determined to have been entitled. The Agent shall not be responsible to any Holder for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency hereof or of any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of the Borrower or any of its Subsidiaries. Except as provided in the third sentence of
Section 13.01(a), the Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions hereof or of any of the Loan Documents or the financial condition of the Borrower or any of its Subsidiaries, or the existence or possible existence of any Default or Event of Default.

         (b) Right to Request Instructions. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of any of the Loan Documents the Agent is permitted or required to take or to grant, and the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from those Lenders from whom the Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents. Without limiting the generality of the foregoing, no Holder shall have any right of action whatsoever against the Agent as a result of the Agent acting (unless the relevant action by the Agent results solely from the gross negligence or willful misconduct of the Agent, as determined in a final, non-appealable judgment by a court of competent jurisdiction) or refraining from acting under the Loan Documents in accordance with the instructions of the Requisite Lenders or, where required by the express terms hereof, (i) a greater proportion of the Lenders or (ii) the Requisite Lenders.

         13.04. Reliance. The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining hereto or to any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it.

         13.05. Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Borrower, the Lenders shall reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents, in proportion to each Lender's Pro Rata Share; provided, however, the Lenders shall have no obligation to the Agent with respect to the matters indemnified pursuant to this Section resulting from the willful misconduct or gross negligence of the Agent, as determined in a final, non-appealable judgment by a court of competent jurisdiction. The obligations of the Lenders under this Section 13.05 shall survive the payment in full of the Loans, the

                                      -145-
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Reimbursement Obligations and all other Obligations and the termination hereof.

         13.06. Citicorp Individually. With respect to its Pro Rata Shares of the Commitments hereunder, if any, and the Loans made by it, if any, Citicorp shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Citicorp in its individual capacity as a Lender or as one of the Requisite Lenders. Citicorp and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any of its Subsidiaries as if Citicorp were not acting as Agent pursuant hereto.

         13.07. Successor Agent; Resignation of Agent. (a) Resignation. The Agent may resign from the performance of its functions and duties hereunder at any time by giving at least forty-five (45) Business Days' prior written notice to the Borrower and the Lenders. The resignation of the Agent shall take effect upon the acceptance by a successor Agent of appointment pursuant to this Section 13.07.

         (b) Appointment by Requisite Lenders. Upon any such notice of resignation by the Agent, the Requisite Lenders shall have the right to appoint a successor Agent selected from among the Lenders which appointment shall be subject to the prior written approval of the Borrower (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default).

         (c) Appointment by Retiring Agent. If a successor Agent shall not have been appointed within the forty-five (45) Business Day period provided in paragraph (a) of this Section 13.07, the retiring Agent, with the consent of the Borrower (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default), shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above.

         (d) Rights of the Successor and Retiring Agents. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder thereafter to be performed. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XIII shall


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inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent hereunder.

         13.08. Relations Among Lenders. Each Lender and each Issuing Bank agrees that it shall not take any legal action, nor institute any actions or proceedings, against the Borrower or any other obligor hereunder or with respect to any Collateral without the prior written consent of the Requisite Lenders. Without limiting the generality of the foregoing, no Lender may accelerate or otherwise enforce its portion of the Obligations, or terminate its Commitments except in accordance with Section 11.02(a) or a setoff permitted under Section 14.05.

         13.09. Concerning the Collateral and the Loan Documents. (a) Protective Advances. The Agent may from time to time, after the occurrence and during the continuance of an Event of Default, make such disbursements and advances pursuant to the Loan Documents which the Agent, in its sole discretion (subject to the third sentence of Section 13.01(a)), deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood or maximize the amount of repayment of the Loans and other Obligations up to an amount not in excess of the lesser of the Revolving Credit Availability at such time and $1,000,000 ("Protective Advances"). The Agent shall notify the Borrower and each Lender in writing of each such Protective Advance, which notice shall include a description of the purpose of such Protective Advance. The Borrower agrees to pay the Agent, upon demand, the principal amount of all outstanding Protective Advances, together with interest thereon at the rate from time to time applicable to the Loans from the date of such Protective Advance until the outstanding principal balance thereof is paid in full. If the Borrower fails to make payment in respect of any Protective Advance within one (1) Business Day after the date the Borrower receives written demand therefor from the Agent, the Agent shall promptly notify each Revolving Credit Lender and each Revolving Credit Lender agrees that it shall thereupon make available to the Agent, in Dollars in immediately available funds, the amount equal to such Lender's Revolving Credit Pro Rata Share of such Protective Advance. If such funds are not made available to the Agent by such Lender within one (1) Business Day after the Agent's demand therefor, the Agent shall be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Rate for the first Business Day and thereafter at the rate of interest applicable to Base Rate Loans during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Revolving Credit Lender to make available to the Agent its Pro Rata Share of any such Protective Advance shall neither relieve any other Revolving Credit Lender of its obligation hereunder to make available to the Agent such other Lender's Revolving Credit Pro Rata Share of such Protective Advance on the date such payment is to be made nor increase the

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obligation of any other Revolving Credit Lender to make such payment to the
Agent. All outstanding principal of, and interest on, Protective Advances shall constitute Obligations secured by the Collateral until paid in full by the Borrower.

         (b) Authority. Each Lender and each Issuing Bank authorizes and directs the Agent to enter into the Loan Documents relating to the Collateral for the benefit of the Lenders and the Issuing Banks. Each Lender and each Issuing Bank agrees that any action taken by the Agent or the Requisite Lenders (or, where required by the express terms hereof, a different proportion of the Lenders) in accordance with the provisions hereof or of the other Loan Documents, and the exercise by the Agent or the Requisite Lenders (or, where so required, such different proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and Issuing Banks. Without limiting the generality of the foregoing, the Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuing Banks with respect to all payments and collections arising in connection herewith and with the Loan Documents relating to the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by the Borrower or any of its Subsidiaries; (iii) act as collateral agent for the Lenders and the Issuing Banks for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, provided, however, the Agent hereby appoints, authorizes and directs each Lender and each Issuing Bank to act as collateral sub-agent for the Agent, the Lenders and the Issuing Banks for purposes of the perfection of all security interests and Liens with respect to the Borrower's and its Subsidiaries' respective deposit accounts maintained with, and cash and Cash Equivalents held by, such Lender or such Issuing Bank;
(iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and liens created or purported to be created by the Loan Documents; and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Agent, the Lenders or the Issuing Banks with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

         (c) Release of Collateral. (i) Each of the Agent, the Lenders and the Issuing Banks hereby directs the Agent to release, in accordance with the terms hereof, any Lien held by the Agent for the benefit of the Agents, the Lenders, the Issuing Banks and the other Holders:

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         (A) against all of the Collateral, upon final payment in full of the
     Obligations (other than indemnities not then due) and termination hereof;
     and

         (B) against any part of the Collateral sold or disposed of by the Borrower or any of its Subsidiaries, if such sale or disposition is permitted by Section 9.02 (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by such Section) and, if applicable, the Net Cash Proceeds of such sale or disposition are applied in accordance with Section 3.01(b) or, if not pursuant to such sale or disposition, against Collateral with a book value of up to $10,000,000 if such release is consented to by the Requisite Lenders or any part of the Collateral in excess of such amount if such release is consented to by all the Lenders.

         (ii) Each of the Lenders and the Issuing Banks hereby directs the Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 13.09(c) promptly upon the effectiveness of any such release.

         (d) Confirmation by Lenders. Without in any manner limiting the Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in subsection (c) above), each Lender agrees to confirm in writing, upon request by the Borrower, the authority to release Collateral conferred upon the Agent under clauses (A) and (B) of subsection (c) above. So long as no Event of Default is then continuing, upon receipt by the Agent of any such written confirmation from the Lenders of the Agent's authority to release any particular items or types of Collateral, and in any event upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, and upon at least five (5) Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens upon such Collateral granted to the Agent for the benefit of Agent, the Lenders, the Issuing Banks and the other Holders; provided, however, that
(i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any of its Subsidiaries in respect of) all interests retained by the Borrower and/or any of its Subsidiaries, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

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
         (e) No Obligation. The Agent shall not have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by the Borrower or any of its Subsidiaries or is cared for, protected or insured or has been encumbered or that the Liens granted to the Agent herein or pursuant to the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or, subject to the third sentence of Section 13.01(a), to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Section 13.09 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interests in the Collateral as one of the Lenders and that the Agent shall not have any duty or liability whatsoever to any Lender.

         (f) Certain Withdrawals from the Cash Collateral Account. The Agent may from time to time, after the delivery of a Blockage Notice, withdraw, or permit the Borrower to withdraw, such amounts from the Cash Collateral Account as the Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood or maximize the amount of repayment of the Loans and other Obligations up to an amount not in excess of the greater of $5,000,000 or the amount (if any) by which the aggregate amount of available funds on deposit in the Cash Collateral Account exceeds the aggregate amount of the contingent and non-contingent Obligations at such time (excluding indemnities not then due). The Agent shall notify the Borrower and each Lender in writing of each such withdrawal, which notice shall include a description of the purpose of such withdrawal.

                                   ARTICLE XIV
                                  MISCELLANEOUS

         14.01. Assignments. (a) Assignments. No assignments or participations of any Lender's rights or obligations hereunder shall be made except in accordance with this Section 14.01. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the A Term Loans, B Term Loans, C Term Loans, the Revolving Loans and the Letters of Credit) in accordance with the provisions of this Section 14.01.

         (b) Limitations on Assignments. Each assignment by a Lender shall be subject to the following conditions: (i) each assignment other than to a Lender or an Affiliate of a Lender

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shall be approved by the Agent, which approval shall not be unreasonably withheld; (ii) each such assignment shall be to an Eligible Assignee; (iii) each such assignment shall be in an amount at least equal to $5,000,000, except if the Eligible Assignee is a Lender or an Affiliate of Lender or if such assignment shall constitute all the assigning Lender's interest hereunder; and
(iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance. Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date specified in each Assignment and Acceptance (which shall not be prior to the date such assignment is recorded in the Register) and agreed to by the Agent, (x) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date, if any, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as if it were an original Lender hereunder and (y) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations hereunder (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations hereunder, the assigning Lender shall cease to be a party hereto).

         (c) The Register. The Agent shall maintain at its address referred to in Section 14.08 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment under each Loan of, and principal amount of the Loans under each facility owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an Assignment and Acceptance (it being understood that the Agent shall act as agent for the Borrower solely for the purpose of recording the name and address of each Lender in the Register). The Register shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder or under the Notes, and (iv) the amount of any sum received by the Agent from the Borrower or any Guarantor hereunder and each Lender's share thereof. The Agent shall deliver a statement of such account to the Borrower whenever an Assignment and Acceptance is accepted by it and the parties hereto; provided, however, the Agent shall not be obligated to

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deliver such statement more frequently than once a month. Each such statement shall be deemed final, binding and conclusive upon the Borrower in all respects as to all matters reflected therein (absent manifest error) unless the Borrower, within thirty (30) days after the date such statement is delivered to the Borrower, delivers to the Agent written notice of any objections (other than objections as to the identity of the Lenders) which the Borrower may have to any such statement. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by the Borrower. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and each of its Subsidiaries, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes hereof. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (d) Fee. Upon its receipt of an Assignment and Acceptance executed by the assigning Lender and an Eligible Assignee and a processing and recordation fee of $3,500 (payable by the assigning Lender or the assignee, as shall be agreed between them), the Agent shall, if such Assignment and Acceptance has been completed and is in compliance herewith and in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the other Lenders.

         (e) Information Regarding the Borrower. Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 14.01, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or its Subsidiaries furnished to such Lender by the Agent or by or on behalf of the Borrower; provided that, prior to any such disclosure, such assignee or participant or proposed assignee or participant shall agree (for the Borrower's benefit) to preserve in accordance with Section 14.20 the confidentiality of any confidential information described therein.

         (f) Lenders' Creation of Security Interests. Notwithstanding any other provision set forth herein, any Lender may at any time create a security interest in all or any portion of its rights hereunder (including, without limitation, Obligations owing to it and Notes held by it) in favor of any Federal Reserve bank in accordance with Regulation A.

         (g) Assignments by an Issuing Bank. If any Issuing Bank ceases to be a Lender hereunder by virtue of any assignment made pursuant to this Section 14.01, then, as of the effective date of such cessation, such Issuing Bank's obligations to issue

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
Letters of Credit pursuant to Section 2.04 shall terminate and such Issuing Bank shall be an Issuing Bank hereunder only with respect to outstanding Letters of Credit issued prior to such date.

         (h) Participations. Each Lender may sell participations to one or more other financial institutions in or to all or a portion of its rights and obligations under and in respect of any and all facilities hereunder (including, without limitation, all or a portion of any or all of its Commitments hereunder and the Loans owing to it and its undivided interest in the Letters of Credit); provided, however, that (i) such Lender's obligations hereunder (including, without limitation, its Commitments hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (iv) such participant's rights to agree or to restrict such Lender's ability to agree to the modification, waiver or release of any of the terms of the Loan Documents or to the release of any Collateral covered by the Loan Documents, to consent to any action or failure to act by any party to any of the Loan Documents or any of their respective Affiliates, or to exercise or refrain from exercising any powers or rights which any Lender may have under or in respect of the Loan Documents or any Collateral, shall be limited to the right to consent to (A) reduction of the principal of, or rate or amount of interest on the Loans(s) subject to such participation (other than by the payment or prepayment thereof),
(B) postponement of any scheduled date for any payment of principal of, or interest on, the Loan(s) subject to such participation (except with respect to any modifications of the application provisions relating to the prepayments of Loans and other Obligations) and (C) release of any guarantor (other than in accordance with the proviso to the first sentence of Section 12.09) of the Obligations or all or any portion of the Collateral except as provided in
Section 13.09(c). No holder of a participation in all or any part of the Loans shall be a "Lender" or a "Holder" for any purposes hereunder by reason of such participation; provided, however, that each holder of a participation shall have the rights of a Lender (including any right to receive payment) under Sections 3.03, 3.04, 4.01(f), 4.02(d), 4.02(f), 13.05, 14.02 and 14.05; provided, however, that all requests for any such payments shall be made by a participant through the Lender granting such participation. The right of each holder of a participation to receive payment under Sections 3.03, 3.04, 4.01(f), 4.02(d), 4.02(f), 13.05, 14.02 and 14.05 shall be limited to the lesser of (i) the amounts actually incurred by such holder for which payment is provided under said Sections and (ii) the amounts that would have been payable under said Sections by the applicable Borrower to the Lender granting

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the participation in respect of the participated interest to such holder had such participation not been granted.

         (i) Payment to Participants. Anything herein to the contrary notwithstanding, in the case of any participation, all amounts payable by the Borrower under the Loan Documents shall be calculated and made in the manner and to the parties required hereby as if no such participation had been sold.

         14.02. Expenses.

         (a) Generally. The Borrower agrees upon demand to pay, or reimburse the Agent for, all of the Agent's out-of-pocket internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of the Agent's counsel, Sidley & Austin, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents and syndication fees (including printing, distribution and bank meetings)), incurred by the Agent in connection with (A) the Agent's audit and investigation of the Borrower and the Borrower's Subsidiaries in connection with the preparation, negotiation, and execution of the Loan Documents (including, without limitation, the review of the issuance of the Subordinated Notes and the Subordinated Note Documents) and the Agent's periodic audits of the Borrower or the Borrower's Subsidiaries; (B) the preparation, negotiation, execution and interpretation hereof (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article V), the other Loan Documents and any proposal letter or commitment letter issued in connection therewith and the making of the Loans hereunder; (C) the creation, perfection or protection of the Liens under the Loan Documents (including, without limitation, any reasonable fees and expenses for local counsel in various jurisdictions); (D) the ongoing administration hereof and of the Loans, including consultation with attorneys in connection therewith and with respect to the Agent's rights and responsibilities hereunder and under the other Loan Documents; (E) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (F) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, the Property, the Borrower, any of the Borrower's Subsidiaries, this Agreement or any of the other Loan Documents; (G) the response to, and preparation for, any subpoena or request for document production with which the Agent is served or deposition or other proceeding in which the Agent is called to testify, in each case, relating in any way to the Obligations, the Property, the Borrower, any of the Borrower's Subsidiaries, this Agreement or any of the other Loan Documents; and (H) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same.

         (b) Other Expenses. The Borrower further agrees to pay or reimburse the Agent, the Issuing Banks and the Lenders upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Agent, any Issuing Bank or any Lender (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of any Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, the Property, the Borrower or any of the Borrower's Subsidiaries and related to or arising out of the transactions contemplated hereby or by any of the other Transaction Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above.

         14.03. Indemnity. The Borrower further agrees to defend, protect, indemnify, and hold harmless the Agent and each and all of the Lenders and Issuing Banks and each of their respective Affiliates, and each of such Agent's, Lender's, Issuing Bank's or Affiliate's respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article V) (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, judgments, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees), joint or several, imposed on, incurred by, or asserted or awarded against such Indemnitees in any manner relating to or arising out of or in connection with (a) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the transactions contemplated hereby and thereby, (b) the use of the proceeds of the Loans or the use of any Letter of Credit or (c) any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto or the preparation of any defense with respect thereto, in each case arising out of or in connection with (x) this Agreement, the other Loan Documents or any of the Transaction Documents or any act, event or transaction related or attendant thereto or to any of the other transactions contemplated hereby or thereby, whether or not such Indemnitee is a party thereto and whether or not such transactions are consummated, or (y) any Liabilities and Costs under Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of the Borrower, the Borrower's Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective Property of the Borrower or the Borrower's Subsidiaries, the presence of asbestos-containing materials at any respective Property of the Borrower or such Subsidiaries or the Release or threatened Release of any Contaminant into the environment (collectively, the "Indemnified Matters"); provided, however, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters resulting from the willful misconduct or gross negligence of such Indemnitee, as determined in a final, non-appealable judgment by a court of competent jurisdiction. Notwithstanding anything herein to the contrary, the Borrower understands and hereby agrees that its obligation to indemnify pursuant to this Section 14.03 shall apply in the event of the sole, concurrent or contributory negligence of any Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

         14.04. Change in Accounting Principles. If any change in the accounting principles used in the preparation of the most recent financial statements referred to in Section 7.01 is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Borrower with the agreement of its independent certified public accountants and such change results in a change in the method of calculation of any of the covenants, standards or terms found in Article IX and Article X, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by the Borrower shall be the same after such change as if such change had not been made; provided, however, no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Requisite Lenders and the Borrower, to so reflect such change in accounting principles.

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         14.05. Setoff. In addition to any Liens granted under the Loan
Documents and any rights now or hereafter granted under applicable law, upon the occurrence and during the continuance of any Event of Default, each Lender, each Issuing Bank and any Affiliate of any Lender or Issuing Bank is hereby authorized by the Borrower at any time or from time to time, without notice to any Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured (but not including trust accounts)) and any other Indebtedness at any time held or owing by such Lender, Issuing Bank or any of their Affiliates to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower to such Lender, Issuing Bank or any of their Affiliates, including, but not limited to, all Loans and Reimbursement Obligations and all claims of any nature or description arising out of or in connection herewith, irrespective of whether or not (i) such Lender or Issuing Bank shall have made any demand hereunder or (ii) the Agent, at the request or with the consent of the Requisite Lenders, shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Article XI and even though such Obligations may be contingent or unmatured.

         14.06. Ratable Sharing. The Lenders and the Issuing Banks agree among themselves that, except as otherwise expressly provided in any Loan Document,
(i) with respect to all amounts received by them which are applicable to the payment of the Obligations (excluding (x) the fees described in Sections 2.04(g), 3.03, 3.04, 4.01(f) and 4.02 and (y) and amounts so received in respect of Currency Agreements and/or Interest Rate Contracts) equitable adjustment shall be made so that, in effect, all such amounts shall be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or cross-action or by the enforcement of any or all of such Obligations or the Collateral, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, setoff, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of such Obligations held by it which is greater than the amount which such Lender is entitled to receive hereunder, the Lender receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participation shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 14.06 may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to Section 14.05, the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         14.07. Amendments and Waivers. (a) General Provisions. Unless otherwise provided herein, no amendment or modification of any provision hereof shall be effective without the written agreement of the Requisite Lenders and the Borrower (and, in the case of an amendment or modification of Article XII, each of the Guarantors), and no termination or waiver of any provision hereof, or consent to any departure by the Borrower therefrom, shall be effective without the written concurrence of the Requisite Lenders, which the Requisite Lenders shall have the right to grant or withhold in their sole discretion.

         (b) Amendments, Consents and Waivers by Affected Lenders. Any amendment, modification, termination, waiver or consent hereunder which has the effect of

           (i) waiving any of the conditions with respect to the making of the Loans specified in Section 5.01 or 5.02 (except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders),

          (ii) increasing the amount of any of the A Term Loan Commitments, B Term Loan Commitments, C Term Loan Commitments or the Revolving Credit Commitments of any Lender,

         (iii) reducing the principal of, rate or amount of interest on the Loans, Reimbursement Obligations or any fees or other amounts payable to any Lender or changing the application of any repayment or prepayment of the Loans (including, without limitation, in each case, amounts so payable pursuant to Sections 3.01(b) and (c)), or

          (iv) extending the Revolving Credit Termination Date, or otherwise postponing any date on which any scheduled payment of principal of, or interest on, the Loans, Reimbursement Obligations or any fees payable to any Lender shall be effective only by a written agreement, signed by the Borrower and each Lender affected directly or indirectly thereby.

         (c) Amendment, Consents and Waivers by all Lenders. Notwithstanding the foregoing, any amendment, modification, termination, waiver or consent with respect to any of the following shall be effective only by a written agreement, signed by each Lender: (a) release of any guarantor of the Obligations (except in accordance with the proviso to the first sentence of Section 12.09) or all or any portion of the Collateral (except as provided in Section 13.09(c)), (b) change in the aggregate Pro Rata Share of the Lenders which shall be required for the Lenders or any of them to take action hereunder, (c) change in the definition of Requisite Lenders or (d) amendment of Sections 13.09(c), 14.06,
14.16 or this Section 14.07. The Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Notwithstanding anything to the contrary contained in this
Section 14.07, no amendment, modification, waiver or consent shall affect the rights or duties of the Agent hereunder or under the other Loan Documents, including this Article XIV, unless made in writing and signed by the Agent in addition to the Lenders required above to take such action. Notwithstanding anything herein to the contrary, in the event that the Borrower shall have requested, in writing, that any Lender agree to an amendment, modification, waiver or consent with respect to any particular provision or provisions hereof, and such Lender shall have failed to state, in writing, that it either agrees or disagrees (in full or in part) with all such requests (it being understood that any such statement of agreement may be subject to satisfactory documentation and other conditions specified in such statement) within thirty (30) days of such request, then such Lender hereby irrevocably authorizes the Agent to agree or disagree, in full or in part, and in the Agent's sole discretion, to such requests on behalf of such Lender as such Lender's attorney-in-fact and to execute and deliver any writing approved by the Agent which evidences such agreement as such Lender's duly authorized agent for such purposes.

         14.08. Notices. Unless otherwise specifically provided herein, any notice, consent or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by courier service and shall be deemed to have been given when delivered in person or by courier service, or upon receipt of a telecopy. Notices to the Agent pursuant to Articles II, III or XII shall not be effective until received by the Agent. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 14.08) shall be as set forth below each party's name on the signature pages hereof or the signature page of any applicable Assignment and Acceptance, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties hereto.

         14.09. Survival of Warranties and Agreements. All representations and warranties made herein and all obligations of the Borrower in respect of taxes, indemnification and expense reimbursement shall survive the execution and delivery hereof and of the other Loan Documents, the making and repayment of the Loans, the issuance and discharge of Letters of Credit hereunder and the termination hereof and shall not be limited in any way by the passage of time or occurrence of any event and shall expressly cover time periods when the Agent, any of the Issuing Banks or any of the Lenders may have come into possession or control of any of the Borrower's or the Borrower's Subsidiaries' Property.

         14.10. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of the Agent, any Lender or any Issuing Bank in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

         14.11. Marshalling; Payments Set Aside. None of the Agent, any Lender or any Issuing Bank shall be under any obligation to marshall any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Agent, the Lenders or the Issuing Banks or any of such Persons receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         14.12. Severability. In case any provision in or obligation hereunder or under the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         14.13. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof or be given any substantive effect.

         14.14. GOVERNING LAW. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH INTERNAL LAW OF THE STATE OF NEW YORK.

         14.15. Limitation of Liability. No claim may be made by the Borrower, any Lender, any Issuing Bank, the Agent or any other Person against the Agent, any other Issuing Bank or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated hereby, or any act, omission or event occurring in connection therewith; and the Borrower, each Lender, each Issuing Bank and the Agent hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         14.16. Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders and the Issuing Banks. The rights hereunder and the interest herein of any Guarantor or the Borrower may not be assigned without the written consent of all Lenders. Any attempted assignment without such written consent shall be void.

         14.17. Certain Consents and Waivers.

         (A) PERSONAL JURISDICTION. (I) EACH OF THE AGENT, THE LENDERS, THE ISSUING BANKS, EACH GUARANTOR AND THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH

FEDERAL COURT. EACH OF THE GUARANTORS AND THE BORROWER IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS RESPECTIVE PROCESS AGENT (THE "PROCESS AGENT") FOR SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH OF THE AGENT, THE LENDERS, THE ISSUING BANKS, THE GUARANTORS AND THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE GUARANTORS AND THE BORROWER WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

         (II) EACH OF THE GUARANTORS AND THE BORROWER AGREES THAT THE AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST SUCH GUARANTOR, THE BORROWER OR THEIR RESPECTIVE PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE AGENT, THE ISSUING BANKS AND THE LENDERS TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE AGENT, ANY ISSUING BANK OR ANY LENDER. EACH OF THE GUARANTORS AND THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT, ANY ISSUING BANK OR ANY LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

         (B) SERVICE OF PROCESS. EACH OF THE GUARANTORS AND THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT OR THE BORROWER'S AND/OR SUCH GUARANTOR'S NOTICE ADDRESS SPECIFIED PURSUANT TO SECTION 14.08, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) DAYS AFTER SUCH MAILING. EACH OF THE GUARANTORS AND THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT TO BRING PROCEEDINGS AGAINST THE BORROWER AND/OR ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

         (C) WAIVER OF JURY TRIAL. EACH OF THE AGENT, THE ISSUING BANKS, THE LENDERS, THE GUARANTORS AND THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

         14.18. Counterparts; Effectiveness; Inconsistencies. This Agreement and any amendments, waivers, consents, or supple- ments hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions hereof are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

         14.19. Limitation on Agreements. All agreements between the Borrower, the Agent, each Lender and each Issuing Bank in the Loan Documents are hereby expressly limited so that in no event shall any of the Loans or other amounts payable by the Borrower under any of the Loan Documents be directly or indirectly secured (within the meaning of Regulation U) by Margin Stock.

         14.20. Confidentiality. Subject to Section 14.01(e), the Lenders and the Issuing Banks shall hold all nonpublic information obtained pursuant to the requirements hereof and identified as such by the Borrower in accordance with such Lender's or such Issuing Bank's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking or other business practices and in any event may make disclosure reasonably required by a bona fide offeree or assignee (or participant) in connection with the contemplated assignment, transfer (or participation), or as required or requested by any Governmental Authority or representative thereof, or pursuant to legal process, or to its accountants, lawyers and other advisors, and shall require any such offeree or assignee (or participant) to agree (and require any of its offerees, assignees or participants to agree) to comply with this Section 14.20. In no event shall any Lender or any Issuing Bank be obligated or required to return any materials furnished by the Borrower; provided, however, each offeree shall be required to agree that if it does not become a assignee (or participant) it shall return all materials furnished to it by the Borrower in connection herewith.

         14.21. Entire Agreement. This Agreement, taken together with all of the other Loan Documents embodies the entire agreement and understanding among the parties hereto and supersedes the commitment letter dated March 27, 1996 from Citicorp and Citicorp Securities, Inc. and accepted and agreed to by the Borrower (but excluding the Letter Agreement which is incorporated therein by reference) and all prior agreements and understandings, written and oral, relating to the subject matter hereof.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

                                         IMO INDUSTRIES INC.

                                         By /s/ R.A. Derr II
                                            ------------------------------------
                                            Name:  R.A. Derr II
                                            Title:  Vice President and Treasurer

                                         Notice Address:

                                            Imo Industries Inc.

                                            Princeton Pike Corporate Center
                                            1009 Lenox Dr., Building Four West
                                            P.O. Box 6550
                                            Lawrenceville, New Jersey 08648-0550
                                            Attn:  Thomas J. Bird
                                            Telecopier No. (609) 896-7633
                                            Confirmation No. (609) 896-7600

                                         with a copy to:

                                            Weil, Gotshal & Manges
                                            767 Fifth Avenue
                                            New York, New York  10153
                                            Attn:  Ronald F. Daitz, Esq.
                                            Telecopier No. (212) 310-8007
                                            Confirmation No. (212) 310-8000

                                         VARO INC.

                                         By /s/ R.A. Derr II
                                            ------------------------------------
                                            Name:  R.A. Derr II
                                            Title:  Vice President and Treasurer

                                         Notice Address:

                                            Varo Inc.
                                            Princeton Pike Corporate Center
                                            1009 Lenox Dr., Building Four West
                                            P.O. Box 6550
                                            Lawrenceville, New Jersey 08648-0550
                                            Attn:  Thomas J. Bird
                                            Telecopier No. (609) 896-7633
                                            Confirmation No. (609) 896-7600

                                         WARREN PUMPS INC.

                                         By /s/ T.J. Bird
                                            ------------------------------------
                                            Name:  T.J. Bird
                                            Title:  Executive Vice President

                                         Notice Address:

                                            Warren Pumps Inc.
                                            Princeton Pike Corporate Center
                                            1009 Lenox Dr., Building Four West
                                            P.O. Box 6550
                                            Lawrenceville, New Jersey 08648-0550
                                            Attn:  Thomas J. Bird
                                            Telecopier No. (609) 896-7633
                                            Confirmation No. (609) 896-7600

                                         CITICORP USA, INC.
                                            as Agent, as Collateral Agent and as
                                            a Lender and as an Issuing Bank

                                         By /s/ Timothy L. Freeman
                                            ------------------------------------
                                            Name:  Timothy L. Freeman
                                            Title:  Attorney-in-Fact

                                         CITIBANK, N.A.
                                            as an Issuing Bank

                                         By /s/ Timothy L. Freeman
                                            ------------------------------------
                                            Name:  Timothy L. Freeman
                                            Title:  Attorney-in-Fact

                                         Notice Address for both Citicorp USA,
                                         Inc. and Citibank, N.A.:

                                            399 Park Avenue
                                            New York, New York  10043
                                            Attn:  Imo Industries Inc. Loan
                                                     Officer
                                            Telecopier No. (212) 793-1290
                                            Confirmation No. (212) 559-4659

                                         with a copy to:

                                            Sidley & Austin
                                            875 Third Avenue
                                            New York, New York  10022
                                            Attn:  Daniel S. Dokos, Esq.
                                            Telecopier No.  (212) 906-2021
                                            Confirmation No. (212) 906-2000

                                         SANWA BUSINESS CREDIT CORPORATION

                                         By /s/ Peter L. Skavla
                                            ------------------------------------
                                            Name: Peter L. Skavla
                                            Title: Vice President

                                         Notice Address:

                                         Sanwa Business Credit Corporation
                                         500 Glenpointe Centre West
                                         Teaneck, NJ  07666-6802
                                         Attn:  Peter Skavla, Vice President
                                         Telecopier No. (201) 836-4744
                                         Confirmation No. (201) 836-4006

                                         BHF-BANK AKTIENGESELLSCHAFT

                                         By /s/ David Fraenkel
                                            ------------------------------------
                                            Name: David Fraenkel
                                            Title: Vice President

                                         By /s/ Linda Pace
                                            ------------------------------------
                                            Name: Linda Pace
                                            Title: Assistant Vice President

                                         Notice Address:

                                            BHF-Bank Aktiengesellschaft
                                            590 Madison Avenue
                                            New York, NY  10022-2540
                                            Attn:  Linda Pace
                                            Telecopier No. (212) 756-5536
                                            Confirmation No. (212) 756-5915

                                         LEHMAN COMMERCIAL PAPER INC.

                                         By /s/ Dennis J. Dee
                                            ------------------------------------
                                            Name:  Dennis J. Dee
                                            Title:  Authorized Signatory

                                         Notice Address:

                                            Lehman Commercial Paper Inc.
                                            3 World Financial Center, 10th Floor
                                            New York, New York  10285-0800
                                            Attn:  Michele Swanson
                                            Telecopier No. (212) 528-0819
                                            Confirmation No. (212) 526-0330

                                         THE NIPPON CREDIT BANK LTD.,
                                              NEW YORK BRANCH

                                         By /s/ Barry S. Fein
                                            ------------------------------------
                                            Name:  Barry S. Fein
                                            Title:  Assistant Vice President

                                         Notice Address:

                                            The Nippon Credit Bank Ltd.,
                                               New York Branch
                                            245 Park Avenue, 30th Floor
                                            New York, New York  10167
                                            Attn:  Barry S. Fein
                                            Telecopier No. (212) 490-3895
                                            Confirmation No. (212) 984-1261

                                         COMPAGNIE FINANCIERE DE CIC ET DE
                                            L'UNION EUROPEENNE

                                         By /s/ Brian O'Leary
                                            ------------------------------------
                                            Name: Brian O'Leary
                                            Title: Vice President

                                         By /s/ Sean Mounier
                                            ------------------------------------
                                            Name: Sean Mounier
                                            Title: First Vice President

                                         Notice Address:

                                         Compagnie Financiere de CIC et de
                                            L'Union Europeenne
                                         520 Madison Avenue, 37th floor
                                         New York, New York  10022
                                         Attn:   Brian O'Leary
                                         Telecopier No. (212) 715-4535
                                         Confirmation No. (212) 715-4422

                                         FIRST SOURCE FINANCIAL LLP

                                            By FIRST SOURCE FINANCIAL, INC. as
                                                 its Agent/Manager

                                               By /s/ Gary L. Francis
                                                  ------------------------------
                                                  Name: Gary L. Francis
                                                  Title: Senior Vice President

                                         Notice Address:

                                            First Source Financial LLP
                                            2850 West Golf Road, 5th Floor
                                            Rolling Meadows, IL  60008
                                            Attn:  Maureen Ault
                                            Telecopier No. (847) 734-7910
                                            Confirmation No. (847) 734-2041

                                         THE FIRST NATIONAL BANK OF BOSTON
                                              as a Lender and as an Issuing Bank

                                         By /s/ Maura Wadlinger
                                            ------------------------------------
                                            Name: Maura Wadlinger
                                            Title: Vice President

                                         Notice Address:

                                            The First National Bank of Boston
                                            100 Federal Street
                                            Boston, MA  02110
                                            Attn:  Nancy Fuller
                                            Telecopier No. (617) 434-6685
                                            Confirmation No. (617) 434-5310

                                        TRANSAMERICA BUSINESS CREDIT CORPORATION

                                        By  /s/ Perry Vavoules
                                            ------------------------------------
                                            Name: Perry Vavoules
                                            Title: Vice President

                                        Notice Address:

                                            Transamerica Business Credit
                                               Corporation
                                            555 Theodore Fremd Avenue C-301
                                            Rye, New York  10580
                                            Attn:  Peter F. Crispino
                                            Telecopier No. (914) 921-0110
                                            Confirmation No. (914) 925-7230

                                         PEARL STREET L.P.

                                         By /s/ Stephen P. Hickey
                                            ------------------------------------
                                            Name: Stephen P. Hickey
                                            Title: Authorized Signer

                                         Notice Address:

                                            Pearl Street L.P.
                                            c/o Goldman Sachs & Co.
                                            85 Broad Street, 26th Floor
                                            New York, New York  10004
                                            Attn:  Nancy Unrath
                                            Telecopier No. (212) 902-3757
                                            Confirmation No. (212) 902-4425

                                         THE CHASE MANHATTAN BANK, N.A.
                                            as a Lender and as an Issuing Bank

                                         By /s/ Michael Evans
                                            ------------------------------------
                                            Name: Michael Evans
                                            Title: Vice President

                                         Notice Address:

                                            The Chase Manhattan Bank, N.A.
                                            c/o Chase National Corporate
                                            Services, Inc.
                                            777 Terrace Avenue, 3rd Floor
                                            Hasbrouck Heights, NJ  07604
                                            Attn:  Peter M. Fitzsimmons
                                            Telecopier No. (201) 288-8231
                                            Confirmation No. (201) 393-7270

                                         ING CAPITAL ADVISORS, INC., as Agent
                                            for Bank Syndication Account

                                         By /s/ Kathleen A. Lenarcic
                                            ------------------------------------
                                            Name: Kathleen A. Lenarcic
                                            Title:  Vice President & Portfolio
                                                      Manager

                                         Notice Address:

                                            ING Capital Advisors, Inc.
                                            333 South Grand Avenue
                                            Suite 400
                                            Los Angeles, CA  90071
                                            Attn: Kathy Lenarcic, Vice President
                                                    & Portfolio Manager
                                            Telecopier No. (213) 626-6552
                                            Confirmation No. (213) 621-9063

                                        PPM AMERICA, INC.

                                        By: PPM AMERICA, INC., as attorney-in-
                                               fact, on behalf of Jackson
                                               National Life Insurance Company

                                            By /s/ Michael DiRe
                                               ---------------------------------
                                               Name: Michael DiRe
                                               Title: Vice President

                                        Notice Address:

                                            PPM America, Inc.
                                            225 West Wacker Drive, Suite 1200
                                            Chicago, IL  60606-1228
                                            Attn:  Private Placements - Michael
                                                      DiRe or Guy Petrelli
                                            Telecopier No. (312) 634-0054
                                            Confirmation No. (312) 634-2509/2561